EXHIBIT 2


                        AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                                   UST CORP.,


                          A MASSACHUSETTS CORPORATION,



                           FIRESTONE FINANCIAL CORP.,


                          A MASSACHUSETTS CORPORATION,

                                AND EACH OF THE
                              STOCKHOLDERS LISTED
                              ON SCHEDULE 1 HERETO





                          DATED AS OF AUGUST 12, 1997

                      AGREEMENT AND PLAN OF REORGANIZATION


                               TABLE OF CONTENTS


ARTICLE I:          DEFINITIONS..........................................1


ARTICLE II:         THE ACQUISITION MERGER...............................9


ARTICLE III:        REPRESENTATIONS AND WARRANTIES OF BUYER..............9

   Section 3.01     Corporate Organization...............................9
   Section 3.02     Capitalization......................................10
   Section 3.03     Authority; No Violation.............................12
   Section 3.04     Consents and Approvals..............................13
   Section 3.05     Financial Statements................................14
   Section 3.06     Absence of Undisclosed Liabilities..................14
   Section 3.07     Absence of Certain Changes or Events................15
   Section 3.08     Legal Proceedings...................................15
   Section 3.09     Broker's Fees.......................................15
   Section 3.10     Compliance with Applicable Laws.....................15
   Section 3.11     Reports.............................................16
   Section 3.12     Buyer Common Stock..................................16
   Section 3.13     No Intention to Liquidate...........................17
   Section 3.14     Buyer Information...................................17
   Section 3.15     Disclosure..........................................17
   Section 3.16     Ownership of Seller Common Stock....................17


ARTICLE IV:           REPRESENTATIONS AND WARRANTIES OF
                      SELLER AND STOCKHOLDERS...........................17

   Section 4.01     Corporate Organization..............................17
   Section 4.02     Capitalization......................................18
   Section 4.03     Authority; No Violation.............................20
   Section 4.04     Consents and Approvals..............................21
   Section 4.05     Financial Statements................................21
   Section 4.06     Absence of Undisclosed Liabilities..................22
   Section 4.07     Broker's Fees.......................................22
   Section 4.08     Absence of Certain Changes or Events................22

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   Section 4.09     Legal Proceedings...................................22
   Section 4.10     Taxes and Tax Returns...............................23
   Section 4.11     Employees...........................................24
   Section 4.12     Agreements with Governmental Authorities............26
   Section 4.13     Material Agreements.................................26
   Section 4.14     Ownership of Real Property and Assets; Leases.......26
   Section 4.15     Reports.............................................27
   Section 4.16     Compliance with Applicable Laws.....................27
   Section 4.17     Chapters 110D and 110F Not Applicable...............28
   Section 4.18     Insurance...........................................28
   Section 4.19     Labor...............................................28
   Section 4.20     Material Interests of Certain Persons...............28
   Section 4.21     Absence of Registration Obligations.................29
   Section 4.22     Loans...............................................29
   Section 4.23     Seller Information..................................29
   Section 4.24     Disclosure..........................................29
   Section 4.25     Seller Advisory Board Members.......................30
   Section 4.26     Individual Representations and Covenants of Seller
                    Stockholders .......................................30
   Section 4.27     Financing...........................................31
   Section 4.28     Year 2000...........................................31
   Section 4.29     Seller's Representation Regarding Tax-Free
                    Reorganization Treatment............................31
   Section 4.3      Seller Stockholders' Representation Regarding
   Tax-Free         Reorganization Treatment............................32

ARTICLE V:            COVENANTS OF THE PARTIES..........................32

   Section 5.01     Conduct of the Business of Seller...................32
   Section 5.02     Access to Properties and Records; Confidentiality...36
   Section 5.03     No Solicitation.....................................39
   Section 5.04     Consents............................................39
   Section 5.05     Further Assurances..................................39
   Section 5.06     Seller Disclosure Supplements.......................40
   Section 5.07     Public Announcements................................40
   Section 5.08     Post-Closing Governance.............................40
   Section 5.09     Tax-Free Reorganization Treatment...................41
   Section 5.10     Employment and Benefit Matters......................41
   Section 5.11     Maintenance of Records..............................41
   Section 5.12     Leases..............................................42
   Section 5.13     Registration of Buyer Common Stock..................42
   Section 5.14     Agreements of Affiliates............................46
   Section 5.15     Employment Agreements; Protection Agreements;
                       Non-Competition Agreement........................46


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   Section 5.16     Exchange Act Reporting..............................47
   Section 5.17     Stockholder Contribution Rights.....................47


ARTICLE VI:           CLOSING CONDITIONS................................47

   Section 6.01     Conditions to Each Party's Obligations..............47
   Section 6.02     Conditions to the Obligations of Buyer..............48
   Section 6.03     Conditions to the Obligations of Seller.............50


ARTICLE VII:          CLOSING...........................................52

   Section 7.01     Time and Place......................................52
   Section 7.02     Deliveries at the Closing...........................52


ARTICLE VIII:         TERMINATION, AMENDMENT AND WAIVER.................52

   Section 8.01     Termination.........................................52
   Section 8.02     Effect of Termination...............................55
   Section 8.03     Amendment, Extension and Waiver.....................55


ARTICLE IX:           INDEMNIFICATION...................................55

   Section 9.01     Claim Period; Survival Period.......................55
   Section 9.02     Terms of Indemnification............................56
   Section 9.03     Procedures..........................................56
   Section 9.04     Damages.............................................57
   Section 9.05     Maximum Indemnification; Minimum Claims; Exception..58


ARTICLE X:            MISCELLANEOUS.....................................58

   Section 10.01    Expenses............................................58
   Section 10.02    Notices.............................................59
   Section 10.03    Parties in Interest.................................60
   Section 10.04    Complete Agreement..................................60
   Section 10.05    Counterparts........................................60
   Section 10.06    Governing Law.......................................60
   Section 10.07    Captions............................................60
   Section 10.08    Effect of Investigations............................60
   Section 10.09    Severability........................................60

   Section 10.10    Survival of Representations, Warranties and
                       Covenants........................................61
   Section 10.11    Specific Enforceability.............................61
   Section 10.12    Alternative Structure...............................61


Schedules:

Schedule 1:         Stockholders
Schedule 8.01(e):   Index Companies


Seller Disclosure Schedule:

   Section 4.01(a)  Foreign Qualification
   Section 4.01 (b) Subsidiaries and Equity Investments
   Section 4.02(a)  Stockholders and Stock Commitments
   Section 4.04     Consents and Approvals
   Section 4.06     Undisclosed Liabilities
   Section 4.08     Certain Changes or Events
   Section 4.09(a)  Pending or Threatened Proceedings
   Section 4.09(b)  Customer Pending or Threatened Proceedings
   Section 4.09(c)  Deal Proceedings
   Section 4.11(a)  Seller Plans
   Section 4.13     Material Agreements
   Section 4.14(a)  Real Property Owned
   Section 4.14(b)  Real Property Leased or Operated
   Section 4.22     Loans Serviced by Third Parties
   Section 4.25     Seller Advisory Board Members
   Section 4.27     Financing Arrangements
   Section 5.01     Employee Benefit changes


Buyer Disclosure Schedule:

   Section 3.02(a)  Stock Commitments
   Section 3.02(c)  Significant Subsidiaries


Exhibits:

Exhibit A:      Agreement and Plan of Merger
Exhibit B-1:    Form of Buyer Affiliates Agreement
Exhibit B-2:    Form of Seller Affiliates Agreement
Exhibit C:      Form of Employment Agreement

Exhibit D:      Form of Protection Agreement
Exhibit E:      Form of Non-Competition Agreement
Exhibit F:      Form of Palmer & Dodge LLP Legal Opinion
Exhibit G:      Form of Bingham, Dana & Gould LLP

               AGREEMENT AND PLAN OF REORGANIZATION



     AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of August 12, 1997, by and among UST CORP., a Massachusetts corporation ("Buyer"), FIRESTONE FINANCIAL CORP., a Massachusetts corporation ("Seller"), and each of the individuals and entities listed on Schedule 1 hereto, each in their capacity as a stockholder of Seller (each a "Stockholder", and collectively, the "Stockholders").

     The Boards of Directors of Buyer and Seller deem it advisable and in the best interests of their respective Stockholders to consummate, and have approved, and the Stockholders of Seller have likewise unanimously approved, the business combination transactions provided for herein.

     In consideration of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

     "Acquisition Merger" shall mean the merger of Acquisition Subsidiary with and into Seller, the result of which shall be the direct acquisition by Buyer of all of the issued and then outstanding shares of Seller Common Stock at the Effective Time.

     "Acquisition Subsidiary" shall mean that certain business corporation that has been or shall be organized as a direct wholly-owned subsidiary of Buyer under the laws of the Commonwealth of Massachusetts for the purpose of merging with Seller pursuant to the terms of the Plan of Merger.

     "Acquisition Transaction" shall have the meaning ascribed thereto in
Section 5.03 hereof.

     "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

     "Aggregate Deductible" shall have the meaning ascribed thereto in Section 9.05(b).

     "Agreement" shall mean this Agreement and Plan of Reorganization by and among Buyer, Seller and the Stockholders.


     "AMEX" shall mean the American Stock Exchange.

     "Bank" shall mean USTrust, the wholly owned banking subsidiary of Buyer.

     "Bank Common Stock" shall mean the 200,000 authorized shares of common stock of the Bank, par value $47.50 per share, of the Bank.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "Buyer" shall have the meaning ascribed thereto in the preamble to this Agreement.

     "Buyer Affiliates" shall have the meaning ascribed thereto in Section 5.14(b) hereof.

     "Buyer Affiliates Agreement" shall mean the form of written agreement to be executed and delivered to the Seller prior to the Effective Time by the Buyer Affiliates, substantially in the form attached hereto as Exhibit B-1.

     "Buyer Balance Sheet" shall have the meaning ascribed thereto in Section
3.05 hereof.

     "Buyer Common Stock" shall have the meaning ascribed thereto in Section 3.02(a) hereof.

     "Buyer Disclosure Schedule" shall have the meaning ascribed thereto in
Section 3.02(a).

     "Buyer Preferred Stock" shall have the meaning ascribed thereto in Section 3.02(a) hereof.

     "Buyer Reports" shall have the meaning ascribed thereto in Section 3.11 hereof.

     "Buyer Rights" shall have the meaning ascribed thereto in Section 3.02(a) hereof.

     "Buyer Rights Agreement" shall mean that certain Rights Agreement which was adopted by the Buyer on September 19, 1995.

     "Canadian Comfort Letter" shall have the meaning ascribed thereto in
Section 6.02(i) hereof.

     "Canadian Consent" shall have the meaning ascribed thereto in Section 6.02(i) hereof.

     "Cap" shall have the meaning ascribed thereto in Section 9.02(a) hereof.

     "Closing" shall mean the consummation of the Acquisition Merger.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Closing Price" shall have the meaning ascribed thereto in Section 8.01(e) hereof.

     "CMP" shall have the meaning ascribed thereto in Section 3.10 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Companies" shall have the meaning ascribed thereto in Section 4.10(a) hereof.

     "Confidential Information" shall have the meaning ascribed thereto in
Section 5.02(b) hereof.

     "Confidentiality Agreement" shall mean that certain letter agreement pertaining to the disclosure of certain Confidential Information by Seller to Buyer dated May 16, 1997.

     "Conversion Number" shall have the meaning ascribed thereto in Section 2.01(b) of the Plan of Merger.

     "Damages" shall have the meaning ascribed thereto in Section 9.05 hereof.

     "Determination Period" shall have the meaning ascribed thereto in Section 8.01(e) hereof.

     "DOJ" shall mean the Antitrust Division of the Department of Justice.

     "Effective Time" shall mean the date and time at which the Acquisition Merger has become effective pursuant to the applicable laws of The Commonwealth of Massachusetts.

     "Employment Agreements" shall mean those certain Employment Agreements to be entered into by and among Seller, Buyer and each of Michael A. Miller, David
S. Cohen, Michael A. Guidi and Edward S. Yaffe prior to the Closing Date, substantially in the form attached hereto as Exhibit C.

     "EPA" shall mean the United States Environmental Protection Agency.

     "Equity Investment" shall have the meaning set forth for such term as of the date hereof in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R. ss.362.2(k).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall have the meaning ascribed thereto in Section 3.05 hereof.

     "Exchange Agent" shall have the meaning ascribed thereto in Section 4.01 of the Plan of Merger.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Boston, as applicable.

     "Filed Tax Returns" shall mean, with respect to the Companies, all Tax Returns that have been or will required to be filed by any of the Companies on or prior to the date hereof.

     "Final Index Price" shall have the meaning ascribed thereto in Section 8.01(e) hereof.

     "FTC" shall mean the Federal Trade Commission.

     "GAAP" shall mean generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

     "Holder" shall have the same meaning as ascribed to the term "Stockholder" herein.

     "Index Companies" shall have the meaning ascribed thereto in Section 8.01(e) hereof.

     "Initial Index Price" shall have the meaning ascribed thereto in Section 8.01(e) hereof.

     "Injunction" shall have the meaning ascribed thereto in Section 6.01(c) hereof.

     "IRS" shall mean the United States Internal Revenue Service.

     "Loan" shall have the meaning ascribed thereto in Section 4.22 hereof.

     "Material Adverse Effect" shall mean, with respect to Buyer or Seller, a material adverse effect on the assets, properties, liabilities, business, operations, results of operations, financial condition or prospects of Buyer or Seller, as the case may be, and its subsidiaries, taken as a whole.

     "MBCL" shall mean the Massachusetts Business Corporation Law.

     "Minister" shall have the meaning ascribed thereto in Section 6.02(i) hereof.

     "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation system.

     "Non-Competition Agreement" shall mean that certain Non-Competition Agreement to be entered into by and between Buyer, Seller and Robert D. Fanger prior to the Closing Date, substantially in the form attached hereto as Exhibit E.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "OSFI" shall have the meaning ascribed thereto in Section 6.02(i) hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Person" shall mean any individual, general partnership, limited partnership, corporation business trust, joint stock company, joint venture, trust, estate, business trust, limited liability company, limited liability partnership, unincorporated association, cooperative or association and, where the context so permits, the heirs, executors, administrators, legal representatives, successors and assigns of such Person.

     "Plan of Merger" shall mean that certain Agreement and Plan of Merger to be entered into by and among Seller and Acquisition Subsidiary at or prior to the Effective Time, substantially in the form attached hereto as Exhibit A.

     "Pooling Restriction Expiration Date" means the date on which the post Closing Date restrictions on sales and other transfers of Registrable Securities by affiliates arising under SEC Accounting Releases 130 and 135 shall have expired.

     "Protection Agreements" shall mean those certain Protection Agreements to be entered into by and between Buyer, Seller and each of Bruce A. Miller, Joan
G. Corbett and Scott A. Cooper prior to the Closing Date, substantially in the form attached hereto as Exhibit D.

     "Records" means all records and original documents in Seller's possession which pertain to and are utilized by Seller to administer, reflect, monitor, evidence or record information respecting its business and operations, including but not limited to all records and documents relating to (i) corporate, regulatory, supervisory and litigation matters, (ii) tax planning and payment of taxes, (iii) personnel and employment matters, and (iv) the business or conduct of the business of Seller.

     "Registrable Securities" means shares of Buyer Common Stock issued to Holder on the Closing Date pursuant to this Agreement.

     "Registration Expenses" means all expenses incident to Buyer's performance of or compliance with Section 5.13 hereof, including without limitation all registration, qualification, listing and filing fees applicable to any sale of Registrable Securities (including without limitation fees relating to registration or qualification under the "blue sky" or securities laws of any jurisdiction designated by Holder), duplicating and printing expenses, messenger and delivery expenses and expenses associated with any communications with Holder required or permitted hereunder, including without limitation the cost of mailing such communications to Holder and also including the fees and disbursements of counsel and independent accountants of Buyer (but not of any separate counsel retained by Holder) and any internal costs of Buyer not specifically referred to above.

     "Representatives" shall have the meaning ascribed thereto in Section 5.02(b) hereof.

     "Requisite Regulatory Approvals" shall have the meaning ascribed thereto in Section 6.01(b) hereof.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Seller" shall have the meaning ascribed thereto in the preamble to this Agreement and, in addition, shall mean throughout this Agreement, unless the context contemplates otherwise, the Seller and each of its subsidiaries, considered separately and on a consolidated basis with the parent corporation.

     "Seller Advisory Board" shall mean the advisory board established by the Board of Directors of Seller in 1994.

     "Seller Affiliates" shall have the meaning ascribed thereto in Section
5.14 hereof.

     "Seller Affiliates Agreement" shall mean the form of written agreement to be executed and delivered to the Buyer prior to the Effective Time by the Seller Affiliates, substantially in the form attached hereto as Exhibit B-2.

     "Seller Balance Sheet" shall have the meaning ascribed thereto in Section
4.05 hereof.

     "Seller Benefit Plans" shall have the meaning ascribed thereto in Section 4.11(a) hereof.

     "Seller Buy-Sell Agreement" shall mean that certain Buy-Sell Agreement, dated February 4, 1994, by and between the Seller and each of the stockholders of the Seller.

     "Seller Canadian Sub" shall mean Firestone Financial Canada, Ltd., an Ontario Corporation and a wholly owned subsidiary of Seller.

     "Seller Common Stock" shall have the meaning ascribed thereto in Section 4.02(a) hereof.

     "Seller Disclosure Schedule" shall have the meaning ascribed thereto in the preamble to Article IV hereof.

     "Seller Employee" shall have the meaning ascribed thereto in Section 5.10 hereof.

     "Seller Headquarters Lease" shall mean that certain Second Amendment to Lease dated October 31, 1995, by and between the Seller and Glen Avenue Associates for the real property located at Suite 201 and 202, 38 Glen Avenue, Newton Centre, Massachusetts.

     "Seller Other Plans" shall have the meaning ascribed thereto in Section 4.11(a) hereof.

     "Seller Pension Plans" shall have the meaning ascribed thereto in Section 4.11(a) hereof.

     "Seller Reports" shall have the meaning ascribed thereto in Section 4.15 hereof.

     "Significant Subsidiary" shall mean, when used in reference to a party, any "significant subsidiary" of such party as such term is defined in Regulation S-X of the SEC, and with respect to the Seller, the term "Significant Subsidiary" shall also include the Seller Canadian Sub.

     "Stockholder" or "Stockholders" shall have the meaning ascribed thereto in the preamble of this Agreement.

     "subsidiaries" shall mean, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

     "Tax" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing.

     "Tax Return" means any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.


     "Termination Date" shall have the meaning ascribed thereto in Section 8.01(b) hereof.

     "Transaction Documents" shall mean this Agreement, the Plan of Merger, the Confidentiality Agreement, the Employment Agreements, the Protection Agreements and the Non-Competition Agreement and each other agreement, document or instrument executed in connection herewith or therewith.

     "Transferred Employee" shall have the meaning ascribed thereto in Section
5.10 hereof.

     "Weighted Average" shall have the meaning ascribed thereto in Section 8.01(e) hereof.

     "Year 2000 Problem" shall have the meaning ascribed thereto in Section
4.28 hereof.

                                   ARTICLE II

                             THE ACQUISITION MERGER

     Subject to the terms and conditions of this Agreement and the Plan of Merger, Acquisition Subsidiary will merge with and into Seller, with Seller being the surviving corporation, pursuant to the provisions of, and with the effect provided in the MBCL. The Plan of Merger provides for the terms and conditions of the Acquisition Merger, including but not limited to the conversion and exchange of Seller Common Stock for Buyer Common Stock, all of which are incorporated herein and made a part of this Agreement by this reference whether or not the Plan of Merger is executed on or subsequent to the date hereof.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Except as described in the disclosure schedule which has been delivered by Buyer to Seller (the "Buyer Disclosure Schedule"), Buyer hereby represents and warrants to Seller as follows:

     3.01 Corporate Organization.

           (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. Buyer has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not result in, with respect to Buyer, a Material Adverse Effect. The Buyer is a bank holding company registered with the Federal Reserve Board under the BHCA.

            (b) Acquisition Subsidiary is or will be a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. From the date of its incorporation to the Closing Date, Acquisition Subsidiary shall not engage in any material activities other than in connection with or as contemplated by this Agreement. Acquisition Subsidiary has been or will be formed solely for the purpose of effectuating the Acquisition Merger.

            (c) Each Significant Subsidiary of the Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary of Buyer has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would neither individually nor in the aggregate, result in, with respect to Buyer, any Material Adverse Effect.

     3.02  Capitalization.

            (a) The authorized capital stock of the Buyer consists of 45,000,000 shares of common stock, par value $0.625 per share ("Buyer Common Stock"), and 4,000,000 shares of preferred stock, par value $1.00 per share ("Buyer Preferred Stock"). As of the close of business on July 30, 1997, there were 28,484,793 shares of Buyer Common Stock and no shares of Buyer Preferred Stock issued and outstanding. In addition, as of the close of business on July 30, 1997, there were 1,415,540 shares of Buyer Common Stock reserved for issuance upon exercise of outstanding stock options. All issued and outstanding shares of Buyer Common Stock and Buyer Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for rights ("Buyer Rights") issuable in accordance with the Buyer Rights Agreement upon the issuance of Buyer Common Stock as permitted under this Agreement or as referred to in this Section 3.02 or reflected in Section 3.02(a) of the Buyer Disclosure Schedule, the Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for the Buyer to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Buyer Common Stock or Buyer Preferred Stock or any other equity security of the Buyer or any subsidiary of the Buyer or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Buyer Common Stock or Buyer Preferred Stock or any other equity security of the Buyer or any subsidiary of the Buyer or obligating the Buyer to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or agreements. As of the date hereof there are no outstanding contractual obligations of the Buyer to repurchase, redeem or otherwise acquire any shares of capital stock of the Buyer or any subsidiary of the Buyer, and the Buyer has no present intention of doing so.

            (b) The authorized capital stock of Acquisition Subsidiary consists of or shall consist of 100 shares of common stock, $0.01 par value per share, all of which have been or will be issued to Buyer. Upon such issuance, all such shares were or will be duly authorized and validly issued, fully paid and nonassessable.

            (c) Section 3.02(c) of the Buyer Disclosure Schedule lists each of the Significant Subsidiaries of the Buyer on the date of this Agreement and indicates for each such subsidiary as of such date: (i) the percentage and type of equity securities owned or controlled by the Buyer; (ii) the jurisdiction of incorporation; and (iii) if the subsidiary is a depository institution, whether it is a member of the Federal Reserve System. Each of the subsidiaries of the Buyer that is a depository institution is an "insured depository institution" as defined in the FDIA and applicable regulations thereunder, and the deposits of each such depository institution are insured by the Bank Insurance Fund of the FDIC in accordance with the FDIA, and each such depository institution has paid all assessments and filed all reports required by the FDIA. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the knowledge of the Buyer, threatened. No subsidiary of the Buyer has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for a subsidiary of the Buyer to issue deliver or sell, or cause to be issued, delivered or sold any equity security of the Buyer or of any subsidiary of the Buyer or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a subsidiary of the Buyer to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of any subsidiary of the Buyer to repurchase, redeem or otherwise acquire any shares of capital stock of the Buyer or any subsidiary of the Buyer. Except as may be provided under applicable law in the case of any subsidiary of the Buyer that is a bank, all of the shares of capital stock of each of the subsidiaries of the Buyer held by the Buyer are fully paid and nonassessable and are owned by the Buyer free and clear of any claim, lien, encumbrance or agreement with respect thereto.

     3.03  Authority; No Violation.

            (a) Buyer has full corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. Acquisition Subsidiary has or will have full corporate power and authority to execute and deliver the Plan of Merger and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Buyer. The execution and delivery of the Plan of Merger and the consummation of the transactions contemplated thereby have been or will be duly and validly approved by Buyer, as sole stockholder of Acquisition Subsidiary, and by the Board of Directors of Acquisition Subsidiary. No other corporate proceedings on the part of Buyer or Acquisition Subsidiary are necessary to consummate the transactions contemplated by any of the Transaction Documents to which either is a party. This Agreement has been, and the Plan of Merger and the other Transaction Documents to be executed by the Buyer will be, duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller) constitute (or, in the case of the Plan of Merger or such other Transaction Documents, will constitute at Closing) the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies. The Plan of Merger will be duly and validly executed and delivered by Acquisition Subsidiary and (assuming due authorization, execution and delivery by Seller) will constitute at closing the valid and binding obligation of Acquisition Subsidiary, enforceable against Acquisition Subsidiary in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

            (b) Neither the execution and delivery by Buyer and Acquisition Subsidiary of any of the Transaction Documents to which either is a party, respectively, nor the consummation by Buyer and Acquisition Subsidiary of the transactions contemplated hereby and thereby, nor compliance by Buyer and Acquisition Subsidiary with any of the terms or provisions hereof or thereof, will (i) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its subsidiaries or any of their respective properties or assets, or, (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Buyer or any of its subsidiaries under, any of the terms, conditions or provisions of (x) the Articles of Organization, or other charter document of like nature or By-laws of Buyer, or such Buyer subsidiary, as the case may be, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its subsidiaries is a party thereto as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected.

     3.04 Consents and Approvals. Except for consents, waivers or approvals of, notices to or filings or registrations with, the Federal Reserve Board, the FTC, the DOJ, the SEC, certain state "Blue Sky" or securities commissioners, the Secretary of State of The Commonwealth of Massachusetts under the MBCL, NASDAQ, and the stockholders of Seller, no consents, waivers or approvals of, notices to or filings with any public body or authority are necessary, and no consents or approvals of any third parties (which term does not include the Board of Directors of Buyer or Acquisition Subsidiary) are necessary, in connection with (i) the execution and delivery by Buyer of the Transaction Documents, (ii) the execution and delivery by Acquisition Subsidiary of the Plan of Merger, or (iii) the consummation by Buyer and Acquisition Subsidiary, as the case may be, of the transactions contemplated by such the Transaction Documents, including the Acquisition Merger.

     3.05 Financial Statements. Buyer has made available to Seller copies of
(a) the consolidated balance sheets of Buyer and its subsidiaries as of December 31 for the fiscal years 1994 through 1996, inclusive, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in Buyer Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1994 through December 31, 1996 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Arthur Andersen LLP, independent accountants for Buyer,
(b) the unaudited consolidated balance sheet of Buyer and its subsidiaries as of March 31, 1997, the related unaudited consolidated statements of income and changes in stockholders' equity for the three (3) months ended March 31, 1997 and March 31, 1996 and the related unaudited consolidated statements of cash flows for the three (3) months ended March 31, 1997 and March 31, 1996, all as reported in Buyer's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed with the SEC under the Exchange Act and (c) the unaudited consolidated balance sheet of Buyer and its subsidiaries as of June 30, 1997, the related unaudited consolidated statements of income and changes in stockholders' equity for the three (3) months and six (6) months ended June 30, 1997 and June 30, 1996 and the related unaudited consolidated statements of changes in stockholders' investment for the three (3) months and six (6) months ended June 30, 1997 and June 30, 1996, all as reported in Buyers Second Quarter Report mailed to shareholders of Buyer for the quarter ended June 30, 1997. The December 31, 1996 consolidated balance sheet of Buyer (including the related notes, where applicable) (the "Buyer Balance Sheet") and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q and 10-K) to be filed by Buyer with the SEC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of Buyer and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of Buyer and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

     3.06 Absence of Undisclosed Liabilities. None of Buyer or any of its subsidiaries has any obligation or liability (contingent or otherwise) that is material on a consolidated basis to Buyer, or that when combined with all similar obligations or liabilities would be material on a consolidated basis to Buyer, except as disclosed or reflected in the Buyer Balance Sheet or any of the other financial statements of Buyer described in Section 3.05 above.

     3.07 Absence of Certain Changes or Events. Except as disclosed in Buyer's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 or in any Current Reports of Buyer on Form 8-K filed prior to the date of this Agreement, since December 31, 1996, Buyer and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices or as publicly disclosed by Buyer in any Current Reports of Buyer on Form 8-K, nor has there been any change in the assets, properties, liabilities, business, operations, results of operations or financial condition of Buyer or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

     3.08 Legal Proceedings. There is no suit, action or proceeding pending or, to the best knowledge of Buyer, threatened, against Buyer or any subsidiary of Buyer or challenging the validity or propriety of the transactions contemplated by this Agreement, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Buyer or otherwise materially adversely affect Buyer's ability to perform its obligations under this Agreement, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against Buyer or any subsidiary of Buyer having, or which insofar as reasonably can be foreseen, in the future could have, any such effect.

     3.09 Broker's Fees. Neither Buyer nor any of its officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for the fees incurred in connection with the engagement of Fox-Pitt, Kelton Inc. and for legal, accounting and other professional fees payable in connection with the Acquisition Merger. The Buyer will be responsible for the payment of such fees.

     3.10 Compliance With Applicable Laws. Each of the Buyer and each Significant Subsidiary thereof holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of the Buyer and each Significant Subsidiary thereof has complied with and is not in violation of or default in any respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Buyer or such Significant Subsidiary (other than where such default or noncompliance will not result in, or create the possibility of resulting in, a material limitation on the conduct of the business of the Buyer, will not cause, or create the possibility of causing, the Buyer or any Significant Subsidiary thereof to incur any financial penalty in excess of $20,000 (including but not limited to any civil money penalty or other monetary sanction under Section 8(i)(2) of the FDIA, 12 U.S.C. ss.1818(i)(2), or under any applicable state law ("CMPs")), and will not otherwise result, or create the possibility of resulting in any Material Adverse Effect on the Buyer or any Significant Subsidiary of the Buyer), and neither the Buyer nor any Significant Subsidiary of the Buyer has received any notice of any violation of any such law, statute, order, rule, regulation, policy or agreement, or the commencement of any proceeding in connection with any such violation (including but not limited to any hearing or investigation relating to the imposition or contemplated imposition of CMPs), and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result.

     3.11 Reports. Since January 1, 1994, Buyer and its subsidiaries have filed, and subsequent to the date hereof will file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (b) the Federal Reserve Board, (c) the FDIC and (d) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "Buyer Reports"), except where the failure to so file any Buyer Report will not result in, or create any reasonable probability of resulting in, a material limitation on the conduct of the business of Buyer, will not cause or create any reasonable probability of causing, Buyer to incur any material financial penalty and will not otherwise result, or create any reasonable probability of resulting, with respect to Buyer, in any Material Adverse Effect. As of their respective dates, the Buyer Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.12 Buyer Common Stock. The Buyer Common Stock to be issued pursuant to the Plan of Merger is duly authorized and, when issued, will be validly issued, fully paid and nonassessable and not subject to preemptive rights, with no personal liability attaching thereto. Buyer will have no contractual right, and has no current intention, to reacquire any of the Buyer Common Stock issued in connection with the Acquisition Merger.

     3.13 No Intention to Liquidate. Neither Buyer nor Acquisition Subsidiary have any current intention to liquidate Seller, merge Seller with or into another corporation, sell or otherwise dispose of the stock of Seller except the intention of Buyer to transfer the stock of the Seller to the Bank, upon receiving appropriate regulatory approvals, or other entities controlled by Buyer or cause Seller to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers of assets to corporations or other entities controlled by Buyer.

     3.14 Buyer Information. The information relating to Buyer and its subsidiaries to be contained in any documents filed with any governmental agency or authority in connection herewith, to the extent such information is provided in writing by Buyer, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

     3.15 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing furnished to Seller pursuant to the provisions hereof, to the best knowledge of Buyer, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. To the best knowledge of Buyer, all information material to Seller's interest in the Acquisition Merger or which is necessary to make Buyer's representations and warranties herein contained not misleading, has been disclosed to Seller.

     3.16 Ownership of Seller Common Stock. Neither the Buyer nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) (a) beneficially own, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Seller, which in the aggregate represent five percent (5%) or more of the outstanding shares of capital stock of the Seller entitled to vote generally in the election of directors.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS

     Except as described in the disclosure schedule which has been delivered by Seller to Buyer (the "Seller Disclosure Schedule"), Seller and each Stockholder hereby represent and warrant to Buyer as follows:

     4.01 Corporate Organization.

            (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. Seller has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not result in, with respect to Seller, any Material Adverse Effect. Section 4.01(a)(i) of the Seller Disclosure Schedule lists each of the jurisdictions in which Seller or any of its subsidiaries possesses any such foreign qualification or license and lists each license held in such jurisdiction. Seller lends money on the security of or leases gaming devices and equipment in each of the states listed in Section 4.01(a)(ii) of the Seller Disclosure Schedule. Seller is not required to be licensed in those states listed in Section 4.01(a)(ii) with respect to its business concerning gaming devices or equipment. Seller is licensed as a Sales Finance Company in Montana but is not required to be licensed as a commercial or sales finance company, lender or lessor in any other state.

            (b) Except as set forth in Section 4.01(b) of the Seller Disclosure Schedule, the Seller has no subsidiaries and no Equity Investments (other than its investments in such subsidiaries).

            (c) Each subsidiary of Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each subsidiary of Seller has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would, neither individually nor in the aggregate, result in, with respect to Seller, any Material Adverse Effect.

            (e) The minute books of Seller and its subsidiaries contain complete and accurate records of all meetings and other corporate actions authorized at such meetings held or taken since the date of Seller's incorporation by its stockholders and Board of Directors.

     4.02 Capitalization.

            (a) The authorized capital stock of Seller consists of 2,750,000 shares of common stock, par value $0.01 per share ("Seller Common

      Stock"). As of the date of this Agreement, there are 2,000,000 shares of Seller Common Stock issued and outstanding and no shares of Seller Common Stock held in Seller's treasury. All of the shares of Seller Common Stock that are issued and outstanding on the date hereof are held of record and beneficially by those stockholders listed on Section 4.02(a) of the Seller Disclosure Schedule. All issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and are owned free and clear of any claim, lien or encumbrance. Except as referred to in this Section 4.02(a) or as described in Section 4.02(a) of the Seller Disclosure Schedule, Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for Seller to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Seller Common Stock or any other equity security of Seller or any Seller subsidiary or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Seller Common Stock or any other equity security of Seller or any Seller subsidiary or obligating Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. Except as described in Section 4.02(a) of the Seller Disclosure Schedule, as of the date hereof, there are no outstanding contractual obligations of Seller to repurchase, redeem or otherwise acquire any shares of capital stock of Seller or any Seller subsidiary.

            (b) Section 4.01(b) of the Seller Disclosure Schedule lists each of the subsidiaries of Seller as of the date of this Agreement and indicates for each such subsidiary as of such date the percentage and type of equity securities owned or controlled by Seller and the jurisdiction of incorporation. Except for such investments in subsidiaries or as otherwise disclosed in Section 4.01(b) of the Seller Disclosure Schedule, Seller does not own, control or hold with the power to vote, directly or indirectly, of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, association, joint venture or other entity. No subsidiary of Seller has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for a Seller subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any equity security of Seller or of any Seller subsidiary or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a Seller subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of any Seller subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Seller or any Seller subsidiary. All of the shares of capital stock of each of the subsidiaries held by Seller have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Seller free and clear of any claim, lien, encumbrance or agreement with respect thereto.

     4.03  Authority; No Violation.

            (a) Seller has full corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors and each of the Stockholders of Seller. The Board of Directors of the Seller submitted this Agreement and the Plan of Merger to the stockholders of the Seller for approval, which approval was given, and no other corporate proceedings on the part of Seller are necessary to consummate any of the transactions so contemplated by Transaction Documents. This Agreement has been, and the Plan of Merger and the other Transaction Documents to be executed by Seller will be, prior to the Closing Date duly and validly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer and, with respect to the Plan Merger, Acquisition Subsidiary) constitute (or, in the case of the Plan of Merger or such other Transaction Documents, will constitute at Closing) the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

            (b) Neither the execution and delivery of any Transaction Document by Seller, nor the consummation by Seller of the transactions contemplated thereby, nor compliance by Seller with any of the terms or provisions hereof or thereof, will (i) assuming that the consents and approvals referred to in Section 4.04 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller or any of its subsidiaries or any of their respective properties or assets, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Seller or any of its subsidiaries under, any of the terms, conditions or provisions of (x) the Articles of Organization or other charter document of like nature or By-laws of Seller or such Seller subsidiary, as the case may be, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of its subsidiaries is a party thereto as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected.

     4.04 Consents and Approvals. Except for consents, waivers or approvals of, notices to or filings or registrations with, the Federal Reserve Board, the FTC, the DOJ, the SEC, certain state "Blue Sky" or securities commissioners, the Secretary of State of The Commonwealth of Massachusetts under the MBCL, NASDAQ, and the stockholders of Seller, or as may be set forth in Section 4.04 of the Seller Disclosure Schedule, no consents, waivers or approvals of, notices to or filings with any public body or authority are necessary, and no consents or approvals of any third parties, including the landlord of the property covered by the Seller Headquarters Lease (which term does not include the Board of Directors of Seller or any Seller subsidiary) are necessary, in connection with (i) the execution and delivery by Seller of Transaction Documents or (ii) the consummation by Seller of the transactions contemplated by such agreements, including the Acquisition Merger and the transfer of ownership of the Seller Canadian Sub to the Buyer. The affirmative vote of holders of two-thirds of the outstanding shares of Seller Common Stock is the only vote of the holders of any class or series of capital stock or other securities of the Seller necessary to approve the Transaction Documents and the transactions contemplated thereby.

     4.05 Financial Statements. Seller has made available to Buyer copies of
(a) the consolidated balance sheets of Seller and its subsidiaries as of December 31 for the fiscal years 1994 through 1996, inclusive, and the related consolidated statements of income, changes in Stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, in each case accompanied by the audit report of Arthur Andersen LLP, independent accountants for Seller, and (b) the unaudited consolidated balance sheets of Seller and its subsidiaries as of June 30, 1997 and June 30, 1996, the related unaudited consolidated statements of income and changes in Stockholders' equity for the six (6) months ended June 30, 1997 and June 30, 1996 and the related unaudited consolidated statements of cash flows for the six (6) months ended June 30, 1997 and June 30, 1996. The December 31, 1996 consolidated balance sheet of Seller (including the related notes, where applicable) (the "Seller Balance Sheet") and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements to be filed by Seller with any state or federal governmental agency or authority or otherwise prepared by Seller after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in shareholders' equity of Seller and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of Seller and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

     4.06 Absence of Undisclosed Liabilities. None of Seller or any of its subsidiaries has any obligation or liability (contingent or otherwise) that is material on a consolidated basis to Seller, or that when combined with all similar obligations or liabilities would be material on a consolidated basis to Seller, except as disclosed or reflected in the Seller Balance Sheet, any of the other financial statements described in Section 4.05 above or Section 4.06 of the Seller Disclosure Schedule.

     4.07 Broker's Fees. Neither Seller nor any of its Stockholders, officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for the fees incurred in connection with the engagement of Tucker Anthony Incorporated and except for legal, accounting and other professional fees payable in connection with the Acquisition Merger. The Seller will be responsible for the payment of such fees.

     4.08 Absence of Certain Changes or Events. Except as set forth in Section
4.08 of the Seller Disclosure Schedule, since December 31, 1996, Seller and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change in the assets, properties, liabilities, business, operations, results of operations or financial condition of Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seller.

     4.09 Legal Proceedings. Seller has furnished to Buyer copies of (i) all attorney responses to the request of the independent auditors for the Seller and its subsidiaries with respect to loss contingencies as of December 31, 1996, and (ii) a written list of all legal and regulatory proceedings filed against the Seller or its subsidiaries since that date. Neither the Seller nor any subsidiary of Seller is a party to any pending or, to the knowledge of the Seller, threatened claim, action, suit, proceeding or to the knowledge of the Seller, investigation against Seller or such subsidiary, or is subject to any order, judgment or decree, except for matters shown on Section 4.09(a) of the

Seller Disclosure Schedule. To the best knowledge of Seller, none of Seller's or Seller's subsidiaries' route operators, equipment distributors, customers, including but not limited to route operators and equipment distributors, or suppliers is a party to any pending or threatened criminal proceeding or investigation, except for matters shown on Section 4.09(b) of the Seller Disclosure Schedule. Except as set forth in Section 4.09(c) of the Seller Disclosure Schedule, there is no suit, action or proceeding pending or, to the best knowledge of Seller, threatened, against Seller or any subsidiary of Seller or challenging the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Seller or otherwise materially adversely affect Seller's ability to perform its obligations under this Agreement, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against Seller or any subsidiary of Seller having, or which insofar as reasonably can be foreseen, in the future could have, any such effect.

     4.10  Taxes and Tax Returns.

           (a) Seller and each of its subsidiaries (referred to for purposes of this Section 4.10, collectively, as the "Companies") have timely filed in correct form all Filed Tax Returns, each Filed Tax Return has been prepared in material compliance with all applicable laws and regulations, and all Filed Tax Returns are true and accurate in all material respects. The Companies have made available to the Buyer correct and complete copies of all federal income Tax Returns filed with respect to the Companies for taxable periods ended on or after December 31, 1991, and all examination reports, and statements of deficiencies assessed against or agreed to by any of the Companies with respect to such taxable periods.

            (b) The Companies have paid all Taxes required to be paid.

            (c) No assessment that has not been settled or otherwise resolved has been made with respect to Taxes not shown on the Filed Tax Returns. No deficiency in Taxes or other proposed adjustment that has not been settled or otherwise resolved has been asserted in writing by any taxing authority against any of the Companies nor have any of the Companies consented to any extension of the period for assessment or collection with respect to any Tax. No Tax Return of any of the Companies is now under examination by any applicable taxing authority. There are no liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of any Company. None of the Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time. No claim has ever been made by a taxing authority in a jurisdiction where any of the Companies does not pay Tax or file Tax Returns that such of the Companies is or may be subject to Taxes assessed by that jurisdiction.

            (d) Adequate provision has been made on Seller's most recent balance sheet for all Taxes of the Companies in respect of all periods through the date of such balance sheet.

            (e) None of the Companies is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any contractual obligation to indemnify any other person or entity with respect to Taxes.

            (f) None of the Companies has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which one of the Companies was the parent.

            (g) None of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 280G.


           (h) None of the Companies has made or is affected by any elections under Code Sections 108(b)(5), 338(g), or 565, or Treasury Regulation Sections 1.1502-20(g) or
      1.1502-32(f)(2).


            (i) The Companies have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

     4.11  Employees.

            (a) Except as set forth in Section 4.11(a) of the Seller Disclosure Schedule, neither Seller nor any of its subsidiaries maintains or contributes to any "employee pension benefit plan" (the "Seller Pension Plans"), as such term is defined in Section 3 of ERISA, "employee welfare benefit plan" (the "Seller Benefit Plans"), as such term is defined in
      Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, other employee benefit plan for employees or former employees of Seller or any subsidiary thereof, or any other plan, program or arrangement of the same or similar nature that provides benefits to nonemployee directors of Seller or any subsidiary thereof (collectively, the "Seller Other Plans").

            (b) Seller has made available to Buyer a complete and accurate copy of each of the following with respect to each of the Seller Pension Plans, Seller Benefit Plans and Seller Other Plans: (i) plan document;
      (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

            (c) The current value of the assets of each of the Seller Pension Plans subject to Title IV of ERISA exceeds that plan's "benefit liabilities" as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if that plan terminated in accordance with all applicable legal requirements.

            (d) Each of the Seller Pension Plans and each of the Seller Benefit Plans has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws.

            (e) There has been no reportable event within the meaning of
      Section 4043(b) of ERISA or any waived funding deficiency within the meaning of Section 412(d)(3) of the Code with respect to any Seller Pension Plan.

            (f) Seller and its subsidiaries have caused all their financial statements, including the Seller Balance Sheet, to reflect appropriate expenses, accruals and reserves for all Seller Pension Plans, Seller Benefit Plans and Seller Other Plans and have made or provided for all contributions to the Seller Pension Plans required thereunder.

            (g) Neither Seller nor any of its subsidiaries has contributed to any "multiemployer plan," as such term is defined in Section 3(37) of ERISA.

            (h) Each of the Seller Pension Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code is so qualified, and Seller is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

            (i) Neither Seller nor any of its subsidiaries is party to or maintains any contract or other arrangement with any employee or group of employees, providing severance payments, stock or stock-equivalent payments or post-employment benefits of any kind or providing that any otherwise disclosed plan, program or arrangement will irrevocably continue, with respect to any or all of its participants, for any period of time.

     4.12 Agreements with Governmental Authorities. Neither Seller nor any of its subsidiaries is a party to any commitment, letter, written agreement, memorandum of understanding or order to cease and desist with any federal or state governmental agency or authority charged with the supervision or regulation of consumer finance or small loan companies which restricts the conduct of its business, or in any manner relates to its capital adequacy, credit policies or practices, management or overall safety and soundness or such entity's ability to perform its obligations hereunder.

     4.13 Material Agreements. Except as set forth in Section 4.13 of the Seller Disclosure Schedule, and other than this Agreement and the other Transaction Documents, neither Seller nor any of its subsidiaries is a party to or is bound by any of the following: (a) any agreement, arrangement, or commitment that is material to the financial condition, operations, results of operations or business of Seller and its subsidiaries taken as a whole, except those entered into in the ordinary course of business; (b) any written (or oral, if material) agreement or commitment relating to the employment of any person or the election or retention in office or severance of any present or former director or officer of the Seller or its subsidiaries; (c) any contract, agreement, or understanding with any labor union; or (d) any agreement by and among the Seller, its subsidiaries and/or any Affiliate thereof.

     4.14 Ownership of Real Property and Assets; Leases. Except as set forth on Section 4.14(a) of the Seller Disclosure Schedule, neither Seller nor any of its subsidiaries own any real property. Section 4.14(b) of the Seller Disclosure Schedule sets forth a true and complete list of all real property leased or operated by the Seller or its subsidiaries as of the date hereof. Seller and its subsidiaries have good and marketable title to all assets and properties, whether real or personal, tangible or intangible, including, without limitation, the capital stock of its subsidiaries and all other assets and properties reflected in its consolidated balance sheet as of June 30, 1997, or acquired subsequent thereto subject to no encumbrances, liens, mortgages, security interests or pledges, except (a) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet or (b) statutory liens for amounts not yet delinquent or which are being contested in good faith. The Seller and its subsidiaries as lessees have the right under valid and existing leases to occupy, use, possess and control all property leased by the Seller and its subsidiaries as presently occupied, used, possessed and controlled by the Seller and its subsidiaries. Neither the Seller nor any of its subsidiaries is in default, and there has not occurred any event that with the lapse of time or giving of notice or both would constitute a default, under any leases pursuant to which the Seller or any of its subsidiaries leases any real property, except for such defaults which, individually or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by any such lease or would not result in a material liability to the Seller or any Significant Subsidiary of the Seller which is not reflected on the consolidated balance sheet of the Seller dated as of June 30, 1997. All such leases constitute legal, valid and binding obligations of the Seller or its subsidiaries and, to the knowledge of the Seller, the other party thereto, enforceable by the Seller or such subsidiary in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies. Section 4.14(b) of the Seller Disclosure Schedule sets forth the expiration date and renewal terms of each such lease. Neither the Seller nor any of its subsidiaries has received notice of, or made a claim with respect to, any breach or default under any leases pursuant to which the Seller or any of its subsidiaries lease any real property. None of the leases, including the Seller Headquarters Lease, to which the Seller or its subsidiaries are a party, will terminate by reason of the Seller (a) entering into this Agreement or any of the other Transaction Documents or (b) consummating the transactions contemplated hereby or thereby.

     4.15 Reports. Since January 1, 1994, Seller and its subsidiaries have filed, and subsequent to the date hereof will file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with any state or federal governmental agencies or authorities (all such reports and statements are collectively referred to herein as the "Seller Reports"), except where the failure to so file any Seller Report will not result in, or create any reasonable probability of resulting in, a material limitation on the conduct of the business of Seller, will not cause or create any reasonable probability of causing, Seller to incur any material financial penalty and will not otherwise result, or create any reasonable probability of resulting, with respect to Seller, in any Material Adverse Effect. As of their respective dates, the Seller Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.16 Compliance with Applicable Laws. Seller holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and Seller has complied with every, and is not in default in any respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to Seller, other than where such default or noncompliance will not result in, or create any reasonable probability of resulting in, a material limitation on the conduct of the business of Seller, will not cause, or create any reasonable probability of causing, Seller to incur any material financial penalty and will not otherwise result, or create any reasonable probability of resulting, with respect to Seller, in any Material Adverse Effect, and Seller has not received any notice of violation of, or commencement of any proceeding in connection with any such violation, and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result.

     4.17 Chapters 110D and 110F Not Applicable. The provisions of Chapters 110D and 110F of the Massachusetts General Laws will not, prior to the termination of this Agreement, assuming the accuracy of the representations contained in Section 3.16 hereof (without giving effect to the knowledge qualification thereof), apply to this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby.

     4.18 Insurance. Seller and each of its subsidiaries is presently insured, and since October 20, 1992 has been insured, for reasonable amounts against such risks as companies engaged in a similar business in a similar location would, in accordance with good business practice, customarily be insured. Seller has made available to the Buyer copies of policies relating to insurance maintained by the Seller or its Subsidiaries with respect to their properties and the conduct of their respective business.

     4.19 Labor. No work stoppage involving Seller or any of its subsidiaries is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any of its subsidiaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which, if adversely decided, could result in a Material Adverse Effect with respect to Seller. No employees of Seller or any of its subsidiaries are represented by any labor union, and, to the best knowledge of Seller, no labor union is attempting to organize employees of Seller or any of its subsidiaries.

     4.20 Material Interests of Certain Persons. No officer, director or Stockholder of Seller, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer, director or Stockholder, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Seller or any of its subsidiaries.

     4.21 Absence of Registration Obligations. Neither Seller nor any of its subsidiaries is under any obligation, contingent or otherwise, by reason of any agreement to register any of its securities under the Securities Act which will survive the Acquisition Merger.

     4.22 Loans. All currently outstanding loans of, or current extensions of credit by, Seller (individually, a "Loan," and collectively, the "Loans") were solicited, originated and currently exist in compliance with all applicable material requirements of federal and state law and regulations promulgated thereunder. The Loans are adequately documented and each note evidencing a Loan or loan or credit agreement or security instrument related to the Loans constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except where the failure thereof, individually or in the aggregate, would not have a Material Adverse Effect with respect to Seller. There are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in Seller's records, no claims of defense as to the enforcement of any Loan has been asserted and Seller is aware of no acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense, except where any of the foregoing would not have, either individually or in the aggregate, a Material Adverse Effect with respect to Seller. Seller currently maintains, and shall continue to maintain, an allowance for loan losses allocable to the Loans which complies with all applicable loan loss reserve requirements established in accordance with GAAP and by any governmental authorities having jurisdiction with respect to Seller or any of its subsidiaries. Except as disclosed in Section 4.22 of the Seller Disclosure Schedule, none of the Loans are presently serviced by third parties and there is no obligation which could result in any Loan becoming subject to any third party servicing.

     4.23 Seller Information. The information relating to Seller and its subsidiaries to be contained in any documents filed with any governmental agency in connection herewith, to the extent such information is provided in writing by Seller, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

     4.24 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Seller Disclosure Schedule, furnished to Buyer pursuant to the provisions hereof, to the best knowledge of Seller, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. To the best knowledge of Seller, all information material to Buyer's interest in the Acquisition Merger, or which is necessary to make Seller's representations and warranties herein contained not misleading, has been disclosed to Buyer.

     4.25 Seller Advisory Board Members. None of the Seller Advisory Board or any of the individual members thereof has any authority or responsibility with respect to the management or affairs of the Seller or any of its subsidiaries and each acts only in an advisory capacity. Section 4.25 of the Seller Disclosure Schedule lists the members of the Seller Advisory Board.

     4.26 Individual Representations and Covenants of Seller Stockholders.
Each of the Stockholders has been advised that the Buyer Common Stock being offered and sold pursuant this Agreement has not been registered under the Securities Act or any relevant state securities laws but are being offered and sold pursuant to exemptions from such laws and that the Buyer's reliance upon such exemptions is predicated in part on each Stockholder's representations to the Buyer as contained herein. Each Stockholder represents, warrants, covenants and agrees that (a) he, she or it is an "accredited investor" as such term is defined in Rule 501 of SEC promulgated under the Securities Act or has been advised by a "purchaser representative", as such term is defined in the Securities Act, with respect to the transaction, (b) the shares of Buyer Common Stock being acquired hereby are being acquired, for his, her or its own account and for investment purposes only and without the intention of reselling or redistributing such shares in a manner inconsistent with the Securities Act,
(c) except as otherwise provided in this Agreement, he, she or it has made no agreement with others regarding the sale or redistribution of such securities, and (d) his, her or its financial condition is such that it is not likely that it will be necessary to dispose of such shares, in the foreseeable future. Each of the Stockholders further represents, warrants, covenants and agrees that if, contrary to his, her or its foregoing intentions, he, she or it should later desire to sell, assign, pledge, transfer or otherwise dispose of the shares of Buyer Common Stock acquired pursuant to this Agreement, in any manner, he or she shall not do so without first obtaining (i) the opinion of counsel satisfactory to the Buyer that such proposed disposition or transfer lawfully may be made without the registration of such securities pursuant to the Securities Act, and applicable state securities laws or (ii) the registration of the shares of Buyer Common Stock received pursuant hereto. Each Stockholder further agrees that, until registered under the Securities Act, or transferred pursuant to the provisions of Rule 144 thereunder, or any similar provision as promulgated by the SEC, the shares of Buyer Common Stock acquired pursuant to this Agreement, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO BUYER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS."

     4.27 Financing.Section 4.27 of the Seller Disclosure Schedule lists each of the financing arrangements, including subordinated loans to or investments in the Seller to which the Seller is currently a party, including maturity date, original principal amount, interest rate and amount outstanding. Neither the Seller nor any of its subsidiaries are party to any financing arrangement that will accelerate or terminate by reason of Seller (i) entering into this Agreement or any of the Transaction Documents or (ii) consummating the transactions contemplated hereby and thereby (assuming that all of the consents described in the Seller Disclosure Schedules are obtained).

     4.28 Year 2000. There are no modifications required to any of the Seller's computer systems in order for such systems to contain no deficiencies relating generally to formatting for entering dates (commonly referred to and referred herein as the "Year 2000 Problem"). The Seller's computer systems is susceptible to all necessary modification and the Seller has adequate personnel or consultants under contract to so timely modify its own computer systems. The Seller is not aware of any inability on the part of any customer, insurance company or service provider with which the Seller transacts business to timely remedy their own deficiencies in respect of the Year 2000 Problem.

     4.29 Seller's Representation Regarding Tax-Free Reorganization Treatment. There is no plan or intention by the shareholders of Seller who own one percent (1%) or more of Seller Common Stock, and to the best knowledge of the management of Seller, there is no plan or intention on the part of the remaining shareholders of Seller to sell, exchange, otherwise dispose of, reduce the risk of loss (by short sale or otherwise) of the holding of, enter into any contract or other arrangement with respect to, or consent to the sale, exchange or other disposition of, any interest in a number of shares of Buyer Common Stock received in the Acquisition Merger that would reduce the Buyer Common Stock ownership of the existing Seller stockholders to a number of shares having a value, in the aggregate and valued at the time of the Acquisition Merger, of less than 50% of the value, in the aggregate and valued immediately before the Acquisition Merger, of the Seller Common Stock outstanding immediately before the Acquisition Merger. For purposes of this representation, shares of Seller Common Stock exchanged for cash in lieu of fractional shares of Buyer Common Stock will be treated as Seller Common Stock outstanding immediately before the Acquisition Merger. Moreover, shares of Seller Common Stock and shares of Buyer Common Stock held by existing Seller shareholders and otherwise sold, redeemed or disposed of prior to or subsequent to the Acquisition Merger, to the extent such sale, redemption or disposition was part of the plan of reorganization, will be taken into account in making this representation.

     4.30 Seller Stockholders' Representation Regarding Tax-Free
Reorganization Treatment. Each of the Stockholders hereby represents that as of the date of this Agreement he, she or it has no plan or intention to sell, exchange, otherwise dispose of, reduce the risk of loss (by short sale or otherwise) of the holding of, enter into any contract or other arrangement with respect to, or consent to the sale, exchange or other disposition of, any interest in a number of the shares of Buyer Common Stock received in the Acquisition Merger that would reduce the Buyer Common Stock ownership of the Stockholders to a number of shares having a value, in the aggregate, valued at the time of the Acquisition Merger, and taking into account any prior sale, exchange, etc. by other Stockholders, of less than 50% of the value, in the aggregate and valued immediately before the Acquisition Merger, of the Seller Common Stock outstanding immediately before the Acquisition Merger. Each Stockholder has taken into account in making the foregoing representation any shares of Seller Common Stock and shares of Buyer Common Stock held by him, her or it and otherwise sold, redeemed or disposed of prior to or subsequent to the Acquisition Merger, to the extent such sale, redemption or disposition was part of the plan of reorganization. Buyer, Seller and the Stockholders acknowledge this representation is made for the purposes of enabling Buyer's and Seller's respective counsel to deliver the tax opinions described in Article VI and that, in the event that such representation is still deemed necessary by such counsel under the law applicable as of the Effective Time, the Stockholders will be required to again so represent as to their plans and intentions as of the Effective Time.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

     5.01 Conduct of the Business of Seller. During the period from the date of this Agreement to the earlier of the Effective Time or the date of termination of this Agreement, and except as may be required or specifically permitted pursuant to this Agreement, Seller:

           (a) shall, and shall cause each of its subsidiaries to, conduct its business and engage in transactions only in the ordinary and usual course of business consistent with past practices, which shall include without limitation (i) refraining from any of the activities described in Section 5.01(b) below and (ii) not entering into any material transactions except in the ordinary and usual course of business consistent with past practices, and (iii) complying with the following covenants:


                (A) maintaining its corporate existence and good standing, except where any failure to maintain such good standing does not or would not have a Material Adverse Effect on the Seller or any of its Significant Subsidiaries;

                (B) using all reasonable efforts to maintain in full force and effect insurance generally comparable in amount and in scope of coverage to that now maintained by it;

                (C) complying with and performing in all material respects its obligations and duties (y) under contracts, leases and documents relating to or affecting its assets, properties and business and (z) imposed upon it by all federal, state and local laws and all rules, regulations and orders imposed by federal, state or local governmental authorities, judicial orders, judgments, decrees and similar determinations; and

                (D) using all reasonable efforts and cause its subsidiaries to use all reasonable efforts to (x) preserve intact its business organization and the goodwill of those having business relationships with the Seller or any of the Seller's subsidiaries, (y) keep available the services of its officers and employees as a group and
           (z) maintain satisfactory relationships with borrowers, route operators, equipment distributors and other customers and others having business relationships with it;

            (b) shall  not  and  shall  not   permit   any  of  its
      subsidiaries to, without the prior written consent of Buyer:

                (i) engage or participate in any material transaction or incur or sustain any material obligation or liability except in the ordinary and usual course of its businesses consistent with past practices other than commitments and expenditures after consultation with the Buyer not to exceed $500,000 in the aggregate with respect to an upgrade of Seller's accounting and processing computer systems, including the development, installation and training of an imaging and workflow documentation system;

                (ii) except in the ordinary and usual course of business
            consistent with past practices, sell, lease, transfer, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding to lease, transfer, assign, encumber or dispose of, any of its assets;

               (iii) relocate, or file any necessary application to open, close, relocate, any office;

               (iv) terminate, or give any notice (written or verbal) to
            customers or governmental authorities or agencies to terminate, the operations of any office; or

                (v) waive any material right, whether in equity or at law, that it has with respect to any asset except in the ordinary, regular and usual course of business consistent with past practice;

            (c) shall, at Buyer's request and expense, use its best efforts to cooperate with Buyer with respect to preparation for the acquisition of Seller by Buyer, and Seller shall confer on a regular and frequent basis with one or more representatives of Buyer to report on operational and related matters;

            (d) shall promptly notify Buyer of any emergency or other change in the normal course of its or its subsidiaries' businesses or in the operation of its or its subsidiaries' properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material to the assets, properties, liabilities, business, operations, results of operations, financial condition or prospects of Seller;

            (e) shall not declare or pay any dividends on or make any other distributions in respect of Seller Common Stock;

            (f) except as expressly provided for in this Agreement, shall not adopt or amend (other than amendments required by applicable law or amendments that reduce amounts payable by it or its subsidiaries) in any material respect any Seller Pension Plan, any Seller Benefit Plan or any Seller Other Plan or enter (or permit any of its subsidiaries to enter) into any employment, severance or similar contract with any person (including, without limitation, contracts with management which might require that payments be made upon the consummation of the transactions contemplated hereby) or amend any such existing agreements, plans or contracts to grant any raise or bonus or otherwise increase any amounts payable thereunder or benefits provided thereunder, or grant or permit any increase in compensation to its or its subsidiaries' employees as a class except as disclosed in Section 5.01 of the Seller Disclosure Schedule;

           (g) shall not, with respect to itself or any of its subsidiaries, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement with respect to, any merger, consolidation, purchase and assumption transaction or business combination (other than the Acquisition Merger), any acquisition of a material amount of assets or securities or assumption of liabilities, any disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights not in the ordinary and usual course of business and consistent with past practices;

            (h) shall not propose or adopt amendments to its or its subsidiaries' articles of organization or by-laws;

            (i) shall not issue, deliver or sell any shares (whether original issuance or from treasury shares) of its capital stock, or securities convertible into or exercisable for shares of its capital stock (or permit any of its subsidiaries to issue, deliver or sell any shares of such subsidiaries' capital stock or securities convertible into or exercisable for shares of such subsidiaries' capital stock), or effect any stock split, reverse stock split, recapitalization, reclassification or similar transaction or otherwise change its equity capitalization as it exists on the date hereof;

            (j) shall not grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock;

            (k) shall not purchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock;

            (l) shall not impose on any share of capital stock held by it or by any of its subsidiaries of any lien, charge, or encumbrance and shall use its best efforts to prevent any such lien, charge or encumbrance and to obtain the release of any such lien, charge or encumbrance that is imposed on the Seller's property;

            (m) shall not incur, or permit any of its subsidiaries to incur, any additional debt obligation or other obligation for borrowed money, or to guaranty any additional debt obligation or other obligation for borrowed money, except in the ordinary and usual course of business consistent with past practices;

            (n) shall not incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than capital expenditures and such related obligations or liabilities incurred or committed to in the ordinary and usual course of business consistent with past practices, and, in all cases, Seller agrees to obtain Buyer's prior consent with respect to capital expenditures that individually exceed $50,000 or cumulatively exceed $100,000, other than commitments and expenditures after consultation with the Buyer not to exceed $500,000 in the aggregate with respect to an upgrade of Seller's accounting and processing computer systems, including the development, installation and training of an imaging and workflow documentation system;

            (o) shall not change its methods of accounting in effect at December 31, 1996, except as may be required by changes in GAAP as concurred in by Seller's independent auditors, and Seller shall not change its fiscal year;

            (p) shall file all reports, applications and other documents required to be filed by it with any governmental agency or authority between the date of this Agreement and the Effective Time and shall furnish to Buyer copies of all such reports promptly after the same are filed;

            (q) shall  not,   except  as   expressly   contemplated
      hereby, enter into any contract with any Affiliate;

            (r) shall not, except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any changes in any of its material contracts, other than renewals of contracts for less than a two
      (2) year period and, subject to the provisions of Section 5.12 hereof, leases without material adverse change of terms;

            (s) shall not agree, in writing or otherwise, to take any of the actions that are described above in this Section 5.01 as prohibited hereunder or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or would otherwise violate any of its other agreements or commitments contained in this Agreement in any material respect.

     5.02  Access to Properties and Records; Confidentiality.

            (a) Except as provided below, Seller shall permit Buyer access to its properties and those of its subsidiaries during normal business hours upon reasonable prior notice, and shall disclose and make available to Buyer all Records, including all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Seller and its subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors and Stockholders meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Buyer may reasonably have an interest in light of the transactions contemplated hereby. Seller shall use best efforts to make arrangements with each third party provider of services to Seller to permit Buyer reasonable access to all of Seller's Records held by each such third party. Buyer shall permit Seller reasonable access during normal business hours upon reasonable prior notice to such properties and records of Buyer and/or its subsidiaries in which Seller may reasonably have an interest in light of the transactions contemplated hereby. Neither Buyer nor Seller nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement or, in the event of any litigation or threatened litigation between the parties over the terms of this Agreement where access to information may be adverse to the interests of such party. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            (b) All Confidential Information, as such term is defined further below, furnished by each party hereto to the other or to any of its affiliates or to any of its or any of its affiliates' directors, officers, employees, or representatives or agents (such persons being referred to herein as "Representatives"), shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby, and, if such transactions shall not occur, the party receiving the information or any of its affiliates or Representatives, as the case may be, shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall keep confidential all such information for the period hereinafter referred to, and shall not directly or indirectly at any time use such information for any competitive or other commercial purpose; provided, however, that Buyer and its affiliates shall be permitted to retain and share with their regulators, examiners and auditors (only to the extent Buyer is required to disclose such information, and, provided, that such parties are informed of the confidential nature thereof and if appropriate directed to treat such information confidentially) such materials, files and information relating to or constituting Buyer's or any of its affiliates' or Representatives' work product, presentations or evaluation materials as any such party deems reasonably necessary or advisable in connection with auditing or examination purposes. The obligation to keep such information confidential shall continue for two years from the date this Agreement is terminated. In the event that either party or any of its affiliates or Representatives is requested or required in the context of a litigation, governmental, judicial or regulatory investigation or other similar proceeding (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process) to disclose any Confidential Information, the party or its affiliate or its Representative so requested or required will directly or through the party or such affiliate or Representative, if practicable and legally permitted, prior to providing such information, provide the other party with notice of each such request or requirement so that the other party may seek an appropriate protective order or other remedy or, if appropriate, waive compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the party or affiliate or Representative so requested or required is, in the written opinion of its counsel, legally required to disclose Confidential Information to any tribunal, governmental or regulatory authority, or similar body, the party or affiliate or Representative so required may disclose that portion of the Confidential Information which it is advised in writing by such counsel it is legally required to so disclose to such tribunal or authority or similar body without liability to the other party hereto for such disclosure. The parties and their affiliates and Representatives will exercise reasonable efforts, at the expense of the party who disclosed such Confidential Information to the other party, to obtain assurance that confidential treatment will be accorded the information so disclosed.

           As used in this Section 5.02(b), "Confidential Information" means all data, reports, interpretations, forecasts and records (whether in written form, electronically stored or otherwise) containing or otherwise reflecting information concerning the disclosing party or its affiliates which is not available to the general public and which the disclosing party or any affiliate or any of their respective Representatives provides or has previously provided to the receiving party or to the receiving party's affiliates or Representatives at any time in connection with the transactions contemplated by this Agreement, including but not limited to any information obtained by meeting with Representatives of the disclosing party or its affiliates, together with summaries, analyses, extracts, compilations, studies, personal notes or other documents or records, whether prepared by the receiving party or others, which contain or otherwise reflect such information. Notwithstanding the foregoing, the following information will not constitute "Confidential Information": (i) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party or any affiliate or Representative of the receiving party, (ii) information that the receiving party can demonstrate was previously known to it or its affiliates or Representatives on a nonconfidential basis prior to its disclosure by the disclosing party, its affiliates or Representatives, (iii) information that became or becomes available to the receiving party or any affiliate or Representative thereof on a nonconfidential basis from a source other than the disclosing party or any affiliate or Representatives of the disclosing party, provided that such source is not known by the disclosing party or its affiliates or Representatives to be subject to any confidentiality agreement or other legal restriction on disclosing such information or (iv) information that the receiving party can demonstrate has been independently acquired or developed by it or its affiliates or Representatives without violating the obligations of this Section 5.02(b).

     5.03 No Solicitation. Unless and until this Agreement shall have been properly terminated by either party pursuant to Section 8.01 hereof, neither Seller nor any of its subsidiaries shall (and Seller and each of its subsidiaries shall use its best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or participate in any discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Buyer and its affiliates or representatives) concerning any merger, tender offer, sale of assets other than in the ordinary and usual course of business consistent with past practices, sale of shares of capital stock or debt securities or similar transaction involving Seller or any of its subsidiaries (an "Acquisition Transaction"). Seller will immediately communicate to Buyer the terms of any proposal, discussion, negotiation or inquiry relating to an Acquisition Transaction and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction (which shall mean that any such communication shall be delivered no less promptly than by telephone within twenty-four (24) hours of Seller's receipt of any such proposal or inquiry) or its receipt of any request for information from any governmental agency or authority with respect to a proposed Acquisition Transaction.

     5.04 Consents. Each of Seller and Buyer will cooperate with the other and use all reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of governmental agencies and authorities and nongovernmental third parties, which are necessary or appropriate to consummate the transactions contemplated by this Agreement.

     5.05 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to, as promptly as practicable, take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Buyer and Seller shall use reasonable efforts to take all such necessary action.

     5.06 Seller Disclosure Supplements. From time to time prior to the Effective Time, and in any event on the Closing Date prior to the Effective Time, Seller will promptly supplement or amend the Seller Disclosure Schedule with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule or which is necessary to correct any information in the Seller Disclosure Schedule which has become inaccurate. No supplement or amendment to the Seller Disclosure Schedule pursuant to this
Section 5.06 shall have any effect for the purpose of determining Seller's satisfaction of any of the conditions set forth in Section 6.02 hereof, but in the event that Buyer elects to close notwithstanding such supplement or amendment, any matter disclosed therein shall not form the basis of a claim for breach of any representation or warranty, unless any matter disclosed as a supplement or amendment to the Seller Disclosure Schedule was known or should have been reasonably known as of the date hereof.

     5.07 Public Announcements. Except as otherwise required by law or the rules of NASDAQ, Seller and Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby.

     5.08 Post-Closing Governance. Immediately following the Effective Time, subject to the rights of Buyer as the sole stockholder of Seller, the Board of Directors of Seller shall consist of, in addition to those persons who are serving as directors of Seller immediately prior to the Effective Time, those persons who are serving as directors of Acquisition Subsidiary immediately prior to the Effective Time, each to hold office in accordance with the Articles of Organization and by-laws of Seller as then in effect. At all times after the Effective Time, the Board of Directors of the Surviving Corporation (as defined in the Plan of Merger) shall consist of at least fifty percent (50%) Buyer appointees and up to four individuals designated by the Chief Executive Officer of Seller. Further, at the Effective Time, the Board of Directors of the subsidiaries of the Surviving Corporation shall consist of those directors of such subsidiaries which the Seller has selected to serve as directors of such subsidiary and such additional persons as shall be designated by the Buyer prior to the Effective Time.

     5.09 Tax-Free Reorganization Treatment. (a) Neither Buyer, Seller nor any Stockholder shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Acquisition Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

      (b) Neither the Buyer, the Seller nor any Stockholder shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would prevent the Acquisition Merger from qualifying for pooling of interests accounting treatment.

     5.10 Employment and Benefit Matters. In the event that any employee of the Seller or its subsidiary (a "Seller Employee") is transferred to the Buyer or any Affiliate of the Buyer or becomes an employee of Buyer or an Affiliate of Buyer as a result of the transactions contemplated hereby (a "Transferred Employee"), and becomes a participant in an employee benefit plan, program or arrangement maintained by or contributed to by the Buyer or its Affiliates, the Buyer shall cause such plan, program or arrangement to treat the prior service of such Transferred Employee with the Seller or its Affiliates as service rendered to the Buyer or its Affiliate, as the case may be, for purposes of eligibility to participate, vesting and eligibility for special benefits under such plan, program or arrangement of the Buyer, but not for purposes of benefit accrual. The Buyer agrees to provide the Seller Employees and Transferred Employees with the types and levels of employee benefits maintained by the Buyer for similarly situated employees of the Buyer. The Buyer will treat the service of Seller Employees with Seller as service rendered to Buyer for purposes of eligibility to participate, vesting and for other appropriate benefits, but not for the benefit accrual (including minimum pension amount) or benefit payment, early retirement subsidies, minimum pension benefits or post-retirement welfare benefits under any pension benefit plan or welfare plan of Buyer extended to Seller Employees or Transferred Employees. In addition, it is the intention of Buyer that, after the Closing, the benefits accorded to the Seller Employees and Transferred Employees would, in the aggregate, be no less favorable than Seller's existing benefit plans. All benefits offered to Seller Employees shall conform to Buyer's benefit plans and policies, except that Seller Employees shall be entitled to the vacation benefits offered to each of them prior to the Effective Time and any automobile lease utilized by any Seller Employee existing as of the date hereof, and listed in Section 5.11 of the Seller Disclosure, shall be permitted to expire in accordance with its terms and thereafter such Seller Employee shall be entitled to an automobile allowance.

     5.11 Maintenance of Records. Through the Effective Time, Seller will maintain the Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. Buyer may, at its own expense, make such copies of and excerpts from the Records as it may deem desirable. All Records, whether held by Buyer or Seller, shall be maintained for such periods as are required by law, unless the parties shall, applicable law permitting, agree in writing to a different period. From and after the Effective Time, Buyer shall be solely responsible for continuing maintenance of such Records.

     5.12 Leases. Seller shall consult with Buyer before renewing or extending any material lease of an office or other material lease of Seller or any subsidiary for real property or relating to furniture, fixtures or equipment that is currently in effect but that would otherwise expire on or prior to the Effective Time. Seller shall not cancel, terminate or take other action that is likely to result in any cancellation or termination of any such material lease without first consulting with Buyer.

     5.13 Registration of Buyer Common Stock.

           (a) Buyer represents that it is eligible to use Form S-3 under the Securities Act to effect registration of the Registrable Securities for resale by the Stockholders. Buyer will use its best efforts to effect the registration and qualification of the Registrable Securities in connection therewith, Buyer shall:

               (i) prepare and file as soon as practicable after the Effective Time, and use all reasonable efforts to cause to become effective, as soon as possible after the Pooling Restriction Expiration Date, a registration statement on Form S-3 (or any successor or other appropriate form) under the Securities Act permitting the Registrable Securities to be offered for resale by the Stockholders;

                (ii) prepare and file with the SEC such amendments and
                     supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by Holder set forth in such registration statement or the expiration of one (1) year after the Closing Date;

                (iii)furnish to Holder and to any underwriter of such
                     Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) or filed under Rule 424(b) under the Securities Act in accordance with Rule 430A thereunder, in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as Holder or any such underwriter may reasonably request;

                (iv) use all reasonable efforts to register or qualify all
                     Registrable Securities covered by such registration statement under such "blue sky" or other securities law of such jurisdictions as Holder or any underwriter of such Registrable Securities will reasonably request, and do any and all other acts and things which may be necessary to enable Holder or any underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that Buyer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction; and

               (v) promptly notify Holder at any time when a prospectus relating to a registration pursuant to this Agreement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Holder prepare and furnish to Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           Buyer may require Holder to furnish Buyer such information regarding Holder and the distribution of such securities as Buyer may from time to time reasonably request in writing and as will be required by law or by the SEC in connection with any registration.

           (b) Holder will, upon receipt of any notice from Buyer of the occurrence of any event of the kind described in Section 5.13(a)(v) hereof, discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.13(a)(v) hereto, which supplemented or amended prospectus shall be made available to Holder as soon as practicable. The period of time during which Buyer is obligated to maintain the effectiveness of a registration statement under Section 5.13(a)(ii) above shall be extended by the number of days of any such discontinuance.

           (c) Indemnification and Contribution. Buyer agrees to indemnify and hold harmless Holder or any person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each other person, if any, who "controls" Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein or filed under Rule 424(b) in accordance with Rule 430A under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, or
      (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Buyer will reimburse each such person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that Buyer will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Buyer by Holder or such underwriter for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of Holder or any such underwriter and will survive the transfer of such securities by Holder. Buyer also agrees to provide for contribution as will be reasonably requested by Holder or any underwriters in circumstances where such indemnity is held unenforceable.

           (d) Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 5.13) Buyer, each director and each officer of Buyer who will sign such registration statement, against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein or filed under Rule 424(b) in accordance with Rule 430A under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Holder will reimburse each such person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that Holder will be liable in any such case only to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement, in reliance upon and in conformity with written information specifically furnished to Buyer by Holder for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of Buyer and will survive the transfer of such securities by Holder. Holder also agrees to provide for contribution as will be reasonably requested by Buyer in circumstances where such indemnity is unenforceable.

           (e) Indemnification and contribution similar to that specified in the paragraphs (a) and (b) of this Section 5.13 (with appropriate modifications) will be given by Buyer and Holder with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority other than the Securities Act. Following the Effective Time, Stockholders of Seller shall be entitled to exercise certain rights to cause Buyer to register a portion of the shares of Buyer Common Stock to be issued to such Stockholders on the Closing Date, such rights to be exercisable in accordance with the terms and conditions set forth in Schedule 5.13 hereto, which is incorporated herein and made a part hereof by this reference.

      5.14 Agreements of Affiliates. On the date hereof, the Seller shall identify in a letter to the Buyer, after consultation with counsel, all Persons who, as of the date hereof, it believes may be deemed to be "affiliates" of the Seller under SEC accounting Rules 130 and 135 (the "Seller Affiliates"). On the date hereof, the Seller shall cause each Person who is identified as a Seller Affiliate in the letter referred to above to deliver to the Buyer an executed copy of the Seller Affiliates Agreement.

      (b) The Buyer shall identify in a letter to the Seller, after consultation with counsel, all Persons who, it believes may be deemed to be "affiliates" of the Buyer, as that term is defined for purposes of SEC accounting Rules 130 and 135 (the "Buyer Affiliates"). The Buyer shall use all reasonable efforts to cause each Person who is identified as a Buyer Affiliate in the letter referred to above to deliver to the Seller at least forty (40) days prior to the Effective Time an executed copy of the Buyer Affiliates Agreement. Prior to the Effective Time, the Buyer shall amend and supplement such letter and use all reasonable efforts to cause each additional person who is identified as a Buyer Affiliate to execute a copy of the Buyer Affiliates Agreement.

      (c) The Buyer shall use its best efforts to publish combined revenues and net income figures, as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135, in an earnings release within thirty (30) days, and in no event shall such results be published later than sixty (60) days, after the end of the fiscal quarter in which there are at least thirty
(30) days of post-Acquisition Merger combined operations.

     5.15 Employment Agreements; Protection Agreements; Non-Competition Agreement. Seller shall cause (i) each of Michael A. Miller, David S. Cohen, Michael A. Guidi and Edward S. Yaffe to enter into, prior to the Closing, their respective Employment Agreements as set forth in Exhibit C hereof, (ii) each of Bruce A. Miller, Joan G. Corbett and Scott A. Cooper to enter into, prior to the Closing, their respective Protection Agreements as set forth in Exhibit D hereof, and (iii) Robert D. Fanger to enter into, prior to the Closing, the Non-Competition Agreement as set forth in Exhibit E hereof.

     5.16 Exchange Act Reporting. The Buyer shall use its best efforts to remain current with its Exchange Act reporting requirements that impact upon the marketability of shares of Buyer Common Stock issued to the Stockholders pursuant to this Agreement and the Plan of Merger.

     5.17 Stockholder Contribution Rights. Each of the Stockholders agrees and covenants that they will not assert any right to contribution against the Surviving Corporation (as such term is defined in the Plan of Merger).

                                   ARTICLE VI

                               CLOSING CONDITIONS

     6.01 Conditions to Each Party's Obligations. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived, except as provided for below:

            (a) Stockholders' Approval. The terms of this Agreement, the Plan of Merger, the transactions contemplated hereby and thereby and the execution and delivery of this Agreement and the Plan of Merger shall have been approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Seller Common Stock present and voting at a meeting of such stockholders or by unanimous written consent, in accordance with applicable law.

            (b) Governmental Consents. All authorizations, consents, orders or approvals of, declarations or filings with or notices to, and all expirations of waiting periods imposed by, any governmental or regulatory authority or agency, which are necessary for the consummation of the Acquisition Merger, shall have been filed, occurred or been obtained (all such authorizations, orders, declarations, approvals, filings, notices and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect, except as specifically provided in Section 6.02(i) hereof. In addition, Buyer shall have received all state securities or blue sky permits and other authorizations necessary to issue the Buyer Common Stock pursuant to the Acquisition Merger in accordance with all applicable state securities or blue sky laws.

            (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Acquisition Merger shall be in effect.

            (d) Accounting Treatment. Each of the parties shall have received a letter from Arthur Andersen, LLP, dated the date of the Closing, substantially to the effect that on the basis of a review of this Agreement and the transactions contemplated hereby, in such accountants' opinion, Accounting Principles Board Opinion No. 16 provides that the Merger may be accounted for as a pooling of interests.

     6.02 Conditions to the Obligations of Buyer. The obligations of Buyer under this Agreement shall be further subject to the satisfaction or waiver by Buyer, at or prior to the Effective Time, of the following conditions:

            (a) Absence of Material Adverse Changes. There shall not have occurred any change in the assets, properties, liabilities, business, operations, results of operations, financial condition or prospects of Seller or any of its subsidiaries which constitutes, individually or in the aggregate, a Material Adverse Effect on Seller.

            (b) Representations and Warranties; Performance of Obligations. The obligations of Seller required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and Buyer shall have received a certificate to that effect signed on behalf of the Seller by the chairman or president and the chief financial officer or chief accounting officer of Seller.

            (c) Third-Party Approvals. Any and all permits, consents, waivers, clearances, approvals and authorizations of or notices to all nongovernmental and nonregulatory third parties which are necessary in connection with the consummation of the Acquisition Merger and are required to be received, obtained or made by Seller, including without limitation all such permits, consents, waivers, clearances, approvals, authorizations and notices disclosed in Section 4.04 of the Seller Disclosure Schedule, shall have been so received, obtained or made and shall be in full force and effect.

            (d) Tax Opinion. Buyer shall have received opinions dated the Closing Date from its counsel, Bingham, Dana & Gould LLP, or other counsel acceptable to Buyer, substantially to the effect that, on the basis of facts and representations set forth therein, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Acquisition Merger constitutes a reorganization as described in Section 368(a) of the Code. In rendering any such opinion, such counsel may rely, to the extent they deem necessary or appropriate, upon opinions of other counsel and upon representations of an officer or officers of Seller and Buyer or any of their affiliates or of Seller's Stockholders.

           (e) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition Merger or Buyer, by any federal or state governmental agency or authority which, in connection with the granting of any Requisite Regulatory Approval, imposes any condition or restriction upon Buyer, any Buyer subsidiary or Seller after the Acquisition Merger, which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable in the reasonable judgment of Buyer the consummation of the Acquisition Merger.

            (f) Termination of Seller Buy-Sell Agreement. Buyer shall have received from Seller and its directors and officers, as appropriate, satisfactory evidence that the Seller Buy-Sell Agreement has been terminated with respect to each stockholder of Seller at or prior to the Effective Time and that neither Seller nor Buyer nor any of their respective affiliates has any liabilities or other obligations to any stockholder of Seller at and following the Effective Time under the Seller Buy-Sell Agreement.

           (g) Employment Agreements; Protection Agreements; Non-Competition Agreement. The Employment Agreements shall have been executed and delivered by each of Michael A. Miller, Edward S. Yaffe, Michael A. Guidi, David S. Cohen and the Seller; the Protection Agreements shall have been executed and delivered by each of Bruce A. Miller, Scott A. Cooper and Joan G. Corbett and the Seller; and the Non-Competition Agreement shall have been executed and delivered by Robert D. Fanger and the Seller.

            (h) Legal Opinion. Buyer shall have received a legal opinion, dated the Closing Date, of Palmer & Dodge LLP, counsel for Seller and each of the Stockholders, in the form attached hereto as Exhibit F.

            (i) Approval to Acquire Canadian Sub. Buyer shall have received the required consent by way of an Order in Council (the Canadian Cabinet) under Section 521 of the Canada Bank Act (the "Canadian Consent") to permit the acquisition by the Buyer, indirectly through Seller, of all the issued and outstanding shares of the Canadian Sub, or in the alternative, written comfort from the OSFI or an opinion of Canadian counsel (the "Canadian Comfort Letter") that OSFI would not initiate any action against the Canadian Sub, the Buyer or any Affiliate of either for non-compliance with the Canada Bank Act as a result of the Buyer's indirect acquisition of Canadian Sub.

            In addition to the foregoing, Seller will furnish Buyer with such additional certificates, instruments or other documents in the name or on behalf of Seller, executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this Section 6.02 as Buyer may reasonably request.

           Buyer agrees to use its best efforts to obtain the Canadian Consent or, in the alternative, the Canadian Comfort Letter. Buyer further agrees that if the Canadian Consent referred to in Section 6.02(i) has not been received at a time when all other conditions to the Closing have been satisfied, unless Seller agrees otherwise, Buyer will amend its business plan to the effect that Buyer would not propose to conduct any bank business (as defined under the Canada Bank Act) through the Canadian Sub but rather would propose to liquidate any such business following Closing and to cease from writing any new business or renewing existing credit facilities. Buyer further undertakes that if neither the Canadian Consent nor the Canadian Comfort Letter referred to in Section 6.02(i) may be received promptly after a time when all other conditions to the Closing have been satisfied, Buyer will waive such condition, provided that Canadian Sub can be liquidated by Seller before the Effective Time in accordance with applicable law and in a manner that is not deemed materially economically disadvantageous in the judgment of the Buyer.

     6.03 Conditions to the Obligations of Seller. The obligations of Seller under this Agreement shall be further subject to the satisfaction or waiver by Seller, at or prior to the Effective Time, of the following conditions:

            (a) Absence of Material Adverse Changes. There shall not have occurred any change in the assets, properties, liabilities, business, operations, results of operations, financial condition or prospects of Buyer or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

            (b) Representations and Warranties; Performance of Obligations. The obligations of Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and Seller shall have received a certificate to that effect signed by the vice chairman and chief financial officer of Buyer or such other appropriate officer(s) of Buyer.

            (c) Third-Party Approvals. Any and all permits, consents, waivers, clearances, approvals and authorizations of or notices to all nongovernmental and nonregulatory third parties which are necessary in connection with the consummation of the Acquisition Merger and are required to be received, obtained or made by Buyer shall have been so received, obtained or made and shall be in full force and effect.

            (d) Tax Opinion. The Seller and the Stockholders shall have received opinions dated the Closing Date from Palmer & Dodge LLP, or other counsel acceptable to Seller, substantially to the effect that, on the basis of facts and representations set forth therein, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Acquisition Merger constitutes a reorganization as described in Section 368(a) of the Code and that no gain or loss will be recognized by the Stockholders of Seller upon the receipt, pursuant to this Agreement, of Buyer Common Stock solely in exchange for Seller Common Stock and in respect of such other substantial federal income tax effects of the Acquisition Merger as Seller may reasonably require and which are customary in transactions of a like character. In rendering any such opinion, such counsel may rely, to the extent they deem necessary or appropriate, upon opinions of other counsel and upon representations of an officer or officers of Seller and Buyer or any of their affiliates or of Seller's Stockholders.

           (e) Employment Agreements; Protection Agreements; Non-Competition Agreement. The Employment Agreements, the Protection Agreements; and the Non-Competition Agreement each shall have been executed and delivered by Buyer.

            (h) Legal Opinion. Seller shall have received a legal opinion, dated the Closing Date, of Eric R. Fischer, Executive Vice President, General Counsel and Clerk to Buyer and Bingham, Dana & Gould LLP, counsel for Buyer and the Acquisition Subsidiary, in the forms attached hereto as Exhibit G.

      In addition to the foregoing, Buyer will furnish Seller with such additional certificates, instruments or other documents in the name or on behalf of Buyer, executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this Section 6.03 as Seller may reasonably request.

                                  ARTICLE VII

                                    CLOSING

     7.01 Time and Place. Subject to the provisions of Articles VI and VIII hereof, the Closing of the transactions contemplated hereby shall take place at the Boston, Massachusetts offices of Bingham, Dana & Gould LLP at 10:00 A.M., local time, on the first business day after the date on which all of the conditions contained in Article VI are satisfied or waived; or at such other place, at such other time, or on such other date as Seller and Buyer may mutually agree upon for the Closing to take place.

     7.02 Deliveries at the Closing. Subject to the provisions of Articles VI and VIII hereof, at the Closing there shall be delivered to Seller and Buyer, the opinions, certificates, and other documents and instruments required to be delivered under Article VI hereof.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time in accordance with the following provisions:

            (a) by mutual written consent of Seller and Buyer authorized by their respective Boards of Directors;

            (b) by Seller or Buyer if the Effective Time shall not have occurred on or prior to December 31, 1997 provided, however, in the event the delay is caused by Seller or due to Seller's failure to promptly produce information required for any regulatory or governmental approval, as required by Section 5.04 hereof, or Seller's failure to otherwise fulfill its obligations to consummate the transactions, including the Acquisition Merger, contemplated hereby. March 2, 1998 (the "Termination

      Date") or such later date as shall have been agreed to in writing by Buyer and Seller;

            (c) by Buyer or Seller if any governmental or regulatory authority or agency, or court of competent jurisdiction, shall have issued a final permanent order or Injunction enjoining, denying approval of, or otherwise prohibiting the consummation of the Acquisition Merger and the time for appeal or petition for reconsideration of such order or Injunction shall have expired without such appeal or petition being granted; or

            (d) by the Buyer or the Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein which breach is not cured after thirty (30) days written notice thereof is given to the party committing such breach; or

            (e) by the Seller, by action of its Board of Directors, whether before or after approval of the Acquisition Merger by the stockholders of the Seller, by giving written notice of such election to the Buyer in the event that both of the following conditions are satisfied:

                (i) the average per share last sale prices of Buyer Common Stock as reported on NASDAQ over the ten (10) consecutive trading day period immediately preceding the date of the last Requisite Regulatory Approval to be received, in this case without regard to any waiting period attached to the effectiveness thereof (such period being hereinafter referred to as the "Determination Period", and the price so obtained being referred to as, the "Closing Price") is less than $18.06; and

                (ii) the number obtained by dividing the Closing Price by 21.25 is less than the number obtained by subtracting (A) 0.15 from (B) the quotient obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below).

           For the purposes hereof the following terms shall have the following meanings:

           "Final Index Price" shall mean the Weighted Average of the average of the closing prices of the Index Companies as reported on the NYSE, NASDAQ or AMEX for the Determination Period.

           "Index  Companies"  shall mean the  companies  listed on
      Schedule 8.01(e) hereto.

           "Initial Index Price" shall mean the Weighted Average of the closing prices of the Index Companies as reported on the NYSE, NASDAQ or AMEX on the trading day immediately preceding execution of this Agreement.

           "Weighted Average" shall mean the average determined by giving the average of the closing prices for each of the Index Companies the corresponding weight listed on Schedule 8.01(e) hereto.

      If the Buyer or any company listed on Schedule 8.01(e) declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, or subdivision of its common stock between the trading day immediately preceding execution of this Agreement and the date of the last Requisite Regulatory Approval to be received (without regard to any waiting period attached to the effectiveness thereof), the closing prices for such common stock shall be appropriately adjusted for the purposes of the definitions above so as to be comparable to the price on the date immediately preceding execution of this Agreement. There shall be excluded from the list of companies on Schedule 8.01(e) any company as to which there is pending at any time during the Determination Period any publicly announced proposal for such company to be acquired by another company in exchange for its stock. Upon such exclusion, the weight of each remaining company in Schedule 8.01(e) will be adjusted accordingly so that sum of all the weights of the remaining companies equals 100%.

      Notwithstanding the foregoing, during the ten (10) business day period commencing with the Buyer's receipt of the Seller's notice of termination pursuant to this Section 8.01(e), the Buyer shall have the option to increase the consideration to be received by the holders of Seller Common Stock under the Plan of Merger by adjusting the Conversion Number (hereinafter, as such term is defined in the Plan of Merger) to equal a number (calculated to the nearest one-thousandth) obtained by dividing
      (x) $11.38 by (y) the Closing Price. If the Buyer so elects within such ten-day period, it shall give prompt written notice to the Seller of such election and the revised Conversion Number, whereupon no termination shall have occurred pursuant to this Section 8.01(e) and the Agreement shall remain in effect in accordance with its terms (except as the Conversion Number shall have been so modified).

            (f) By the Board of Directors of either party (provided that the terminating party is not then in breach of any representation or warranty, covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Acquisition Merger cannot be by mutual agreement of the parties, satisfied or fulfilled by the date specified in Section 8.01(b) of this Agreement.

     8.02 Effect of Termination. In the event of termination of this Agreement by either Seller or Buyer as provided above, this Agreement shall forthwith become null and void (other than Sections 5.02(b) and 10.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of Seller or Buyer or their respective officers or directors to the other, except (i) any liability of Seller or Buyer under said Sections 5.02(b) and 10.01, provided that, nothing contained herein shall relieve a party from liability for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the nonbreaching party caused by a willful breach or default hereunder occurring prior to such termination.

     8.03 Amendment, Extension and Waiver. Subject to applicable law and as may be authorized by their respective Boards of Directors, at any time prior to the consummation of the transactions contemplated by this Agreement or termination of this Agreement in accordance with the provisions of Section 8.01 hereof, Buyer and Seller may, (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI (other than Section 6.01) hereof; provided, however, that there may not be, without further approval of Seller's Stockholders, any amendment, extension or waiver of this Agreement which reduces the amount or changes the form of the consideration to be delivered to such Stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                                INDEMNIFICATION


     9.01 Claim Period; Survival. Any claim for a breach of any representation, warranty, covenant or other agreement contained in or incorporated into this Agreement referred to below must be made within the following periods:

           (a) with respect to the matters addressed in Section 4.02(a), without limitation as to time period following the Closing Date;

           (b) with respect to the matters addressed in Section 4.10, prior to the lapse of time within which federal, state or local taxing authorities are entitled to assert any tax liability on the part of Seller for tax periods ending at or prior to the Closing Date; and

           (c) with respect to all other representations, warranties, covenants and agreements made by the Seller or the Stockholders contained in or incorporated into this Agreement or in any certificate delivered pursuant hereto, within twelve (12) months after the later of (i) the Closing Date or (ii) with respect to any breach of covenant, the date such covenant was required to be performed.

The representations, warranties, covenants and agreements of the Seller and the Stockholders contained in or referred to in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing Date and continue for the periods during which claims may be made as set forth above; provided, however, that covenants of the Seller or Stockholders referred to in the proviso of Section 10.10 shall survive as stated therein.

     9.02 Terms of Indemnification. Subject to Section 9.05 below, the Stockholders agree to indemnify, on a pro rata basis, Buyer (and its directors, officers, agents and employees) against, and each of them agrees to protect, to defend and to hold harmless the Buyer (and its directors, officers, agents and employees) from all Damages (as such term is defined in Section 9.04 below) arising out of or resulting from any inaccuracy in, or breach of, any of the representations, warranties, covenants or other agreements of the Seller or the Stockholders contained in or incorporated into this Agreement or in any certificate or instrument delivered in connection herewith (with any representations, warranties, covenants and other agreements of Seller being deemed to be of the Stockholders for purposes of this indemnification), which inaccuracy or breach is asserted and a claim for indemnification with respect thereto is made within the applicable survival period set forth in Section 9.01 above.

     9.03 Procedures. In any case under this Agreement where the Stockholders have indemnified the Buyer against any claim or legal action, indemnification shall be provided in accordance with the procedure outlined below:

           (a) Provided that prompt notice is given by the Buyer of a claim or suit for which indemnification might be claimed, unless the failure to provide such notice does not prejudice the interests the Stockholders, the Stockholders promptly will defend, contest, or otherwise protect against any such claim or suit at their own cost and expense.

           (b) The Buyer may, but will not be obligated to, participate at its own expense in a defense thereof by counsel of its own choosing, but the

      Stockholders shall be entitled to control the defense unless the Buyer has relieved the Stockholders from liability with respect to the particular matter, provided that the Stockholders may only settle or compromise the matter subject to indemnification without the consent of the Buyer if such settlement includes a complete release of the Buyer as to the matters in dispute and provided further that the indemnified party will not unreasonably withhold consent to any settlement or compromise that requires its consent.

           (c) In the event the Stockholders fail to timely defend, contest, or otherwise protect against any such claim or suit, the Buyer may, but will not be obligated to, defend, contest, or otherwise protect against the same, and make any compromise or settlement thereof and recover the entire costs thereof from the Stockholders, on a pro rata basis, including reasonable attorneys' fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof; provided, however, that if the Stockholders undertake the defense of such matter, the Buyer shall not be entitled to recover from the Stockholders for its costs incurred in the defense thereof other than the reasonable costs of investigation undertaken by the Buyer and reasonable costs of providing assistance.

           (d) The Buyer shall cooperate and provide such assistance as the Stockholders may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Stockholders may pay or be required to pay by way of indemnification hereunder. The Buyer shall be required to file a claim with its insurers as to any matter subject to indemnification that is covered by insurance; provided, however, that neither the filing of any such claim nor the insurer's rejection thereof in whole or in part shall be a condition to the Stockholders' obligations under this Article IX. The Buyer shall protect its position with respect to any matter that may be the subject of indemnification hereunder in the same manner as it would any similar matter where no indemnification is available.

     9.04 Damages. As used in this Article IX, the term "Damages" means any and all losses, claims, damages, liabilities, obligations, judgments, settlements, awards, demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys' fees (including any such reasonable costs, expenses and attorneys' fees incurred in enforcing a party's right of indemnification against any indemnitor or with respect to any appeal) and penalties and interest, if any, but shall not include any such amounts for which the Buyer receives payment from a third party (including insurers). Any insurance proceeds received by the Buyer with respect to any matter that has been the subject of any prior indemnification payment(s) by the Stockholders shall be promptly remitted to the Stockholders up to the aggregate amount of such prior indemnification payment(s).

     9.05  Maximum Indemnification; Deductible; Caps; Exception.

            (a) The maximum liability of the Stockholders to Buyer under this
      Article IX shall be the aggregate dollar value as and when issued of all shares of Buyer Common Stock actually issued to the Stockholders by Buyer under the terms of this Agreement (for these purposes assumed to be the Closing Price for each share issued) and any such other consideration received by such stockholders in exchange for their respective shares of Seller Common Stock pursuant to the terms of the Plan of Merger (hereinafter the "Cap");

            (b) Buyer shall not be entitled to any indemnification with respect to representations, warranties, covenants and agreements referred to in
      Section 9.01(c) of this Article IX unless and only to the extent that the aggregate Damages to the Buyer and its affiliates (without duplication) exceed $270,000 (the "Aggregate Deductible") and provided further (i) for claims and actions arising within six months of the Closing Date the Stockholders shall be liable for the full amount by which such Damages exceeds the Aggregate Deductible up to the amount of the Cap and (ii) for claims and actions arising after six months but within one year of the Closing Date, the Stockholders shall be liable for the full amount by which such Damages exceeds the Aggregate Deductible but only up to the aggregate amount of seventy-five percent (75%) of the Cap; and

            (c) Notwithstanding any other provision of this Agreement, if the Damages for which indemnification is sought arise out of an inaccuracy or breach which was known to be inaccurate at the time made or deemed to be made or, with respect to a breach of a covenant, was willful at the time performed or to be performed, then the Stockholders shall be liable for the full amount of the Damages up to the amount of the Cap plus out-of-pocket expenses.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.01 Expenses. Except as may otherwise be agreed to hereunder or in other writing by the parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     10.02 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram or telex addressed as follows:

            (a) If to Seller, to:

                     Firestone Financial Corp.
                     38 Glen Avenue
                     Newton, Massachusetts 02159
                     Attention: Michael A. Miller

                Copy to:

                     Palmer & Dodge LLP
                     One Beacon Street
                     Boston, Massachusetts 02108
                     Attention:Steven N. Farber, Esq.
                     Marc A. Rubenstein, Esq.

            (b) If to Buyer, to:

                     UST Corp.
                     40 Court Street
                     Boston, Massachusetts 02108
                     Attention:James K. Hunt
                               and
                               Eric R. Fischer

                Copy to:

                     Bingham, Dana & Gould LLP
                     150 Federal Street
                     Boston, Massachusetts 02110
                     Attention:Neal J. Curtin, Esq.
                               and
                               Matthew J. Cushing, Esq.

and if to any of the Stockholders, to the address listed under such Stockholder's name on the signature pages hereto, or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     10.03 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and that nothing in this Agreement, other than Sections 5.10 and 5.15, is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

     10.04 Complete Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, including the Plan of Merger, contains the entire agreement and understanding of the parties with respect to its subject matter. Except as set forth in the Plan of Merger or in the Seller Disclosure Schedule, there are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, including without limitation the Confidentiality Agreement, with respect to its subject matter.

     10.05 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed to be an original and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties.

     10.06 Governing Law. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

     10.07 Captions. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.08 Effect of Investigations. No investigation by the parties hereto made heretofore or hereafter, whether pursuant to this Agreement or otherwise shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation, subject, however, to Article IX and Section 10.09 hereof.

     10.09 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

     10.10 Survival of Representations, Warranties and Covenants. Except as otherwise specifically provided in this Agreement or in such other agreements, all representations, warranties, covenants and other agreements contained in or referred to in this Agreement or in any certificate delivered pursuant hereto shall not survive the Closing; provided, however, the covenants contained or referred to in Sections 5.05, 5.08, 5.09, 5.10, 5.13, 5.14, 5.15, 5.16 and 5.17
and the agreements of the "affiliates" of the Seller and Buyer shall survive for 18 months after the last date on which such covenant or agreement was required to be performed.

     10.11 Specific Enforceability. The parties recognize and hereby acknowledge that it is impossible to measure in money the damages that would result to a party by reason of the failure of either of the parties to perform any of the obligations imposed on it by this Agreement. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, each party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

     10.12 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Buyer shall be entitled, with Seller's prior consent (which consent shall not be unreasonably withheld), to revise the structure of the Acquisition Merger and related transactions provided that each of the transactions comprising such revised structure shall fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Code, and not subject any of the Stockholders of Seller to adverse tax consequences or change the amount or form of consideration to be received by such Stockholders and that the Seller receives an opinion from Palmer & Dodge LLP to that effect. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

      IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed as a sealed instrument by their duly authorized officers and each Stockholder has executed and delivered this Agreement in his individual capacity, all as of the day and year first above written.

                               UST CORP.

                               By:/s/ Neal F. Finnegan
                                      Name:   Neal F. Finnegan
                                      Title:  President and
                                               Chief Executive Officer


                               FIRESTONE FINANCIAL CORP.

                               By:/s/ Michael A. Miller
                                      Name:  Michael A. Miller
                                      Title: President



                              /s/ Michael A. Miller
                                  Michael A. Miller, individually
                                  Address:199 Temple Street
                                          West Newton, MA  02165


                               MAM Family Limited Partnership


                               By:/s/ Michael A. Miller
                                       Name:  Michael A. Miller
                                       Title:   General Partner
                               Address:199 Temple Street
                                       West Newton, MA  02165



                               /s/ Robert D. Fanger
                               Robert D. Fanger, individually
                               Address:  190 Dudley Street
                                         Brookline, MA  02146

                               /s/ Edward S. Yaffe
                               Edward S. Yaffe, individually
                               Address:  47 Castle Drive
                                         Sharon, MA  02067



                               /s/ David S. Cohen
                               David S. Cohen, individually
                               Address: 2 Savel Lane
                                        Sharon, MA 02067



                               /s/ Michael A. Guidi
                               Michael A. Guidi, individually
                               Address:62 Laurelwood Drive
                                       Hopedale, MA  01747


                               Tucker Anthony CF Scott A. Cooper IRA

                               By:/s/ Scott A. Cooper
                                       Name:  Scott A. Cooper
                               Address:52 Williams Road
                                       Sharon, MA  02067



                               /s/ Joan G. Corbett
                               Joan G. Corbett, individually
                               Address:16 Harding Street
                                       Medfield, MA  02052



                               /s/ Mary Teresa Crealese
                               Mary Teresa Crealese, individually
                               Address:15 Deerfield Drive
                                       Bridgewater, MA  02324

                               /s/ Scott A. Cooper
                               Scott A. Cooper, individually
                               Address: 52 Williams Road
                                        Sharon, MA  02067

                                   Schedule 1


                                  Stockholders

           Michael A. Miller                          500,000
           MAM Family Limited Partnership             400,000
           Robert D. Fanger                           530,000
           Edward S. Yaffe                            200,000
           David S. Cohen                             200,000
           Michael A. Guidi                           100,000
           Scott A. Cooper                             10,000
           Tucker Anthony CF Scott A. Cooper IRA       20,000
           Joan G. Corbett                             20,000
           Mary Teresa Crealese                        20,000

           Total                                    2,000,000

                                Schedule 8.01(e)

                                Index Companies


                                                  Relative
                                                   Weight
                                                   (IN %)

North Fork Bancorporation                           15.6
CCB Financial Corporation                           11.8
Peoples Heritage Financial Corp.                    10.3
Westamerica Bancorp.                                10.1
Cullen/Frost Bankers Inc.                            8.9
Whitney Holding Corp.                                7.6
Imperial Bancorp                                     7.3
HUBCO Inc.                                           6.1
Riggs National Corp.                                 5.8
First Midwest Bancorp Inc.                           4.9
TrustCo Bank Corp. NY                                4.3
Chittenden Corporation                               3.8
Banknorth Group Inc.                                 3.4
                                                 ==============
                                                   100.00%

                      AGREEMENT AND PLAN OF REORGANIZATION
                           SELLER DISCLOSURE SCHEDULE



SECTION 4.01(A)(I)

      FOREIGN QUALIFICATION OR LICENSE

           The Seller is qualified as a foreign corporation in Colorado and Vermont.

           From time to time in the normal course of business the Seller applies for and receives various licenses and permits for the collection and remittance of sales and use taxes within the United States. In addition the Seller has the following licenses:

           SELLER LICENSES
           Montana                        Sales Finance Company License

           SELLER SUB LICENSES
           Province of Quebec             Extra-provincial License
           Province of British Columbia   Extra-provincial
           Corporation


SECTION 4.01(A)(II)

      As of July 31, 1997, the Seller has outstanding financings of video lottery and gaming equipment in the states of Louisiana, Montana, New Mexico and South Dakota.

      As of October 15, 1997, the Seller has outstanding financings of video lottery and gaming equipment in the states of Louisiana, Montana, South Carolina and South
      Dakota.

SECTION 4.01(B)

      SUBSIDIARY AND EQUITY INVESTMENTS

           FIRESTONE FINANCIAL CANADA, LTD., an Ontario Corporation - Seller has 100% Ownership of the Common Stock of the subsidiary.

           FIRESTONE/DEBRAL/CENTRAL SQUARE ASSOCIATES JOINT VENTURE - A 50% interest in a joint Venture with Debral Realty, Inc. and Richard J. Chipman, Trustee of Central Square Trading Company Trust, the purpose and sole activity of which was to lend on the security of residential Real Estate. The assets are primarily residential Real Estate mortgages on property located in Massachusetts. The Seller has made a loan to this entity secured by various mortgages and guaranteed by 2 of the partners. The current balance outstanding on this loan as of June 30th, 1997 was $49,542. The current balance outstanding on this loan as of October 15th,1997 was $47,042.

           FIRESTONE/DEBRAL FUNDING TRUST - 50% interest in a joint Venture (an entity organized to take title by foreclosure of Real Estate to reduce losses on a loan previously contracted and secured by Real Estate) with Debral, an entity owned by Murray Schocket. The sole assets of this joint venture are a group of commercial office condominiums located at 125 and 133 East Street, Dedham, MA. All units are currently under short term lease agreements. All units are owned without any mortgage and Seller has a 50% interest the assets.


SECTION 4.02(A)

      SHARES OF SELLER COMMON STOCK

           Michael A. Miller                      500,000
           MAM Family Limited Partnership         400,000
           Robert D. Fanger                       530,000
           Edward S. Yaffe                        200,000
           David S. Cohen                         200,000
           Michael A. Guidi                       100,000
           Scott A. Cooper                         10,000
           Tucker Anthony CF Scott A. Cooper IRA   20,000
           Joan G. Corbett                         20,000
           Mary Teresa Crealese                    20,000

           Total                                2,000,000

SECTION 4.02(A)

           Buy/ Sell Agreement among Seller and the Stockholders dated February 4th, 1994.


SECTION 4.02(B)

           Reference the disclosure in Section 4.01(b)


SECTION 4.04

           Consents will be required under the following agreements:

                Amended and Restated Revolving Credit Agreement


SECTION 4.06

           Reference the disclosure in Section 4.11(a)


SECTION 4.08

           Pursuant to the Seller's decision to prepay the 1995 Subordinated Notes dated November 10, 1995, the Seller has sent notice on July 25th, 1997 to the Note holders, of the Sellers intention to prepay all of the outstanding principal of said Notes together with all accrued and unpaid interest on August 29th, 1997. Funding of such prepayment will be provided under the Sellers Amended and Restated Revolving Credit Agreement, therefore, the prepayment is subject to receiving approval from a majority of the Banks who are providing financing under the Firestone Revolving Credit Agreement. The Banks have provided preliminary verbal approval and written approval is expected by August 4th, 1997. The Seller has deferred costs of $21,349.68 associated with these Notes which will be expensed upon the prepayment of the Notes.

           The 1995 Subordinated Notes were paid in full on August 28, 1997 together with accrued interest thereon. In addition, the unamortized deferred costs were expensed at the same time.

           Seller intends to enter into an agreement, after consultation with the Buyer, for computer consulting, software and hardware acquisition to upgrade the Seller's existing accounting and processing systems and will include the development, installation and training of an imaging and workflow documentation system. Please reference Section 5.01 (i) and Section 5.01 (o) of this Agreement.

SECTION 4.09(B)

           From time to time in the normal course of business, the Seller is made aware of various liens, assessments, civil judgements and civil and criminal lawsuits that are filed against its customers. To the best knowledge of Seller, these liens, assessments, civil judgements and civil and criminal lawsuits that are filed against its customers would not have a Material Adverse Effect on Seller or otherwise materially adversely affect Seller's ability to perform its obligations under this Agreement. Seller is not aware of any criminal judgement against any of its customers, route operators distributors or suppliers.

           From time to time in the normal course of business, the Seller is made aware of bankruptcy filings which are filed by its customers. To the best knowledge of Seller, these bankruptcy filings which are filed by its customers would not have a Material Adverse Effect on Seller or otherwise materially adversely affect Seller's ability to perform its obligations under this Agreement.

           From time to time in the normal course of business, the Seller is requested to provide information to the IRS or other governmental agencies, with regard to payment history, and outstanding balances for a particular customer. The Seller routinely provides responses to these requests for information.


SECTION 4.10 (A)

           The Seller is required to apportion its income to various states based upon property owned, rental receipts and payroll to residents of the state. The Seller does not have employees in any other state, but does have leased equipment and rental income in various states. The Seller does not file returns in states where it owned, at the time of the lease origination, a de minimus amount of equipment in such states, but may have tax liability in such state. The following represents the states or cities where the Seller filed Corporate Franchise Tax returns in 1996:

Arizona               Maryland              City of Philadelphia
California            Massachusetts         Rhode Island
Colorado              New Jersey            Tennessee-Income
Connecticut           New Hampshire         Tennessee-Franchise

Florida-Income        New York - Income     Texas - Franchise
Florida-Intangible    New York - MTBT       Vermont
Georgia               N. Carolina           Virginia
Illinois              Penn - Franchise
Kentucky              Penn - Income

      The Seller filed consolidated federal tax returns with its parent, the Attleboro Pawtucket Savings Bank (APSB) from March 1985 through December 31, 1991. Reference Section 4.10(f) disclosure regarding the August 21, 1992 Federal Tax return. The Seller also filed combined Commonwealth of Massachusetts returns with APSB through December 31, 1991 and combined State of Rhode Island returns with APSB for the years ended December 31, 1987,1988 and 1989. The Seller filed the August 21, 1992 Commonwealth of Massachusetts and State of Rhode Island returns on a stand-alone basis.


SECTION 4.10 (B)

      The Companies have paid all Taxes except for those noted in 4.10(a) above.


SECTION 4.10(C)

      In the normal course of business, state corporate franchise, property and sales and use tax claims have been filed against the Seller. Each claim was reviewed, discussed, resolved and if applicable, paid. As of July 28,1997 there are no unpaid claims which have been brought to the attention of the Seller.

      As of October 15, 1997 the Seller was requested to schedule an audit of New York corporate income taxes for the period 1/1/94 through 12/31/96. The audit is scheduled for December 1997. In addition, the Seller was requested by the State of Alabama (a state the Seller had previously identified as de minimus) to provide franchise tax returns. There are no other unpaid claims which have been brought to the attention of the Seller.


SECTION 4.10(F)

      The Seller had filed a combined Federal Tax Return since the acquisition of the Seller by the APSB beginning 1985 and through and including the period ended December 31, 1991. On August 21, 1992, the Massachusetts Commissioner of

Banks seized the APSB and certain of the assets of APSB, including all of the outstanding capital stock of the Seller were immediately sold by the FDIC. The outstanding stock of the Seller was purchased by the current shareholders of the Seller. The Seller has no knowledge that the Federal Tax Return for the period ended August 21st, 1992 has been filed. For the period ended August 21, 1992, APSB had incurred significant losses, which resulted in no federal tax liability on a consolidated basis. The Seller did not have a written tax sharing arrangement with APSB. The Seller had recorded tax liability for the period ended August 21, 1992 of $423,947. The Seller did not reduce this liability until 1996, after reviewing the overall Federal and State tax provisions decided to reduce the liability by 25%, or $106,000 in 1996. The Seller has continued to reduce this liability by $8,833 each month in 1997. As of June 30th, 1997, there remains an unamortized balance of $264,947. As of October 15th, 1997, there remains an unamortized balance of $238,448.


SECTION 4.11(A)

      Firestone Financial 401K Plan, dated June 28th, 1996. There will be a "discontinuance charge" upon discontinuance of contributions or termination of the 401K Plan as follows:

                ------------------------------------------------
                Contract year in which  Discontinuance Charge
                Discontinuance Occurs   as a % of plan assets
                ------------------------------------------------

                      1 to 3                  2.500%
                      4 to 5                  1.875%
                      6 to 7                  1.250%
                ------------------------------------------------

      Plan assets at July 31, 1997 were approximately $1,060,000.

      In September 1997, the Plan administrator notified the Seller that the 401K Plan was top heavy as of December 31, 1996 resulting in an additional Seller contribution of approximately $6,000. The Seller expects that the Plan will also be top heavy for the year ending December 31, 1997. At this time, the Plan administrator has not estimated the additional contribution necessary for 1997.



SECTION 4.13

      AGREEMENT BETWEEN FIRESTONE AND ROBERT D. FANGER regarding employment terms, dated September 24, 1993

      AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, initially dated as of March 9th, 1994 and amended on numerous dates, the most recent amendment being dated October 25th, 1996.

      NOTE PURCHASE AGREEMENT, SUBORDINATED NOTES AND SUBORDINATION AGREEMENT all dated November 10, 1995.

      ASSISTANCE AND COOPERATION AGREEMENT, dated November 16th, 1992, among various members of management of the Seller and The First National Bank Boston as Agent

      COMMERCIAL LEASE AGREEMENT for space located at 38 Glen Avenue, Newton Centre, MA, amended on January 9th, 1995.

      FIRESTONE FINANCIAL 401K Plan Agreement

      BUY/SELL AGREEMENT among Seller and the Stockholders dated February 4th, 1994.

      Seller Guarantee for Subsidiary Debt from Canadian Lender, as part of the Amended and Restated Revolving Credit Agreement


SECTION 4.14(A)

           Firestone/Debral Funding Trust - 50% interest in joint Venture with Debral, an entity owned by Murray Schocket. The sole assets of this joint venture are a group of commercial office condominiums located at 125 and 133 East Street, Dedham, MA. All units are currently under short term lease agreements. All units are owned without any mortgage and Seller has a 50% interest in the assets.


SECTION 4.14(B)

           Second Amendment to Lease Between Seller and Glen Avenue Associations. Lease of Suite 201 and 202 located at 38 Glen Ave. The term of the lease is 60 months through October 31, 2000, with an option to extend for a 60 month period. Landlord has submitted Common Area Maintenance (CAM) charges related to flood damage related to a storm in October 1996. These charges are being reviewed under the terms of the lease and will be subject to final negotiations with the landlord. Total amount of the claim submitted to Seller is $34,337 and the Seller has accrued $15,000 as of June 30, 1997 for this matter. This matter was settled and paid in full in September 1997 for $31, 132.


SECTION 4.15

      The Seller finances lease contracts and installment sale contracts. The following table represents the states where the Seller files reports.


--------------------------------------------------------------------------------
       STATE                     REPORT                               DATE FILED
--------------------------------------------------------------------------------
State of Colorado       Biennial Report                                   l/l/96
State of Massachusetts  Certificate of Change of Directors or Officers  10/28/94
                        Attorney General Letter                          ll/l/96
                        Annual Report                                   12/31/96
State of Montana        Sales Finance License                             1/1/97
State of Pennsylvania   Certificate of Authority                          7/8/92
State of Vermont        Corporate Annual Report                         12/31/96
--------------------------------------------------------------------------------


SECTION 4.16

From time to time in the normal course of business the Seller applies for and receives various licenses and permits for the collection and remittance of sales and use taxes within the United States.


SECTION 4.18

Seller has made available to buyer copies of the following insurance policies currently in effect:


PACKAGE POLICY
          Seaco Insurance Company (expires 8/21/98) $250,000 Personal Property, Special Form, $1,000 Deductible, Replacement Cost Loss of Business Income, Actual Loss Sustained up to 12 consecutive months $500,000 EDP Equipment, Special Form, $1,000 Deductible, Replacement Cost

COMMERCIAL GENERAL LIABILITY
          Seaco Insurance Company (expires 8/21/98)
          $1,000,000  Liability  and  Medical  Expenses,  $10,000
          retainage
          $5,000 Medical Expenses per person
          $50,000 Fire Legal Liability

WORKERS' COMPENSATION POLICY
          Seaco Insurance Company (expires 8/21/98)

BUSINESS AUTO POLICY
          Seaco Insurance Company (expires 8/21/98)
          Leased Automobiles for:
          Michael A. Miller, Robert D. Fanger, Edward S. Yaffe,  David S. Cohen


LIFE INSURANCE POLICIES

---------------------------------------------------------------------------------------------
     OWNER                AMOUNT                  COMPANY                            EXPIRATION
---------------------------------------------------------------------------------------------
Michael A. Miller       4,950,000       First Colony Life Insurance Company        10/13/97

Robert Fanger           4,950,000       First Colony Life Insuranc Company         10/13/97
David S. Cohen          2,000,000       United of Omaha Life Insurance Company     10/13/97
Bruce A. Miller         2,000,000       First Colony Life Insurance Company        10/13/97
Deborah R. Miller       2,000,000       First Colony Life Insurance Company        10/13/97
Edward S. Yaffe         2,000,000       United of Omaha Life Insurance Company     10/13/97
Michael A. Guidi        1,000,000       First Colony Life Insurance Company        10/13/97
Scott A. Cooper           300,000       First Colony Life Insurance Company        10/13/97
Joan G. Corbett           200,000       First Colony Life Insurance Company        10/13/97
Maryteresa Crealese       200,000       First Colony Life Insurance Company        10/13/97
---------------------------------------------------------------------------------------------


SECTION 4.25

           Seller Advisory Board Members are:

                Steven N. Farber
                T. Lincoln Morison, Jr.
                Richard A. Giesser


SECTION 4.27

         [ ] Amended and Restated Revolving Credit Agreement provides for borrowings up to $80,000,000. Under the agreement the following amounts are outstanding:

                [ ]   Outstanding LIBOR Loans as of July 28,1997 are as follows:

                  Description      Amount       Rate      Maturity Date

                US LIBOR        $35,000,000    6.9688%      9/19/97
                US LIBOR        $21,000,000    6.9688%      8/22/97
                US LIBOR         $3,500,000     6.875%       8/1/97
                Canadian LIBOR   $1,500,000     7.000%      9/19/97
                Canadian LIBOR   $1,250,000     7.000%      8/22/97

                [ ] Amended and Restated Revolving Credit Agreement, Outstanding Balance under Credit Agreement as of 7/28/97:$ 500,000
                [ ] Amended and Restated Revolving Credit Agreement, Outstanding Balance under Swingline as of 7/28/97:
                      $ 885,000
                [ ] Amended and Restated Revolving Credit Agreement, Outstanding Balance under Credit Agreement with Canadian Lender as of 7/28/97:$240,000

         [ ] Subordinated Note Holders of Seller, as of July 28th,1997.
             Reference disclosure in Section 4.08. These Subordinated Notes were paid in full on August 28,1997 together with accrued interest thereon.


----------------------------------------------------------------------------
   Note Name                                                   Amount
----------------------------------------------------------------------------
   Albert & Berta Axelrad                                      100,000.00
   Bruce Backman                                               400,000.00
   Willis P. & Wendy E. Burbank                                200,000.00
   Dorothy J. Chamberlin Trust Dated 11/3/94                    75,000.00
   Leona S. & Winthrop D. Chamberlin                           100,000.00
   David S. Cohen, IRA                                           9,000.00
   Jane T. Cohen, IRA                                            6,000.00
   Myron Cohen                                                  50,000.00
   Myron Cohen, IRA 214 16341-1-9-E51, Gruntal & Co.,           50,000.00
   Incorporated, Custodian
   Scott A. Cooper, IRA                                         15,000.00
   Scott A. & Alison C. Cooper                                   5,000.00
   Smith Barney Custodian for Joan G. Corbett, IRA-Rollover     10,000.00
----------------------------------------------------------------------------

----------------------------------------------------------------------------
    Iris M. Fanger                                              50,000.00
    Deborah S. First                                           300,000.00
    Richard A. Giesser                                         117,000.00
    Richard A. Giesser, IRA                                     33,000.00
    R. Constance Giesser                                       116,000.00
    R. Constance Giesser, IRA                                   34,000.00
    Monroe S. Glick                                            100,000.00
    Mercer, Williams & Co., nominee for Donald J. Glotzer      200,000.00
    Stephen Gordet, SEP                                         80,000.00
    Michael A. Guidi                                            30,000.00
    Michael A. Guidi                                            15,000.00
    Barbara R. Hershberg                                        50,000.00
    Mel Howard                                                 100,000.00
    Mel Howard, IRA                                            100,000.00
    Murray Liberman                                            100,000.00
    Lewis J. Miller & Annette Furst                            317,000.00
    L. James Miller, IRA                                        83,000.00
    Gloria & Sol Miller                                         50,000.00
    Michael Miller, IRA                                        200,000.00
    Michael Miller, IRA                                         20,000.00
    Annette Miller, IRA                                         10,000.00
    Richard P. Morse                                           100,000.00
    Aileen J. Murstein                                          50,000.00
    Roslyn Pavane                                               25,000.00
    Estaire Pierce                                              50,000.00
    Thomas C. Pontani                                          100,000.00
    Barbara Pressman                                            50,000.00
    Gerald Ramin, IRA                                           50,000.00
    Harris E. & Esta-Lee Stone                                  50,000.00
    Emily P. Sullivan, Jr.                                     200,000.00
    Beatrice and Nathan Taubenfeld                             100,000.00
    Edward S. Yaffe                                            100,000.00
                                                               ----------
-----------------------------------------------------------------------------

                [ ] Outstanding LIBOR Loans as of October 9,1997 are as follows:

                -------------------------------------------------------
                 Description        Amount       Rate     Maturity-Date
                -------------------------------------------------------
                US LIBOR         $38,000,000     6.9063%     10/23/97
                US LIBOR         $21,000,000     6.9336%     10/23/97
                US LIBOR         $2,000,000      6.8750%     10/10/97

                Canadian LIBOR   $1,500,000      6.9375%     10/23/97
                Canadian LIBOR   $1,250,000      6.9375%     10/23/97
                -------------------------------------------------------

                [ ] Amended and Restated Revolving Credit Agreement, Outstanding Balance under Credit Agreement as of 10/9/97:$ 1,500,000

                [ ] Amended and Restated Revolving Credit Agreement, Outstanding Balance under Swingline as of 10/9/97:
                      $ 2,110,000

[ ]Amended and Restated Revolving Credit Agreement, Outstanding Balance under Credit Agreement with Canadian Lender as of 10/9/97:$230,000

[ ]Firestone Financial Canada, Ltd. has entered into various installment sales contacts denominated in Canadian Dollars. To hedge against the foreign exchange risk associated with the contracts which have not been guaranteed by a distributor, the subsidiary has entered into 29 Foreign Exchange Forward Pricing Contracts with the National Bank of Canada. The total amount covered under these contracts as of July 29th, 1997 is $693,943 CN and $501,743 USD. The contracts have various settlements date through June 1999. The total amount covered under these contracts as of October 10th, 1997 is $547,534 CN and $396,292 USD. The contracts have various settlements date through June 1999.

[ ]On October 31, 1995, the Seller entered into a interest rate Swap transaction for $4,000,000 at a fixed rate of 8.67% expiring on December 31, 1998. This swap was a hedge for the floating rate Subordinated Notes disclosed above. The remaining notional amounts are as follows:

                -------------------------------------
                Amount         Begin Date  End Date
                -------------------------------------
                $3,750,000     6/30/97     9/30/97
                $3,625,000     9/30/97     12/31/97
                $3,500,000     12/31/97    3/31/98
                $3,375,000     3/31/98     6/30/98
                $3,350,000     6/30/98     9/30/98
                $3,125,000     9/30/98     12/31/98

                -------------------------------------

[ ]LOAN PARTICIPATION AGREEMENTS - From time to time the Seller enters into a Loan Participation agreement where a third party, typically a distributor will participate a loan or series of loans with the Seller. Seller retains all servicing rights to the loans. At June 30, 1996, the balance of loans due to participants is $1,142,917. At September 30, 1996, the balance of loans due to participants is $1,197,621.


SECTION 4.28

The Seller's computer system contains the Year 2000 Problems which the Seller is attempting to remedy through the computer upgrading described in Section
4.08. The Seller assumes without any specific knowledge, that all of its customers, insurance companies, and service providers have and will encounter difficulties in remedying their own Year 2000 Problem.


SECTION 5.11

           Automobile Leases in force

           1996 Volvo 845GTAS, term of 36 months, beginning 10/23/95, through 9/23/98
           1996 Lexus ES300, term of 48 months, beginning 11/22/95, through 10/22/99
           1997 Jeep Cherokee, term of 36 months, beginning 12/19/96, through 11/19/99
           1995 Saab 9000SET, term of 36 months, beginning 6/20/95
           through 5/20/98

Buyer Disclosure Schedule


Section 3.02(a)

Shares of Buyer's Common Stock are reserved for issuance pursuant to the Buyer's Stock Compensation Plan, 1995 and 1996 Director stock option plans and the Company's Dividend Reinvestment Plan.


Section 3.02(b)

      USTrust

      (i)   100% common stock.

      (ii)  Massachusetts.

      (iii) USTrust is not a member of the Federal Reserve System.

                                                                      EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of August ___, 1997 (this "Plan of Merger") by and among [BUYER], a Massachusetts corporation (the "Buyer"), [SELLER], a Massachusetts corporation (the "Seller"), and [ACQUISITION SUBSIDIARY], a Massachusetts corporation and a wholly-owned subsidiary of the Buyer (the "Acquisition Subsidiary"). The Seller and the Acquisition Subsidiary are hereinafter sometimes collectively referred to as the "Constituent Corporations".

      This Plan of Merger is being entered into pursuant to an Agreement and Plan of Reorganization, dated as of August ___, 1997 (as amended and in effect from time to time, the "Agreement"), between the Buyer, the Seller and each of the Stockholders identified therein.

      All capitalized terms used herein without definition are used with the meanings ascribed thereto in the Agreement.

      In consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

      1.01 Surviving Corporation. In accordance with the provisions of this Plan of Merger and the Massachusetts Business Corporation Law ("MBCL"), at the Effective Time (as hereinafter defined), the Acquisition Subsidiary shall be merged with and into the Seller (the "Merger"), and the separate corporate existence of the Acquisition Subsidiary shall cease. The Seller shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. The name of the Surviving Corporation shall be [THE NAME OF THE SELLER], unless such name is changed at the request of the Buyer.

      1.02 Purposes of Surviving Corporation. As of the Effective Time, the purposes of the Surviving Corporation shall be as stated in the Articles of

Organization of the Seller immediately prior to the Effective Time.

      1.03 Authorized Capital Stock of Surviving Corporation. As of the Effective Time, the Surviving Corporation shall be authorized to issue that number of shares of $0.01 par value voting common stock which the Acquisition Subsidiary is authorized to issue immediately prior to the Effective Time.

      1.04 Description of Classes of Stock. As of the Effective Time, each class or series of capital stock of the Surviving Corporation shall have the same preferences, voting powers, qualifications, special or relative rights or privileges as such class or series of capital stock of the Acquisition Subsidiary possessed immediately prior to the Effective Time.

      1.05 Effect of the Merger.

           (a) Upon the Effective Time, all of the estate, property, rights, privileges, powers and franchises of the Constituent Corporations and all of their property, real, personal and mixed, and all the debts due on whatever account to any of them, as well as all stock subscriptions and other choses in action belonging to any of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed, and all claims, demands, property and other interest shall be the property of the Surviving Corporation, and the title to all real estate vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation.

           (b) Upon the Effective Time, the rights of creditors of any Constituent Corporation shall not in any manner be impaired, nor shall any liability or obligation, including taxes due or to become due, or any claim or demand in any cause existing against such corporation, or any stockholder, director, or officer thereof, be released or impaired by the Merger, but the Surviving Corporation shall be deemed to have assumed, and shall be liable for, all liabilities and obligations of each of the Constituent Corporations in the same manner and to the same extent as if the Surviving Corporation had itself incurred such liabilities or obligations. The stockholders, directors, and officers of the Constituent Corporations shall continue to be subject to all liabilities, claims and demands existing against them as such at or before the Merger. No action or proceeding then pending before any court or tribunal of the

      Commonwealth of Massachusetts or otherwise in which any Constituent Corporation is a party, or in which any such stockholder, director, or officer is a party, shall abate or be discontinued by reason of the Merger, but any such action or proceeding may be prosecuted to final judgment as though no merger had taken place, or the Surviving Corporation may be substituted as a party in place of any Constituent Corporation by the court in which such action or proceeding is pending.

      1.06 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Acquisition Subsidiary acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Plan of Merger, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Plan of Merger.

      1.07 Articles of Organization. At the Effective Time, the Articles of Organization of the Acquisition Subsidiary as in effect at the Effective Time, shall be by amendment effected by the Plan of Merger, the Articles of Organization of the Surviving Corporation and the By-Laws of the Acquisition Subsidiary, as in effect at the Effective Time, shall be the By-Laws of the Surviving Corporation and, subject to the rights of the Buyer as the sole stockholder, shall thereafter continue to be its Articles of Organization and By-Laws until amended as provided therein or by law.

      1.08 Directors and Officers. At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons comprising the Board of Directors of the Acquisition Subsidiary and those persons comprising the Board of Directors of the Seller, in each case, immediately prior to the Effective Time, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Corporation. At all times, the Board of Directors of the Surviving Corporation shall consist of at least 50% Buyer appointees. The officers of the Seller immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and, subject to the rights of the Buyer as the sole stockholder, after the Effective Time each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Corporation.

      1.09 Effective Time; Conditions. If all of the conditions precedent set forth in Article VI of the Agreement have been satisfied or waived, and this Plan of Merger is not terminated under Section 3.01 hereof, Articles of Merger with respect to the Merger shall be prepared by the Acquisition Subsidiary and the Seller and filed and recorded pursuant to Section 78(d) of the MBCL (the "Articles of Merger"). The Merger shall become effective at, and the Effective Time shall be, the date and time specified in the Articles of Merger which shall be not later than thirty (30) days after the filing of the Articles of Merger (such date and time is herein referred to as the "Effective Time").

                                   ARTICLE II

                              CONVERSION OF SHARES

      2.01 Effect on Outstanding Shares.

           (a) Acquisition Subsidiary Common Stock. By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock of the Acquisition Subsidiary, par value $0.01 per share ("Acquisition Subsidiary Common Stock"), issued and outstanding immediately prior to the Effective Time, shall become and be converted into 1.00 share of common stock of the Surviving Corporation, par value $0.01 per share ("Surviving Corporation Common Stock"). Each certificate which immediately prior to the Effective Time represented outstanding shares of Acquisition Subsidiary Common Stock shall on and after the Effective Time be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which the shares of Acquisition Subsidiary Common Stock represented by such certificate shall have been converted pursuant to this Section 2.01(a).

           (b) Seller Common Stock. (i) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock of the Seller, par value $0.01 per share ("Seller Common Stock"), issued and outstanding immediately prior to the Effective Time (other than any such shares held directly or indirectly by the Buyer, except in a fiduciary capacity, and any such shares held as treasury stock by the Seller) shall become and be converted into 0.63 shares of the common stock of the Buyer, par value $0.625 per share ("Buyer Common Stock"), together with that number of Buyer Rights issued pursuant to the Buyer Rights Agreement associated therewith; provided, however, that if the product of the Closing Price multiplied by the aggregate number of shares of Buyer Common Stock into which all shares of Seller Common Stock shall be converted exceeds $30,000,000, the Conversion Number shall be adjusted downward so that the product of the Closing Price multiplied by the aggregate number of shares of Buyer Common Stock into which all shares of Seller Common Stock shall be converted is equal to $30,000,000 (the immediately foregoing proviso, however, will not apply if (i) a definitive agreement for the acquisition of all of the issued and outstanding shares of Buyer Common Stock or Bank Common Stock is executed, (ii) a tender offer for the shares of Buyer Common Stock is consummated or (iii) twenty-five percent (25%) or more of the voting securities of the Buyer or the Bank is acquired by an individual or a group of individual, in each case, during the period beginning on the date hereof and ending on the Effective Date); provided, however, that in the event that the Buyer has exercised its option to deliver additional shares of its Common Stock pursuant to the last paragraph of Section 8.01(e) of the Agreement, Seller's Common Stock shall be converted into such number of shares of the Common Stock of the Buyer, par value $0.625 per share, as provided in said Section of the Agreement. The number of shares of Buyer Common Stock into which each share of Seller Common Stock shall be converted is hereinafter called the "Conversion Number."

           (ii) As of the Effective Time, each share of Seller Common Stock held either directly or indirectly by the Buyer (other than in a fiduciary capacity) or as treasury stock of the Seller shall be cancelled, retired and cease to exist, and no payment shall be made with respect thereto. Each certificate which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock shall on and after the Effective Time be deemed for all purposes to represent the number of shares of Buyer Common Stock into which the shares of Seller Common Stock represented by such certificate shall have been converted pursuant to this Section 2.01(b).

           (c) Shares of Dissenting Holders. No conversion under Section 2.01(b) hereof shall be made with respect to the shares of Seller Common Stock held by a Dissenting Holder (as such term is defined below);

      provided, however, that each share of Seller Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the applicable provisions of the MBCL, shall be deemed to be converted, as of the Effective Time, into shares of Buyer Common Stock as specified in Section 2.01(b) hereof. The term "Dissenting Holder" shall mean a holder of Seller Common Stock who has demanded appraisal rights in compliance with the applicable provisions of the MBCL concerning the right of such holder to dissent from the Merger and demand appraisal of such holder's shares of Seller Common Stock.

           (d) Dissenter's Rights. Any Dissenting Holder (i) who files with the Seller a written objection to the Merger before the taking of the vote to approve this Plan of Merger by the shareholders of the Seller and who states in such objection that he intends to demand payment for his shares if the Merger is concluded and (ii) whose shares are not voted in favor of the Merger shall be entitled to demand payment for his shares of Seller Common Stock and an appraisal of the value thereof, in accordance with the provisions of Sections 86 through 98 of the MBCL.

      2.02 Anti-Dilution. In the event that, subsequent to the date of this Plan of Merger but prior to the Effective Time, the outstanding shares of Buyer Common Stock or Seller Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Buyer's or the Seller's capitalization, other than pursuant to the Agreement, as the case may be (a "Recapitalization"), then an appropriate and proportionate adjustment shall be made to the Conversion Number so that each holder of Seller Common Stock shall receive under Section 2.01(b) hereof the number of shares of Buyer Common Stock (except for fractional shares) that such holder would have held immediately following the Recapitalization if the Merger had occurred immediately prior to the Recapitalization or the record date therefor, as applicable. For purposes of this Section 2.02, in no event shall the issuance of shares or securities by the Buyer in connection with the Buyer acquiring directly or indirectly the stock or assets of any corporation, bank or other entity be deemed to be a "Recapitalization".

      2.03 Procedures.

           (a) Certificates which represent shares of Seller Common Stock that are outstanding immediately prior to the Effective Time (an "Old Certificate") and are converted into shares of Buyer Common Stock pursuant to this Article II shall, after the Effective Time, be deemed to represent shares of Buyer Common Stock into which such shares have been converted and shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates representing the shares of Buyer Common Stock into which such shares have been converted.

           (b) As promptly as practicable after the Effective Time, the Exchange Agent shall send to each holder of record of shares of Seller Common Stock outstanding at the Effective Time transmittal materials (which shall be reviewed with the Seller's counsel prior to the Effective
      Time) for use in exchanging the Old Certificates for such shares for new certificates ( a "New Certificate") for shares of Buyer Common Stock into which such shares of Seller Common Stock have been converted pursuant to this Article II. Upon surrender of an Old Certificate, together with a duly executed letter of transmittal and any other required documents, the holder of such Old Certificate shall be entitled to receive, in exchange therefor, a certificate for the number of shares of Buyer Common Stock to which such holder is entitled pursuant to Section 2.01(b) hereof, and such Old Certificate shall forthwith be cancelled. No dividend or other distribution payable after the Effective Time with respect to Buyer Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof surrenders such Old Certificate, at which time such holder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto. After the Effective Time, there shall be no transfers on the stock transfer books of the Seller of shares of Seller Common Stock which were issued and outstanding at the Effective Time and converted pursuant to the provisions of this Article II. If, after the Effective Time, Old Certificates are presented for transfer to the Seller, they shall be cancelled and exchanged for the shares of Buyer Common Stock deliverable in respect thereof as determined in accordance with the provisions and procedures set forth in this Article II.

           (c) In lieu of the issuance of fractional shares of Buyer Common Stock pursuant to Sections 2.01(b) of this Plan of Merger, cash adjustments, without interest, will be paid to the holders of Seller Common Stock in respect of any fractional share that would otherwise be issuable and the amount of such cash adjustment shall be equal to an amount in cash determined by multiplying such holder's fractional interest by the Closing Price of a share of Buyer Common Stock (rounded up to the nearest cent). For purposes of determining whether, and in what amounts, a particular holder of Seller Common Stock would be entitled to receive cash adjustments under this Section 2.03(c), shares of record held by such holder and represented by two (2) or more Old Certificates shall be aggregated.

           (d) After the Effective Time, holders of Old Certificates of the Seller Common Stock shall cease to be, and shall have no rights as, stockholders of the Seller, other than (i) to receive shares of Buyer Common Stock into which such shares have been converted and, if applicable, fractional share payments pursuant to the provisions hereof and (ii) the rights afforded to any Dissenting Holder (as defined in Section 2.01(c)) under applicable provisions of the MBCL.

           (e) Notwithstanding the foregoing, neither the Buyer nor the Seller nor any other person shall be liable to any former holder of shares of Seller Common Stock for any shares or any dividends or distributions with respect thereto properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

           (f) In the event any Old Certificate shall have been lost, stolen or destroyed, upon receipt of reasonable evidence as to such loss, theft or destruction and to the ownership of such Old Certificate by the person claiming such Old Certificate to be lost, stolen or destroyed, and the receipt by the Buyer of reasonable and customary indemnification, the Buyer will issue in exchange for such lost, stolen or destroyed Old Certificate shares of Buyer Common Stock and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this Article II.

           (g) If any New Certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Old Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer (including, but not limited to, that the signature of the transferor shall be properly guaranteed by a commercial bank, trust company, member firm of the NASD or other eligible guarantor institution), and that the person requesting such exchange shall pay to the Exchange Agent (as such term is defined in Section 4.01 hereof) in advance any transfer or other taxes required by reason of the issuance of a New Certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Old Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                                  ARTICLE III

                           AMENDMENT AND TERMINATION

      3.01 Termination. Notwithstanding the approval and adoption of this Plan of Merger by the stockholders of the Seller, the Buyer and the Acquisition Subsidiary, this Plan of Merger shall terminate forthwith in the event that the Agreement shall be terminated as therein provided. In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall forthwith become null and void and there shall be no liability on the part of any of the parties hereto except as otherwise provided in the Agreement.

      3.02 Amendment. This Plan of Merger shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto pursuant to an amendment to the Agreement approved in the manner therein provided. If any such amendment to the Agreement is so approved, any amendment to this Plan of Merger required by such amendment to the Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.

                                   ARTICLE IV

                                 MISCELLANEOUS

      4.01 Exchange Agent. Prior to the Effective Time, the Buyer shall appoint United States Trust Company, Boston, Massachusetts as exchange agent for the purpose of exchanging Old Certificates representing shares of Seller Common Stock for New Certificates representing shares of Buyer Common Stock (the "Exchange Agent"), and the Buyer shall issue and deliver to the Exchange Agent New Certificates representing shares of Buyer Common Stock and shall pay to the Exchange Agent such amounts of cash as shall be required to be delivered to holders of shares of Seller Common Stock in lieu of fractional shares of Buyer Common Stock, pursuant to Article II of this Plan of Merger.

      4.02 Counterparts. This Plan of Merger may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

      4.03 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed and delivered as a sealed instrument as of the date first above written.

                     [BUYER]



                     By:______________________________________
                         President



                     By:______________________________________
                         Treasurer


                     [SELLER]



                     By:______________________________________
                         President



                     By:______________________________________
                         Treasurer


                     [ACQUISITION SUBSIDIARY]



                     By:______________________________________
                         President



                     By:______________________________________
                         Treasurer

                                                                    EXHIBIT B-1

               FORM OF BUYER AFFILIATE LETTER ADDRESSED TO SELLER

                                              [Date]

[SELLER]

--------------------
--------------------
--------------------

Ladies and Gentlemen:

      I have been advised that as of the date hereof I may be deemed to be an "affiliate" of [BUYER], a Massachusetts corporation ("Buyer"), as the term "affiliate" is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"). I have been further advised that pursuant to the terms of the Affiliation Agreement and Plan of Reorganization and Agreement and Plan of Merger dated as of July ___, 1997 (together, the "Merger Agreement"), between Buyer, [ACQUISITION SUBSIDIARY], a wholly owned subsidiary of Buyer and a Massachusetts corporation ("Merger Subsidiary"), and [SELLER], a Massachusetts corporation (the "Seller"), Merger Subsidiary will be merged with and into Seller.

      I represent to and covenant with Buyer that from the date that is thirty
(30) days prior to the Effective Time (as defined in the Merger Agreement) I will not sell, transfer or otherwise dispose of, or reduce the risk of ownership with respect to, shares of Buyer Common Stock (as defined in the Merger Agreement) held by me until after such time as results covering at least thirty (30) days of combined operations of Buyer and Seller have been published by Buyer, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the results of at least 30 days of combined operations.

                               Very truly yours,


                               By:________________________________
                                       Name:

Accepted this ____ day of
_____________, 1997, by

[SELLER]

By:__________________________________
     Name:
     Title:

                                                                    EXHIBIT B-2

               FORM OF SELLER AFFILIATE LETTER ADDRESSED TO BUYER


                                              [Date]


[BUYER]

---------------------
---------------------
---------------------

Ladies and Gentlemen:

      I have been advised that as of the date hereof I may be deemed to be an "affiliate" of [SELLER], a Massachusetts corporation ("Seller"), as the term "affiliate" is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"). I have been further advised that pursuant to the terms of the Affiliation Agreement and Plan of Reorganization and Agreement and Plan of Merger dated as of July ___, 1997 (together, the "Merger Agreement"), between [BUYER], a Massachusetts corporation ("Buyer"), [ACQUISITION SUBSIDIARY], a wholly owned subsidiary of Buyer and a Massachusetts corporation ("Merger Subsidiary"), and Seller, Merger Subsidiary will be merged with and into Seller (the "Merger"), and that as a result of the Merger, I may receive shares of Buyer Common Stock (as defined in the Merger Agreement) in exchange for shares of Seller Common Stock (as defined in the Merger Agreement), owned by me.

      I represent, warrant and covenant to Buyer that in the event I receive any Buyer Common Stock pursuant to the Merger:

           A. I shall not make any sale, transfer or other disposition of the Buyer Common Stock in violation of the Securities Act of 1933, as amended (the "Act") or the Rules and Regulations of the Commission under the Act (the "Rules and Regulations").

           B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Buyer Common Stock to the extent I believed necessary, with my counsel or counsel for Seller.

      I further represent to and covenant with Buyer that from the date that is thirty (30) days prior to the Effective Time (as defined in the Merger Agreement) I will not sell, transfer or otherwise dispose of, or reduce the risk of ownership with respect to, shares of Seller Common Stock held by me and that I will not sell, transfer or otherwise dispose of, or reduce the risk of ownership with respect to, any shares of Buyer Common Stock received by me in the Merger or other shares of Buyer Common Stock until after such time as results covering at least thirty (30) days of combined operations of Buyer and Seller have been published by Buyer, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the results of at least 30 days of combined operations.

                               Very truly yours,



                               By:_______________________________
                                       Name:

Accepted this ____ day of
_____________, 1997, by

[BUYER]



By:_________________________________
      Name:
      Title:

                                                                      EXHIBIT C

                                    [SELLER]

                              Employment Agreement


      EMPLOYMENT AGREEMENT dated August __, 1997, by and among [SELLER], a Massachusetts corporation (the "Company"), and [EXECUTIVE], an individual residing at [______________________________] (the "Executive"), and [BUYER], a
Massachusetts corporation (the "Buyer"). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in that certain Agreement and Plan or Reorganization, among the Buyer, the Company and each of the Stockholders listed therein, dated August ___, 1997.

      1. Freedom to Contract. The Executive represents that he is free to enter into this Agreement and that he has not made and will not make any agreement in conflict with this Agreement.

      2. Employment. The Company shall employ the Executive as [POSITION/TITLE] and the Executive accepts such employment, all upon the terms and conditions set forth herein. For as long as the Executive is employed in such capacity by the Company, the corporate headquarters of the Company shall remain in Massachusetts.

      3. Duties. Subject to the general direction of the Board of Directors of the Company or any person to whom the Board delegates its authority, the Executive shall use his best efforts, including the highest standards of professional competence and integrity, and shall devote his full business time and effort to the performance of his duties hereunder. The Executive's duties shall be performed primarily in Massachusetts, subject to business trips reasonable in number and duration. The Executive shall not engage in any other business activity except that the Executive may engage from time to time in such personal investment activities as do not interfere with his day-to-day responsibilities to the Company.

      4.   Compensation and Benefits.

           4.1. Salary. During the Term (as defined below) of this Agreement, the Executive shall be paid a salary (the "Salary") at the rate of [_________________________] Dollars ($_______) per annum, payable as customarily paid by the Company. The Company, in its sole discretion, may increase the Salary, but has made no representation that it intends to do so.

      4.2. Bonus. In addition to his Salary, for each full year of employment, the Executive shall be entitled to a bonus in an amount determined in the discretion of the Compensation Committee of the Board of Directors of the Surviving Corporation (as defined in the Plan of Merger).

           4.3. Benefits. The Executive shall be entitled to participate in all "employee pension benefit plans," all "employee welfare benefit plans" (each as defined in the Employee Retirement Income Security Act of 1974) and all pay practices and other compensation arrangements maintained by the Buyer from time to time (the "Benefits"). The Buyer agrees to provide or cause the Company to provide the Executive with the types and levels of Benefits maintained by the Buyer for similarly situated employees of the Buyer. The Buyer will treat the service of Executive with Company as service rendered to Buyer for purposes of eligibility to participate, vesting and for other appropriate benefits, but not for benefit accrual (including minimum pension amount) or benefit payment, early retirement subsidies, minimum employee pension benefits or post-retirement welfare benefits under any employee pension benefit plan or welfare benefit plan of Buyer extended to the Executive. In addition, it is the intention of Buyer that after, the Closing, the benefits accorded to the Executive would, in the aggregate, be no less favorable than Company's existing benefit plans. All Benefits shall conform to Buyer's benefit plans and policies, except that, Executive shall be entitled to the vacation benefits afforded to him prior to the Effective Date and any automobile lease utilized by Executive existing as of July ___, 1997 shall be permitted to expire in accordance with its terms and thereafter, Executive shall be entitled to an automobile allowance in accordance with Buyer's then existing automobile allowance policy.

      4.4. Reimbursement of Expenses. The Company shall reimburse, pursuant to the Buyer's Expense Reimbursement Plan, the Executive for all ordinary and necessary expenses incurred by the Executive on behalf of the Company, upon the presentation of customary vouchers.

           4.5. Payment Limit. Notwithstanding the other provisions of this
Section 4, the Company shall make no payment that would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986 or any successor provision.

      5.   Term; Termination; Rights Upon Termination.

           5.1. Term. The term (the "Term") of employment of the Executive hereunder shall commence as of the date first above written (the "Effective Date") and shall continue until the second anniversary of the Effective Date unless terminated earlier in accordance with the provisions hereof. This Agreement shall be renewed automatically for an additional one (1) year term unless otherwise terminated by either party by written notice to the other given at least ninety (90) days prior to the expiration of the then current term.

            5.2. Termination. The Company may at any time immediately terminate the employment of the Executive under this Agreement with or without Cause. The Executive may at any time immediately terminate his employment under this Agreement with or without Reason.

                (a) For purposes of this Agreement, the term "Cause" shall mean
           (i) any act of dishonesty or gross and willful misconduct with respect to the Company, including without limitation, fraud or theft, on the part of the Executive, (ii) conviction of the Executive for a felony, or (iii) the Executive's sustained failure to perform significant duties hereunder after notice and a thirty
           (30) day opportunity to cure. The rights and obligations of the parties upon any termination of the Executive's employment shall be as set forth in Section 5.3 hereof.

                (b) For purposes of this Agreement, the term "Reason" shall mean (i) a material breach by the Company of any term of this Agreement, (ii) any event of bankruptcy or insolvency in respect of the Company, or (iii) the occurrence of an incidence of Deterioration as such term is defined in Section 8.2 hereof (without regard to any reference to a Change of Control).

           5.3. Rights Upon Termination.  In the event that:

                (a) the employment of the Executive is terminated by the Executive for Reason or by the Company without cause, then for a period of two (2) years after such termination, the Company shall pay to the Executive, at the time otherwise due under Section 4 all Salary at the rate in effect at the time of termination plus a bonus equal to the amount of the Executive's bonus earned in the year prior to such termination and provide all Benefits to the Executive under Section 4. The obligations of the Company pursuant to this
           Section 5.3(a) shall be in lieu of any other rights of the Executive hereunder to compensation or Benefits in respect of any period before or after the date of such termination;

                (b) the Executive's employment terminates by reason of death or permanent disability (as determined under the Company's current policy), then the Company shall pay and provide to the Executive or Executive's estate or other successor in interest at the time otherwise due under Section 4 all Salary and benefits due to the Executive under Section 4 through the end of the twelfth month after the month in which the termination occurs, but reduced in the case of disability by any payments received under any disability plan, program or policy paid for by the Company. The obligations of the Company pursuant to this Section 5.3(b) shall be in lieu of any other rights of the Executive hereunder to compensation or Benefits in respect of any period before or after the date of such termination and in lieu of any severance payment, and no other compensation of any kind or any other amounts shall be due to the Executive by the Company by the Company under this agreement.

                (c) the employment of the Executive is terminated by the Executive without Reason or by the Company for Cause, the Executive shall not be entitled to compensation or benefits granted hereunder beyond the date of the termination of the Executive's employment.

      6. Non-Competition; Non-Solicitation. The Executive, as a shareholder of the Seller, is receiving payment from the Buyer for all shares of the Seller owned by the Executive. In addition, the parties hereto agree that the past and future services of the Executive are special and unique and that the Executive, as an officer of the Company, has special fiduciary duties to the Company and the Buyer, as the sole stockholder of Company, and that for these reasons a covenant on the part of the Executive not to compete during his employment by the Company and for a reasonable period after the termination or expiration of his employment is essential to protect the business of the Company and its affiliates. Accordingly, in consideration of the promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, during the period of the Executive's employment and upon the termination of the Executive's employment with the Company (the "End Date"), the Executive shall not, for a period of two (2) years after the End Date, and shall not permit any entity or business enterprise of which he is an executive, agent, officer, promoter, director, shareholder, partner, trustee or consultant to, directly or indirectly,

                (a) solicit or accept orders or referrals from, make loans or enter into leases other than on behalf of the Company or otherwise interfere with or adversely affect the business relationships (whether formed heretofore or hereafter) between the Company or the Canadian Sub (as such term is defined in that certain Agreement and Plan of Reorganization) and any of their route operators, equipment distributors, customers, including but not limited to route operators and equipment distributors, or suppliers or any person or entity which has been identified in writing and contacted by the Company as a potential route operator, equipment distributor, customer, including but not limited to route operators and equipment distributors, or supplier, which actions could directly or indirectly divert business from or adversely affect the business of the Company or any of its affiliates; or

                (b) solicit (or attempt to solicit) or encourage to leave the employment of the Company or any of its affiliates or other than on behalf of the Company employ in any capacity or retain as a consultant any person who was employed or retained in any capacity, including without limitation as an executive or as a consultant, by the Company or any of its affiliates during the term of the Executive's employment with the Company.

      7.   Confidential Information.

           7.1. During and after the period of his employment, the Executive and any person or entity controlled directly or indirectly by the Executive shall maintain in confidence and shall not, directly or indirectly, disclose, sell, use, publish, make copies of, or communicate to any person, firm, or corporation any confidential information, trade secrets or proprietary data of which he learns or learned or to which he has or had access during the course of his employment by the Company or any of its affiliates.

           7.2. For purposes of this Section 7, "confidential information, trade secrets or proprietary data" means any information concerning any matters affecting or relating to the business of the Company or any of its affiliates, including but without limiting the generality of the foregoing: any customer lists or supplier lists; research reports, market studies and plans; any protectable technology, know-how and copyrightable material; product designs and development; the prices the Company or any of its affiliates obtain or have obtained from the sale of, or at which they sell or have sold, or at which they purchase or have purchased, their products or services; estimates, bids, and projections; trade secrets; inventions, improvements, and enhancements (whether patentable or not); patents or patent applications; or any other information concerning the business of the Company or any of its affiliates, their manner of operation, their plans, policies, processes, strategies, or other data, without regard to whether any or all of the foregoing are or would be deemed confidential, material, or important, the parties hereto stipulating that, as between them, the same are confidential, material, and important and gravely affect the effective and successful conduct of the Company's business, and the Company's goodwill, and that any breach of the terms of this paragraph shall be a material breach of this Agreement and will result in immediate and irreparable harm to the Company; provided that nothing shall be considered "confidential information, trade secrets or proprietary data" which (i) is or becomes known to the public by acts of others (other than other signatories to this type of Agreement) or through the normal or other authorized course of operation of the Company or its affiliates (ii) is independently developed by the Executive outside of the performance of his duties to the Company (and which the Executive can demonstrate, by written records, was developed prior to its disclosure to him or his access to it at the Company or its affiliates) or
(iii) is required to be disclosed by the Executive by any governmental authority having appropriate authority (provided that the Executive has, to the extent practicable, provided the Company or its affiliate with prior notice of such disclosure.

           7.3. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by the Executive or any person or entity controlled, directly or indirectly, by the Executive or made available to the Executive or any person or entity controlled, directly or indirectly, by the Executive concerning the business of the Company or any of its affiliates shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Executive's employment.


      8.  Change in Control Protection.

           8.1. A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

           (a) There is an acquisition of control as defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, or any similar successor provision, as in effect at the time of the acquisition, by any Person of any of the Buyer, the Bank or the Company and in the case of the Bank and the Company, such Person is not an Affiliate of Buyer; or

           (b) Continuing Directors constitute one-third (1/3) or less of the membership of the Board of Directors Buyer, whether as the result of a proxy contest or for any other reason or reasons (for purposes of this agreement, the term "Continuing Director" shall mean any director of Buyer (i) who has continuously been a member of the Board of Directors of the Buyer since not later than the Effective Date or (ii) who is a successor of a director described in clause (i), if such successor (and any intervening successor) shall have been recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors).

           (c) Any Person is or becomes the Beneficial Owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) directly or indirectly, of securities of the representing twenty-five percent (25%) or more of the combined voting power of the Buyer's, Bank's or Company's, as the case may be, then outstanding voting securities and in the case of the Bank and the Company, such Person is not an Affiliate of Buyer;

           (d) There is a change in control of the Buyer, Bank or Company of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Buyer, Bank or Company is then subject to such reporting requirement; or

           (e) the stockholders of the Buyer, Bank or Company, as the case may be, approve a plan of complete liquidation of the applicable entity or an agreement for the sale or disposition by the Buyer, Bank or Company, as the case may be, of all or substantially all of its assets (or any transaction having a similar effect).

           8.2. Terminating Event. A "Terminating Event" shall mean, after the occurrence of a Change of Control, (x) termination by the Company or any successor(s) thereto of the employment of the Executive with the Company or any successor(s) thereto for any reason other than death, disability or for Cause; or (y) resignation of the Executive from the employ of the Company or any successor(s) thereto while the Executive is not receiving payments or benefits from the Company or any subsidiary, affiliate or successor by reason of the Executive's disability, subsequent to, in each of the foregoing cases, the occurrence of any of the following events (each of which is deemed to constitute an incidence of "Deterioration"):

           (a) A decrease in the annual base salary in effect as of the date of the Change of Control, payable by the Company thereof to the Executive, other than as a result of a comparable decrease in compensation payable to all other executive officers of the Company on the basis of the Company's or any subsidiary's financial performance; or

           (b) An adverse change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties for the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control; or

           (c) A relocation of more than 50 miles from the Executive's work location immediately prior to the Change in Control where such relocation is also more than 10 additional miles from the Executive's home.

            8.3. Severance Benefits. In the event that a Terminating Event occurs after the occurrence of a Change of Control and prior to the termination of this Agreement pursuant to the terms of Section 5 hereof, the Executive shall be entitled to the following benefits:

           (a) For a period of two (2) years following such termination, the Company or any successor shall continue to pay the executive a salary at the rate in effect on the date of termination, plus a bonus equal to the bonus earned in the year prior to the year in which such termination occurs.; provided, however, that such rate shall not be less than the annual base salary (not including any bonus) in effect immediately prior to and at the date hereof, unless such difference was the result of a general decrease in all officer compensation due to financial performance.

           (b) For a period of two (2) years following such termination, the Executive shall continue to receive all Benefits described in Section 4.2 hereof existing on the date of termination (except for any cash bonus plans). For purposes of application of such benefits, the Executive shall be treated as if he had remained in the employ of the Company, with an annual salary at the rate in effect on the date of termination and service credits will continue to accrue during such period as if the Executive had remained in the employ of the Company.

           (c) If, in spite of the provisions of Section 8.4(b) above, benefits or service credits under any benefit plan shall not be payable or provided under any such plan to the Executive, or to the Executive's dependents, beneficiaries or estate, because the Executive is no longer deemed to be an employee of the Company, the Company itself shall pay or provide for payment of such benefits and service credits to the Executive or to the Company's dependents, beneficiaries or estate.

           9. Assumption by Another Entity of the Obligations of the Company and the Buyer. Each of the Company and the Buyer covenants with the Executive that as long as any portion of this Agreement remains in force, it shall not merge or consolidate with or into any other legal entity, nor shall it reorganize in any manner or sell all or substantially all of its assets to any other legal entity, unless and until (i) the form of merger or acquisition results in succession of the other entity to the obligations hereunder, or (ii) such other entity first agrees expressly in writing to assume and perform all of the Company's or the Buyer's, as the case may be, obligations under this Agreement. Upon the occurrence of such a succession or assumption, the terms "the Company" and "the Buyer" as used in this Agreement shall be construed to refer to the entity succeeding to or assuming the Company's or the Buyer's, as the case may be, obligations hereunder. Nothing in this Section 6 shall be construed to limit the remedies available to the Executive for any breach of this Agreement or to limit or relieve the Company, the Buyer and/or any successor entity of its obligations under this Agreement.

      10.  Miscellaneous.

           10.1.Entire Agreement. This Agreement represents the entire and only understanding between the parties on the subject matters hereof and supersedes any other Agreements or understandings between them on such subject matters, all of which are hereby revoked and rendered null and void.

           10.2.Specific Enforcement. The parties acknowledge that the Executive's breach of the provisions of Sections 6 and 7 of this Agreement will cause irreparable harm to the Company and the Buyer; it is agreed and acknowledged that the remedy of damages will not be adequate for the enforcement of such provisions and that such provisions may be enforced by equitable relief, including injunctive relief, which relief shall be cumulative and in addition to any other relief to which the Company or the Buyer or both may be entitled.

           10.3.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, that without the express written consent of the other party, neither party may delegate or assign any of his or its obligations or duties hereunder.

           10.4.Severability. In the event any provision of this Agreement shall be determined in any circumstances to be invalid or unenforceable, such determination shall not affect or impair any other provision of this Agreement or the enforcement of such provision in other appropriate circumstances, and the remainder of the Agreement and of such provision shall be given effect, to the greatest extent lawful, so as to carry out the intention of the parties as manifested hereby. If any court of competent jurisdiction shall determine that any restrictive provision herein is excessive as to its duration, its geographic extent, or both, such provision shall be limited as may be necessary to make such provision valid and enforceable, and such provision shall thereupon be enforced as so limited.

           10.5.Notices. Any notice or communication required or permitted to be given pursuant to this Agreement shall be deemed to have been duly and sufficiently given for all purposes if in writing and delivered personally to the party to whom such notice is directed or if sent, postage prepaid, by courier service or certified or registered mail, postage and registration prepaid, return receipt requested, and if intended for the Executive, addressed to the Executive at his last residence address as reflected on the records of the Company, and if intended for the Company, addressed to it at its main office Newton, Massachusetts with a copy to BUYER at [BUYER ADDRESS], attention: Executive Vice President, General Counsel and Clerk, or addressed to either party at such other address as such party may designate to the other party hereto by a notice complying with the requirements of this Section 10.5. Any such notice shall be deemed to have been given on the date on which the same was delivered.

           10.6.Amendment. This Agreement may be modified only by an instrument in writing executed by the parties hereto; provided, that no such amendment shall be valid unless approved by the Company's Board of Directors and executed on behalf of the Company by a person other than the Executive.

           10.7.Waiver. No consent to or waiver of any breach or default in the performance of any obligation hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in performance of any of the same or any other obligations hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of how long such failure continues, shall not constitute a waiver of rights hereunder, and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving a breach or default hereunder.

           10.8.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument, and in making proof of this Agreement it shall be necessary to produce only one such counterpart without the necessity of accounting for any other counterparts.

           10.9. Section Headings. The headings of sections of this Agreement are for convenience of reference only and shall not be a part of or control or affect its meaning or construction.

           10.10. Survival. Notwithstanding anything else herein contained, the provisions of Sections 5.3, 6, 7, 8, 9, and 10 and shall survive the termination of this Agreement and of the Executive's employment by the Company hereunder.

            10.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of The Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as an instrument under seal as of the date first above written.

                               [SELLER]


                                 By:__________________________
                                     Name:
                                     Title:

                               [BUYER]


                                 By:__________________________
                                     Name:
                                     Title:


                                 _____________________________
                                    [EXECUTIVE]

                                                                      EXHIBIT D


                                    [SELLER]

                              Protection Agreement



     PROTECTION AGREEMENT dated August ___, 1997, by and between [SELLER], a Massachusetts corporation (the "Company"), and [OFFICER] an individual residing at [___________________________] (the "Officer"), and [BUYER], a Massachusetts
corporation (the "Buyer").

     1. Effectiveness of Agreement. This Protection Agreement is being entered into as contemplated by an Agreement and Plan of Reorganization by and among the Seller, the Buyer and the several Selling Stockholders listed therein, dated as of August ___, 1997 (the "Agreement") and shall become effective upon the consummation of the acquisition of the Seller by the Buyer as contemplated therein (the "Effective Date"). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

     2. Freedom to Contract. The Officer represents that he is free to enter into this Protection Agreement and that he has not made and will not make any agreement in conflict with this Protection Agreement.

     3. Term. The term (the "Term") of the Officer's protection provisions (contained in Sections 5 and 6) of this Protection Agreement shall commence as of the Effective Date and shall terminate eighteen (18) months after the Effective Date.

     4. Non-Competition; Non-Solicitation. The Officer, as a shareholder of the Seller, is receiving payment from Buyer for all shares of the Seller owned by the Officer. In addition, the parties hereto agree that the past and future services of the Officer are special and unique and that, as an officer of the Company, the Officer has special fiduciary duties to the Company and the Buyer, as the sole shareholder of the Company, and that for these reasons a covenant on the part of the Officer not to compete during his employment by the Company and for a reasonable period after the termination or expiration of his employment is essential to protect the business of the Company and its affiliates. Accordingly, in consideration of the promises contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, during the period of the Officer's employment, and for a period of two (2) years after the date that the Officer's employment with the Company is terminated (the "End Date") the Officer shall not, and he shall not permit any entity or business enterprise of which he is an agent, officer, promoter, director, shareholder, partner, trustee or consultant to, directly or indirectly:

                (a) solicit or accept orders or referrals, make loans or enter into leases other than on behalf of the Company from or otherwise interfere with or adversely effect the business relationships (whether formed heretofore or hereafter) between the Company or the Canadian Sub (as such term is defined in the Agreement) and any of their route operators, equipment distributors, customers, including but not limited to route operators and equipment distributors, or suppliers or any person or entity which has been identified in writing and contacted by the Company as a potential route operator, equipment distributor, customer, including but not limited to route operators and equipment distributors, or supplier, which actions could directly or indirectly divert business from or adversely affect the business of the Company or any of its affiliates; or

                (b) solicit (or attempt to solicit) or encourage to leave the employment of the Company or any of its affiliates or other than on behalf of the Company employ in any capacity or retain as a consultant any person who was employed or retained in any capacity, including without limitation as an officer or as a consultant, by the Company or any of its affiliates during the term of the Officer's employment with the Company.

     5. Terminating Event. For purposes of this Protection Agreement, a "Terminating Event" shall mean (x) termination by the Company of the employment of the Officer with the Company for any reason other than death, disability or for "Cause" (which term shall mean (1) any act of dishonesty or gross and willful misconduct with respect to the Company, including without limitation, fraud or theft, on the part of the Officer, (2) conviction of the Officer for a felony, or (3) the Officer's sustained failure to perform his duties after notice and a thirty (30) day opportunity to cure; or (y) resignation of the Officer from the employ of the Company while the Officer is not receiving payments or benefits from the Company or any subsidiary, affiliate or successor by reason of the Officer's disability, subsequent to, in each of the foregoing cases, the occurrence of any of the following events (each of which is deemed to constitute an incidence of "Deterioration"):

           (a) A decrease in the annual base salary in effect as of the Effective Date, payable by the Company to the Officer, other than as a result of a comparable decrease in compensation payable to all other officers of the Company on the basis of the Company's financial performance; or

           (b) An adverse change in the nature or scope of the Officer's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Officer immediately prior to the Effective Date; or

           (c) A relocation of more than fifty (50) miles from the Officer's work location on the Effective Date where such relocation is also more than ten (10) additional miles from the Officer's home.

     6. Severance Benefits; Change of Control.

           (a) In the event that a Terminating Event occurs during the Term, the Officer shall be entitled to the following benefits:

                (i) For the remainder of the Term, the Company shall continue to pay the Officer a salary at the rate in effect on the date of termination, plus a bonus equal to the amount of the Officer's bonus earned in the year prior to the End Date; provided, however, that such salary rate shall not be less than the annual base salary (not including any bonus) in effect on the Effective Date, unless such difference was the result of a general decrease in compensation payable to all other officers of the Company due to financial performance;

                (ii) For the remainder of the Term, the Officer shall continue to receive all other benefits existing on the date of termination (except for any cash bonus plans). For purposes of application of such benefits, the Officer shall be treated as if he had remained in the employ of the Company, with an annual salary at the rate in effect on the Effective Date; and

                (iii)If, in spite of the provisions of Section 6(a)(ii) above, benefits or service credits under any benefit plan shall not be payable or provided under any such plan to the Officer, or to the Officer's dependents, beneficiaries or estate, because the Officer is no longer deemed to be an employee of the Company, the Company itself shall pay or provide for payment of such benefits and service credits to the Officer or to the Officer's dependents, beneficiaries or estate.

           (b) In the event that a Terminating Event occurs subsequent to a Change of Control of any of the Company, the Buyer or the [Buyer Bank] (the "Bank") that occurs during the Term of this Agreement, the Officer shall be entitled to the following benefits:

                (i) For a period of eighteen (18) months after the date of such Terminating Event, the Company shall continue to pay the Officer a salary at the rate in effect on the End Date, and at the time otherwise due, plus a bonus equal to the amount of the Officer's bonus earned in the year prior to the End Date; provided, however, that such salary rate shall not be less than the annual base salary (not including any bonus) in effect on the Effective Date, unless such difference was the result of a general decrease in compensation payable to all other officers of the Company due to financial performance;

                (ii) For a period of eighteen (18) months after the date of such Terminating Event, the Officer shall continue to receive all other benefits existing on the date of termination (except for any cash bonus plans). For purposes of application of such benefits, the Officer shall be treated as if he had remained in the employ of the Company, with an annual salary at the rate in effect on the Effective Date; and

                (iii)If, in spite of the provisions of Section 6(b)(ii) above, benefits or service credits under any benefit plan shall not be payable or provided under any such plan to the Officer, or to the Officer's dependents, beneficiaries or estate, because the Officer is no longer deemed to be an employee of the Company, the Company itself shall pay or provide for payment of such benefits and service credits to the Officer or to the Officer's dependents, beneficiaries or estate.

           (c) For purposes of Section 6(b), a "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                (i) There is an acquisition of control as defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, or any similar successor provision, as in effect at the time of the acquisition, by any Person of any of the Buyer, the Bank or the Company and in the case of the Bank and the Company, such Person is not an Affiliate of Buyer; or

                (ii) Continuing Directors constitute one-third (1/3) or less of the membership of the Board of Directors Buyer, as the case may be, whether as the result of a proxy contest or for any other reason or reasons (for purposes of this agreement, the term "Continuing Director" shall mean any director of Buyer (i) who has continuously been a member of such entity's Board of Directors since not later than the Effective Date or (ii) who is a successor of a director described in clause (i), if such successor (and any intervening successor) shall have been recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors).

                (iii)Any Person is or becomes the Beneficial Owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) directly or indirectly, of securities of the representing twenty-five percent (25%) or more of the combined voting power of the Buyer's, Bank's or Company's, as the case may be, then outstanding voting securities and in the case of the Bank and the Company, such Person is not an Affiliate of Buyer;

                (iv) There is a change in control of the Buyer, Bank or Company of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Buyer, Bank or Company is then subject to such reporting requirement; or

                (v) the stockholders of the Buyer, Bank or Company, as the case may be, approve a plan of complete liquidation of the applicable entity or an agreement for the sale or disposition by the Buyer, Bank or Company, as the case may be, of all or substantially all of its assets (or any transaction having a similar effect).

     7. Assumption by Another Entity of the Obligations of the Company and the Buyer. Each of the Company and the Buyer covenants with the Officer that as long as any portion of this Protection Agreement remains in force, it shall not merge or consolidate with or into any other legal entity, nor shall it reorganize in any manner or sell all or substantially all of its assets to any other legal entity, unless and until (i) the form of merger or acquisition results in succession of the other entity to the obligations hereunder, or (ii) such other entity first agrees expressly in writing to assume and perform all of the Company's or the Buyer's, as the case may be, obligations under this

Protection Agreement. Upon the occurrence of such a succession or assumption, the terms "the Company" and "the Buyer" as used in this Protection Agreement shall be construed to refer to the entity succeeding to or assuming the Company's or the Buyer's, as the case may be, obligations hereunder. Nothing in this Section 7 shall be construed to limit the remedies available to the Officer for any breach of this Protection Agreement or to limit or relieve the Company, the Buyer and/or any successor entity of its obligations under this Protection Agreement.

     8. Confidential Information.

           8.1. During and after the period of his employment, the Officer and any person or entity controlled directly or indirectly by the Officer shall maintain in confidence and shall not, directly or indirectly, disclose, sell, use, publish, make copies of, or communicate to any person, firm, or corporation any confidential information, trade secrets or proprietary data of which he learns or learned or to which he has or had access during the course of his employment by the Company or any of its affiliates.

           8.2. For purposes of this Section 8, "confidential information, trade secrets or proprietary data" means any information concerning any matters affecting or relating to the business of the Company or any of its affiliates, including but without limiting the generality of the foregoing: any customer lists or supplier lists; research reports, market studies and plans; any protectable technology, know-how and copyrightable material; product designs and development; the prices the Company or any of its affiliates obtain or have obtained from the sale of, or at which they sell or have sold, or at which they purchase or have purchased, their products or services; estimates, bids, and projections; trade secrets; inventions, improvements, and enhancements (whether patentable or not); patents or patent applications; or any other information concerning the business of the Company or any of its affiliates, their manner of operation, their plans, policies, processes, strategies, or other data, without regard to whether any or all of the foregoing are or would be deemed confidential, material, or important, the parties hereto stipulating that, as between them, the same are confidential, material, and important and gravely affect the effective and successful conduct of the Company's business, and the Company's goodwill, and that any breach of the terms of this paragraph shall be a material breach of this Protection Agreement and will result in immediate and irreparable harm to the Company; provided that nothing shall be considered "confidential information, trade secrets or proprietary data" which (i) is or becomes known to the public by acts of others (other than other signatories to this type of Protection Agreement) or through the normal or other authorized course of operation of the Company or its affiliates, (ii) is independently developed by the Officer outside of the performance of his duties to the

Company (and which the Officer can demonstrate, by written records, was developed prior to its disclosure to him or his access to it at the Company or its affiliates) or (iii) is required to be disclosed by the Officer by any governmental authority having appropriate authority (provided that the Officer has, to the extent practicable, provided the Company or its affiliate with prior notice of such disclosure).

           8.3. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by the Officer or any person or entity controlled, directly or indirectly, by the Officer or made available to the Officer or any person or entity controlled, directly or indirectly, by the Officer concerning the business of the Company or any of its affiliates shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Officer's employment.

     9. No Employment Contract. This Protection Agreement shall not be construed as creating an express or implied contract of employment, and, except as set forth herein or otherwise agreed in writing between the Officer and the Company, the Officer shall not have any right to be retained in the employ of the Company or the Buyer.

     10. Miscellaneous.

           10.1.Specific Enforcement. The parties acknowledge that the Officer's breach of the provisions of Sections 4 and 8 of this Protection Agreement will cause irreparable harm to the Company and the Buyer; it is agreed and acknowledged that the remedy of damages will not be adequate for the enforcement of such provisions and that such provisions may be enforced by equitable relief, including injunctive relief, which relief shall be cumulative and in addition to any other relief to which the Company or the Buyer or both may be entitled.

           10.2.Binding Effect. This Protection Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, that without the express written consent of the other party, neither party may delegate or assign any of his or its obligations or duties hereunder.

           10.3.Severability. In the event any provision of this Protection Agreement shall be determined in any circumstances to be invalid or unenforceable, such determination shall not affect or impair any other provision of this Protection Agreement or the enforcement of such provision in other appropriate circumstances, and the remainder of the Protection Agreement and of such provision shall be given effect, to the greatest extent lawful, so as to carry out the intention of the parties as manifested hereby. If any court of competent jurisdiction shall determine that any restrictive provision herein is excessive as to its duration, its geographic extent, or both, such provision shall be limited as may be necessary to make such provision valid and enforceable, and such provision shall thereupon be enforced as so limited.

           10.4.Notices. Any notice or communication required or permitted to be given pursuant to this Protection Agreement shall be deemed to have been duly and sufficiently given for all purposes if in writing and delivered personally to the party to whom such notice is directed or if sent, postage prepaid, by courier service or certified or registered mail, postage and registration prepaid, return receipt requested, and if intended for the Officer, addressed to the Officer at his last residence address as reflected on the records of the Company, and if intended for the Company, addressed to it at its main office in Newton, Massachusetts with a copy to the Buyer at [BUYER'S ADDRESS], attention: Executive Vice President, General Counsel and Clerk, or addressed to either party at such other address as such party may designate to the other party hereto by a notice complying with the requirements of this
Section 10.4. Any such notice shall be deemed to have been given on the date on which the same was delivered.

           10.5.Amendment. This Protection Agreement may be modified only by an instrument in writing executed by the parties hereto; provided, that no such amendment shall be valid unless executed on behalf of the Company by a person other than the Officer.

           10.6.Waiver. No consent to or waiver of any breach or default in the performance of any obligation hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in performance of any of the same or any other obligations hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of how long such failure continues, shall not constitute a waiver of rights hereunder, and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving a breach or default hereunder.

           10.7.Counterparts. This Protection Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument, and in making proof of this Protection Agreement it shall be necessary to produce only one
(1) such counterpart without the necessity of accounting for any other counterparts.

           10.8.Section Headings. The headings of sections of this Protection Agreement are for convenience of reference only and shall not be a part of or control or affect its meaning or construction.

           10.9.Governing Law. This Protection Agreement shall be governed by, and construed in accordance with, the internal laws of The Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the parties have duly executed this Protection Agreement as an instrument under seal as of the date first above written.

                               [SELLER]


                                       By:_____________________________
                                     Name:
                                    Title:

                               [BUYER]


                                       By:_____________________________
                                     Name:
                                    Title:


                                    ___________________________________
                                    [OFFICER]

                                                                      EXHIBIT E

                                    [SELLER]

                           Non-Competition Agreement


      THIS NON-COMPETITION AGREEMENT, dated as of _______, 1997 (this "Agreement"), is made by and between [SELLER], a Massachusetts corporation (the "Seller" or the "Company"), [BUYER], a Massachusetts corporation (the "Buyer"), and ROBERT D. FANGER ("RDF"), a former shareholder and member of the executive management of the Company.

      WHEREAS, the Company, Buyer, RDF and the other selling stockholders are parties to that certain Agreement and Plan of Reorganization, dated as of August ___, 1997 (the "Acquisition Agreement"), pursuant to which the Company will purchase from RDF and the other selling stockholders all of the issued and outstanding capital stock of the Company;

      WHEREAS, RDF has been an adviser to the Company, has been involved in key management positions in the Company and has been given access to confidential and proprietary information relating to the Company's business and possess valuable knowledge and skills relating to the operation of the Company's business;

      WHEREAS, there exists no contractual undertakings by RDF not to compete against the Company or in the lines of business in which the Company has been heretofore engaged and RDF would, therefore, be free to re-enter the such business unless he otherwise agreed not to so do;

      WHEREAS, the Acquisition Agreement provides that, as condition to the obligations of the parties thereto to carry out the transactions referred to therein, RDF shall enter into a non-competition agreement with the Company and Buyer;

      NOW, THEREFORE, as a material inducement to the Buyer to acquire the Seller in accordance with the terms and conditions of the Acquisition Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

      Section 1.  Non-Competition; No Solicitation

      RDF, as a shareholder of the Company, is receiving payment from the Buyer for all shares of the Company owned by RDF. In addition, the parties hereto agree that the services of RDF have been special and unique and that RDF, as an officer and director of the Company has special fiduciary duties to the Company and the Buyer, as the sole stockholder of the Company, and that for these reasons a covenant on the part of RDF not to compete for a reasonable period after the termination or expiration of his employment is essential to protect the business of the Company and its affiliates. Accordingly, in consideration of the promises contained herein and in the Acquisition Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RDF shall not, for a period of three (3) years after the the Effective Date (as such term is defined in the Acquisition Agreement), and, in the event that RDF becomes an executive, agent, officer, promoter, director, shareholder, partner, trustee or consultant to any entity or business enterprise which does or is reasonably likely to compete with or adversely affect the business of the Company as so conducted in the field of commercial leasing and financing of specialty equipment (including but not limited to coin-operated amusement equipment, vending machines, video lottery and gaming equipment, park and ride equipment, dry-cleaning and coin-operated laundry equipment, office coffee equipment, leisure equipment, dairy equipment and franchise equipment, RDF shall not, directly or indirectly,

                (a) solicit or accept orders or referrals from, make loans or enter into leases other than on behalf of the Company or otherwise interfere with or adversely affect the business relationships existing as of the date of this agreement between the Company or the Canadian Sub (as such term is defined in the Acquisition Agreement) and any of their route operators, equipment distributors, customers, including but not limited to route operators and equipment distributors, or suppliers or any person or entity which has been identified in writing and contacted by the Company as a potential route operator, equipment distributor, customer, including but not limited to route operators and equipment distributors, or supplier, which actions could directly or indirectly divert business from or adversely affect the business of the Company or any of its affiliates; or

                (b) solicit (or attempt to solicit) or encourage to leave the employment of the Company or any of its affiliates or other than on behalf of the Company employ in any capacity or retain as a consultant any person who was employed or retained in any capacity, including without limitation as an executive or as a consultant, by the Company or any of its affiliates during the term of RDF's employment with the Company.

      Section 2.  Confidential Information.

           2.1. For a period of two (2) years from the Effective Date, RDF and any person or entity controlled directly or indirectly by RDF shall maintain in confidence and shall not, directly or indirectly, disclose, sell, use, publish, make copies of, or communicate to any person, firm, or corporation any confidential information, trade secrets or proprietary data of which he learns or learned or to which he has or had access during the course of his employment by the Company or any of its affiliates.

           2.2. For purposes of this Section 2, "confidential information, trade secrets or proprietary data" means any information concerning any matters affecting or relating to the business of the Company or any of its affiliates, including but without limiting the generality of the foregoing: any customer lists or supplier lists; research reports, market studies and plans; any protectable technology, know-how and copyrightable material; product designs and development; the prices the Company or any of its affiliates obtain or have obtained from the sale of, or at which they sell or have sold, or at which they purchase or have purchased, their products or services; estimates, bids, and projections; trade secrets; inventions, improvements, and enhancements (whether patentable or not); patents or patent applications; or any other information concerning the business of the Company or any of its affiliates, their manner of operation, their plans, policies, processes, strategies, or other data, without regard to whether any or all of the foregoing are or would be deemed confidential, material, or important, the parties hereto stipulating that, as between them, the same are confidential, material, and important and gravely affect the effective and successful conduct of the Company's business, and the Company's goodwill, and that any breach of the terms of this paragraph shall be a material breach of this Agreement and will result in immediate and irreparable harm to the Company; provided that nothing shall be considered "confidential information, trade secrets or proprietary data" which (i) is or becomes known to the public by acts of others (other than other signatories to this type of Agreement) or through the normal or other authorized course of operation of the Company or its affiliates or (ii) is independently developed by the Officer outside of the performance of his duties to the Company (and which the Officer can demonstrate, by written records, was developed prior to its disclosure to him or his access to it at the Company or its affiliates) or
(iii) is required to be disclosed by the Officer by any governmental authority having appropriate authority (provided that the Officer has, to the extent practicable, provided the Company or its affiliate with prior notice of such disclosure).

           2.3. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by RDF or any person or entity controlled, directly or indirectly, by RDF or made available to RDF or any person or entity controlled, directly or indirectly, by RDF concerning the business of the Company or any of its affiliates shall be the Company's property and shall be delivered to the Company promptly upon the termination of RDF's employment hereunder.

      Section 3.  Notices.

      All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

      If to the Company, to:

           ------------------------------
           ------------------------------
           ------------------------------
           Attn:  _______________________

      With a copy sent contemporaneously to:

           Bingham, Dana & Gould LLP
           150 Federal Street
           Boston, Massachusetts 02110
           Attn:  Neal J. Curtin, Esq.
                     and
                  Matthew J. Cushing, Esq.

      If to RDF, to:

           ------------------------------
           ------------------------------
           ------------------------------
           Attn:  _______________________

      With a copy sent contemporaneously to:

           ------------------------------
           ------------------------------
           ------------------------------
           Attn:  _______________________

      Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, three (3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched. Any person indicated above may change his address for notice hereunder by giving notice to the other persons indicated above in accordance with this Section 3.

      Section 4. Specific Enforcement. The parties acknowledge that the Executive's breach of the provisions of Sections 1 and 2 of this Agreement will cause irreparable harm to the Company; it is agreed and acknowledged that the remedy of damages will not be adequate for the enforcement of such provisions and that such provisions may be enforced by equitable relief, including injunctive relief, which relief shall be cumulative and in addition to any other relief to which the Company may be entitled.


      Section 5. Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

      Section 6. Waivers. No delay or omission by any party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

      Section 7. Counterparts. This Agreement may be executed in several identical counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single instrument.

      Section 8. Assignment; Rights of Parties. The rights and obligations of the Company hereunder shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. The rights and obligations of RDF hereunder are not assignable.

      Section 9. Entire Agreement. This Agreement, together with the Acquisition Agreement, contains the entire agreement between the Company and RDF with respect to the matters referred to herein, and, except as otherwise expressly provided herein or therein, this Agreement shall not be affected by reference to any other document.

      Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as an agreement under seal as of the day and the year first above written.


                                    [COMPANY]



                                    By:_____________________________
                                        Name:
                                        Title:



                                    ________________________________
                                    ROBERT D. FANGER

                                                                      Exhibit F



                  Form of Legal Opinion of Palmer & Dodge LLP

                       [Letterhead of Palmer & Dodge LLP]




UST Corp.
40 Court Street
Boston, Massachusetts 02110

Gentlemen:

      This opinion is being furnished to you (the "Buyer") pursuant to Section 6.02(h) of the Agreement and Plan of Reorganization (the "Agreement") dated as of August _, 1997 by and among the Buyer, Firestone Financial Corp. (the "Company") and each of the Stockholders of the Company listed on Schedule I to the Agreement (the "Stockholders"). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

      We have acted as counsel for the Company and, derivatively, the Stockholders in connection with the negotiation, execution and delivery of the Agreement and the other Transaction Documents (such term having the meaning ascribed to it in the Agreement but excluding any confidentiality agreement between Buyer and the Company).

      Although we act from time to time as counsel to the Company, our representation is limited to matters individually referred to us by its management.

      In rendering this opinion, we have (i) examined originals or copies of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the Transaction Documents, (ii) as to factual matters, relied upon certificates of public officials and of officers of the Company and the Stockholders, the representations and warranties of the Company and the Stockholders contained in the Agreement, and inquiries made to management of the Company and (iii) assumed the genuineness of all documents, the conformity to originals of all copies submitted to us and the genuineness of all signatures (other than of the Company) on all documents submitted to us. We have assumed that each of the parties (other than the Company) to the Transaction Documents and the other documents and instruments relied upon by us has all requisite power and authority and has taken all necessary action to validly execute and deliver the documents and/or instruments to which it is a party and to effect the transactions contemplated thereby. All opinions set forth herein as to any Transaction Document or other agreement or instrument relate to such Transaction Document, agreement or instrument as in effect on the date hereof.

      Our opinion set forth in paragraph 1 below as to the existence, qualification and standing of the Company is based entirely upon certificates to such effect issued of recent date by the Secretary of the Commonwealth of Massachusetts.

      The opinions expressed herein with respect to the enforceability of any document are subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer and other similar laws of general application affecting the rights and remedies of creditors, (ii) general principles of equity, whether applied in proceedings in equity or at law and (iii) any implied duty on the part of the party seeking enforcement to take action and make determinations on a reasonable basis and in good faith. We express no opinion with respect to any provision of any agreement to the extent it provides for grants of powers of attorney or indemnification which are against public policy or with respect to compliance with applicable anti-fraud provisions of federal or state securities laws. Unless otherwise specified, any reference herein to "the best of our knowledge" or to matters "known to us" shall mean the actual conscious knowledge of persons in our firm working on this transaction without any independent investigation.

      The Opinions expressed herein are limited to matters governed by the internal laws of the Commonwealth of Massachusetts and the federal laws of the United States.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Seller is a corporation duly incorporated, validly existing and in corporate good standing under the laws of The Commonwealth of Massachusetts. The Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

      2. The Seller has the requisite corporate power and authority to own and hold its properties and to conduct its business as now held or conducted by it.

      3. The Seller has the corporate power and authority to enter into and perform the Transaction Documents to which it is a party and to carry out the transactions contemplated by the Transaction Documents.

      4. The authorized capital stock of the Seller is as described in the Agreement. All of such 2,000,000 issued shares of Seller Common Stock have been validly issued and are fully paid and non-assessable.

      5. Each of the Stockholders is the holder of record of that number of shares of the Seller Common Stock set forth opposite his name in Schedule I to the Agreement.

      6. The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Seller. The Transaction Documents have been duly executed and delivered by the Seller and, as applicable, each of the Stockholders.

      7. The Transaction Documents constitute valid and binding obligations of the Seller, and as applicable, each of the Stockholders, enforceable against the Seller and, as applicable, the Stockholders in accordance with their respective terms. The execution and delivery of the Transaction Documents and the consummation by the Seller of the transactions contemplated by Transaction Documents will not violate, conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Articles of Organization or By-laws of the Seller, any applicable federal or state law (excluding securities and antitrust laws), rule or regulation, or any indenture, lease, agreement or other instrument known to us to which the Seller is a party or by which it or any of its properties are bound or any decree, judgment or order affecting the Seller or any of its subsidiaries.

      8. Except as obtained and in effect at the Closing, and assuming the accuracy of the representations and warranties made by the Seller and each of the Stockholders in the Transaction Documents, and in any other document, agreement, instrument or certificates executed in connection therewith, no consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with, any U.S. or Massachusetts governmental authority is required on the part of the Seller in connection with the execution and delivery of the Transaction Documents or the other transactions to be consummated at the Closing pursuant to the Agreement.

      9. Without having conducted any docket research or other attempt at verification, we do not know of any action, suit, claim, proceeding or investigation pending or threatened against Seller or any Stockholder, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that is reasonably likely to have a Material Adverse Effect on the Seller or any Stockholder.

      10. To our knowledge, the Seller has not received written notice of any violation of any law, regulation or ordinance relating to its properties or the conduct of its business.

      11. Seller owns of record and, to our knowledge, beneficially all of the outstanding shares of Firestone Financial Canada Ltd.

      12. Seller is not required to be licensed under Chapters 140, 225D or 255E of the General Laws of the Commonwealth of Massachusetts.

      The opinions set forth herein are expressed solely for your benefit and the benefit of your counsel, and no other person shall be entitled to rely upon such opinions. This letter shall not be referred to or copied, with or without specific reference to our firm, in any other connection, and may not be delivered to any other person or entity without our prior written consent.

                               Very truly yours,


                               PALMER & DODGE LLP

                                                                      Exhibit G



           Form of Legal Opinions of Eric R. Fischer, Executive Vice
               President, General Counsel and Clerk of Buyer and
                           Bingham, Dana & Gould LLP

                                                                      EXHIBIT G


                    [FORM OF BINGHAM, DANA & GOULD OPINION]


                                     [DATE]


[SELLER]
------------------------
------------------------
[Stockholders listed on Exhibit A]

      Re:  [BUYER]

Ladies and Gentlemen:

      We have acted as counsel to [BUYER], a Massachusetts corporation (the "Buyer"), and its newly-formed wholly-owned subsidiary, [ACQUISITION SUB] (the "Acquisition Sub"), in connection with the preparation, execution, and delivery of the Agreement and Plan of Reorganization, dated as of the date hereof (the "Acquisition Agreement"), between the Buyer and [SELLER], (the "Seller"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Acquisition Agreement.

      Although we act from time to time as counsel to the Buyer and the Acquisition Sub, our representation is limited to matters individually referred to us by their respective management.

      In connection with this opinion, we have examined originals or copies of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following documents:

           (a)  Acquisition Agreement;

           (b) Agreement and Plan of Merger, dated ____________, among the Buyer, the Seller and the Acquisition Sub (the "Plan of Merger");

           (c) the Employment Agreement, dated ____________, among the Buyer, the Seller and Michael A. Miller (the "M.A. Miller Employment Agreement");

           (d) the Employment Agreement, dated ____________, among the Buyer, the Seller and Edward S. Yaffe (the "Yaffe Employment Agreement");

           (e) the Employment Agreement, dated ____________, among the Buyer, the Seller and Michael A. Guidi (the "Guidi Employment Agreement");

           (f) the Employment Agreement, dated ____________, among the Buyer, the Seller and David S. Cohen (the "Cohen Employment Agreement" and together with the M.A. Miller Employment Agreement, the Yaffe Employment Agreement and the Guidi Employment Agreement, the "Employment Agreements");

           (g) the Protection Agreement, dated ____________, among the Buyer, the Seller and Bruce A. Miller (the "B.A. Miller Protection Agreement");

           (h) the Protection Agreement, dated ____________, among the Buyer, the Seller and Joan G. Corbett (the "Corbett Protection Agreement");

           (i) the Protection Agreement, dated ____________, among the Buyer, the Seller and Scott A. Cooper (the "Cooper Protection Agreement" and together with the B.A. Miller Protection Agreement and the Corbett Protection Agreement, the "Protection Agreements"); and

           (j) the Non-Competition Agreement, dated ____________, among the Buyer, the Seller and Robert D. Fanger (the "Fanger Non-Competition Agreement");

      The Acquisition Agreement, the Plan of Merger, each of the Employment Agreements, each of the Protection Agreements and the Fanger Non-Competition Agreement are referred to herein collectively as the "Transaction Documents".

      In addition to the foregoing, we have examined (a) the original or copies of the (i) Articles of Organization of each of the Buyer and the Acquisition Sub, as amended to date, certified by the Secretary of the State of The Commonwealth of Massachusetts, (ii) By-Laws of the Buyer and the Acquisition Sub, as amended to date, certified by the Clerk of the Buyer and the Acquisition Sub, respectively, and (b) such agreements, instruments, certificates, corporate and public records and such other documents as we have deemed necessary or relevant for purposes of issuing the opinions hereinafter expressed. All opinions set forth herein as to any Transaction Document or other agreement or instrument relate to such Transaction Document, agreement or instrument as in effect on the date hereof.

      With respect to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention, or other state of mind), we have relied upon (i) the representations of the Buyer, the Acquisition Sub and the Seller, and any other party thereto, set forth in the Transaction Documents, and (ii) certificates of officers of the Buyer and the Acquisition Sub, and have assumed, without independent inquiry or investigation, the accuracy of those representations and certificates.

      For purposes of this opinion, we have assumed without any investigation:
(1) the legal competence of each natural person, (2) the full power and authority of each person other than the Buyer or the Acquisition Sub to execute, deliver, and perform its obligations under each document heretofore executed and delivered or hereafter to be executed and delivered, and to do each other act heretofore done or hereafter to be done by such person, (3) the due authorization, execution, and delivery by each person other than the Buyer or the Acquisition Sub of each document heretofore executed and delivered or hereafter to be executed and delivered by such person, (4) the legality, validity, binding effect, and enforceability as to each person other than the Buyer or the Acquisition Sub of each document heretofore executed and delivered or hereafter to be executed and delivered, and of each other act heretofore done or hereafter to be done by such person, (5) the genuineness of each signature (other than signatures of officers of the Buyer or the Acquisition Sub certified to us) on and the completeness and authenticity of each original document and record reviewed by us in original, (6) the conformity to the original of each document and record purporting to be a copy of an original, and (7) the completeness and authenticity of the original of each document reviewed by us as an original or submitted to us as a copy.

      When an opinion set forth below is given to our knowledge, with reference to matters of which we are aware or that are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates, without any special or additional investigation undertaken for the purposes of this opinion.

      As to any opinion below relating to the offer, sale or issuance of the Buyer Common Stock to the Stockholders pursuant to the terms of the Acquisition Agreement and the Plan of Merger, or the exemption of the Buyer Common Stock from registration under the Securities Act, we have assumed that the informational requirements of Rule 502(b) of the Securities and Exchange Commission promulgated under the Securities Act have been complied with.

      As to any opinion below relating to the existence, qualification, or standing of the Buyer or the Acquisition Sub in any jurisdiction, our opinion relies entirely upon, and is limited by, the certificates of public officials attached hereto as Schedule 1.

      Each opinion set forth below relating to the enforceability of any agreement or instrument against the Buyer or the Acquisition Subsidiary is subject to the following general qualifications:

           (i) as to any instrument delivered by the Buyer or the Acquisition Sub, we assume that the Buyer or the Acquisition Sub, as appropriate, has received the agreed-to consideration therefor;

           (ii) as to any agreement to which the Buyer or the Acquisition Sub is a party, we assume that such agreement is the binding obligation of each other party or parties thereto;

           (iii)the enforceability of any obligation of the Buyer or the Acquisition Sub may be subject to, affected by, or limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, marshaling, and other similar laws or rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights), (B) considerations of public policy, and (C) limitations on the enforceability of provisions relating to indemnity or contribution;

           (iv) no opinion is given as to the availability of any specific or equitable relief of any kind, or of the waiver of trial by jury or of other rights or benefits bestowed by operation of law; and

           (v) the enforcement of any of your rights is in all cases subject to your implied duty of good faith and to general principles of equity (regardless of whether such enforcement is sought in a proceeding at law or in equity).

      This opinion is limited solely to the laws of The Commonwealth of Massachusetts as applied by courts located in Massachusetts and the federal laws of the United States of America, to the extent that the same may apply to or govern the transactions set forth above except that we express no opinion as to any federal or state securities laws other than as set forth in Paragraph 5 below. No opinion is given as to the choice of law or internal substantive rules of law that any tribunal may apply to the transactions referred to herein.

      We understand that all of the foregoing assumptions, limitations, and qualifications are acceptable to you.

      Based on and subject to the foregoing, we are of the opinion that:

      1. The Acquisition Sub is a corporation organized, existing and in corporate good standing under the laws of The Commonwealth of Massachusetts.

      2. The Acquisition Sub has the corporate power and authority to enter into and perform the Transaction Documents to which it is a party and to carry out the transactions contemplated by the Transaction Documents.

      3. The execution, delivery and performance by each of the Buyer and the Acquisition Sub of the Transaction Documents to which it is a party, the issuance, sale and delivery of the Buyer Common Stock by the Buyer in accordance with the Plan of Merger, and the consummation of the transactions contemplated by the Acquisition Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Buyer and, as applicable, the Acquisition Sub. The Transaction Documents have been duly executed and delivered by the Buyer and, as applicable, the Acquisition Subsidiary. The Buyer Common Stock when so issued, sold and delivered in accordance with the provisions of the Plan of Merger will be duly and validly issued, fully paid and non-assessable.

      4. The Transaction Documents constitute valid and binding obligations of the Buyer, and, as applicable, the Acquisition Sub, enforceable against the Buyer and, as applicable, the Acquisition Sub in accordance with their respective terms. The execution and delivery of the Transaction Documents, the offer, issuance and sale of the Buyer Common Stock and the consummation of the transactions contemplated by the Transaction Documents will not violate, conflict with or result in any breach of any terms, conditions or provisions of, or constitute a default under, the Articles of Organization or By-laws of the Buyer or the Acquisition Sub, any applicable federal or state law (excluding securities and antitrust laws), rule or regulation, or any indenture, lease, agreement or other instrument to which the Acquisition Sub is a party or by which it or any of its properties are bound or any decree, judgment or order affecting the Acquisition Sub, or, to our knowledge, any indenture, lease, agreement or other instrument to which the Buyer is a party or by which it or any of its properties are bound or any decree, judgment or order affecting the Buyer.

      5. Based on the representations of the Seller and each of the Stockholders in the Transaction Documents, and in any other document, agreement, instrument or certificate executed in connection therewith, including the Purchaser and Purchaser Representative Questionnaires, the offer, issuance and sale of the Buyer Common Stock pursuant to the Acquisition Agreement and the Plan of Merger are exempt from registration under the Securities Act.

      All of the opinions rendered herein are as of the date hereof. We assume no obligation to update such opinions to reflect any facts or circumstances that hereafter may come to our attention or any changes in the law that hereafter may occur. This opinion is being rendered solely for your benefit and is not to be referred to or used for any other purpose, or relied upon by any third party, without our express prior written consent.

                               Very truly yours,



                               BINGHAM, DANA & GOULD LLP

                      [FORM OF MR. FISCHER LEGAL OPINION]


                                     [DATE]




[SELLER]
-------------------------
-------------------------
[Stockholders listed on Exhibit A]

      Re:  [BUYER]

Ladies and Gentlemen:

      I am Executive Vice President, General Counsel and Clerk of UST Corp., a Massachusetts corporation (the "Company"). As such, I have acted as the Company's counsel, and counsel to the Company's newly-formed, wholly-owned subsidiary [Acquisition Subsidiary] (the "Acquisition Subsidiary"), together with the firm of Bingham, Dana & Gould LLP, in connection with the preparation, execution, and delivery of the Agreement and Plan of Reorganization, dated as of the date hereof (the "Acquisition Agreement"), between the Buyer and [SELLER], (the "Seller"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Acquisition Agreement.

      In connection with this opinion, I have examined originals or copies of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following documents:

           (a)  Acquisition Agreement;

           (b) Agreement and Plan of Merger, dated ____________, among the Buyer, the Seller and the Acquisition Sub (the "Plan of Merger");

           (c) the Employment Agreement, dated ____________, among the Buyer, the Seller and Michael A. Miller (the "M.A. Miller Employment Agreement");

           (d) the Employment Agreement, dated ____________, among the Buyer, the Seller and Edward S. Yaffe (the "Yaffe Employment Agreement");

           (e) the Employment Agreement, dated ____________, among the Buyer, the Seller and Michael A. Guidi (the "Guidi Employment Agreement");

           (f) the Employment Agreement, dated ____________, among the Buyer, the Seller and David S. Cohen (the "Cohen Employment Agreement" and together with the M.A. Miller Employment Agreement, the Yaffe Employment Agreement and the Guidi Employment Agreement, the "Employment Agreements");

           (g) the Protection Agreement, dated ____________, among the Buyer, the Seller and Bruce A. Miller (the "B.A. Miller Protection Agreement");

           (h) the Protection Agreement, dated ____________, among the Buyer, the Seller and Joan G. Corbett (the "Corbett Protection Agreement");

           (i) the Protection Agreement, dated ____________, among the Buyer, the Seller and Scott A. Cooper (the "Cooper Protection Agreement" and together with the B.A. Miller Protection Agreement and the Corbett Protection Agreement, the "Protection Agreements"); and

           (j) the Non-Competition Agreement, dated ____________, among the Buyer, the Seller and Robert D. Fanger (the "Fanger Non-Competition Agreement");

      The Acquisition Agreement, the Plan of Merger, each of the Employment Agreements, each of the Protection Agreements and the Fanger Non-Competition Agreement are referred to herein collectively as the "Transaction Documents".

      In addition to the foregoing, I have examined and am familiar with (a) the original or copies of the (i) Articles of Organization of the Buyer, as amended to date, certified by the Secretary of the State of The Commonwealth of Massachusetts, (ii) By-Laws of the Buyer, as amended to date, certified by the Clerk of the Buyer, and (b) such agreements, instruments, certificates, corporate and public records and such other documents as I have deemed necessary or relevant for purposes of issuing the opinions hereinafter expressed. All opinions set forth herein as to any Transaction Document or other agreement or instrument relate to such Transaction Document, agreement or instrument as in effect on the date hereof.

      With respect to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention, or other state of mind), I have relied upon (i) the representations of the Buyer and any other party thereto, set forth in the Transaction Documents, and (ii) certificates of officers of the Buyer and have assumed, without independent inquiry or investigation, the accuracy of those representations and certificates.

      For purposes of this opinion, I have assumed without any investigation:
(1) the legal competence of each natural person, (2) the full power and authority of each person other than the Buyer to execute, deliver, and perform its obligations under each document heretofore executed and delivered or hereafter to be executed and delivered, and to do each other act heretofore done or hereafter to be done by such person, (3) the due authorization, execution, and delivery by each person other than the Buyer of each document heretofore executed and delivered or hereafter to be executed and delivered by such person, (4) the legality, validity, binding effect, and enforceability as to each person other than the Buyer of each document heretofore executed and delivered or hereafter to be executed and delivered, and of each other act heretofore done or hereafter to be done by such person, (5) the genuineness of each signature (other than signatures of officers of the Buyer certified to me) on and the completeness and authenticity of each original document and record reviewed by us in original, (6) the conformity to the original of each document and record purporting to be a copy of an original, and (7) the completeness and authenticity of the original of each document reviewed by me as an original or submitted to me as a copy.

      As to any opinion below relating to the existence, qualification, or standing of the Buyer or the Acquisition Sub in any jurisdiction, my opinion relies entirely upon, and is limited by, the certificates of public officials attached hereto as Schedule 1.

      This opinion is limited solely to the laws of The Commonwealth of Massachusetts as applied by courts located in Massachusetts and the federal laws of the United States of America, to the extent that the same may apply to or govern the transactions set forth above except that I express no opinion as to any federal or state securities laws. No opinion is given as to the choice of law or internal substantive rules of law that any tribunal may apply to the transactions referred to herein.

      I understand that all of the foregoing assumptions, limitations, and qualifications are acceptable to you.

      Based on and subject to the foregoing, I am of the opinion that:

      1. The Buyer is a corporation organized, existing and in corporate good standing under the laws of The Commonwealth of Massachusetts.

      2. The Buyer has the requisite corporate power and authority to own and hold its properties and to conduct its business as described in the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

      3. The Buyer has the corporate power and authority to enter into and perform the Transaction Documents to which it is a party, to issue the Buyer Common Stock and to carry out the transactions contemplated by the Transaction Documents.

      4. The authorized capital stock of the Buyer is as described in the Acquisition Agreement.

      5. The issuance, sale and delivery of the Buyer Common Stock is not and will not be subject to any preemptive right of stockholders of the Buyer existing under Chapter 156B of the Massachusetts General Laws, under the Articles of Organization or By-laws of Buyer or pursuant to an agreement to which the Buyer is a party, or, to my knowledge, any other preemptive right or to any contractual right of first refusal or other right in favor of any person.

      6. The execution and delivery of the Transaction Documents, the offer, issuance and sale of the Buyer Common Stock and the consummation of the transactions contemplated by the Transaction Documents will not violate, conflict with or result in any breach of any terms, conditions or provisions of, or constitute a default under, the Articles of Organization or By-laws of the Buyer or the Acquisition Sub, any applicable federal or state law (excluding securities and antitrust laws), rule or regulation, or any indenture, lease, agreement or other instrument to which the Buyer or the Acquisition Sub is a party or by which it or any of its properties are bound or any decree, judgment or order affecting the Buyer or the Acquisition Sub.

      7. Without having conducted any docket search or other attempt at verification, I do not know of any action, suit, claim, proceeding or investigation pending or threatened against Buyer at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that is reasonably likely to have a material adverse effect on the Buyer, except as disclosed in the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Buyer's Quarterly Report on Form 10-K for the fiscal quarters ended March 31, 1997, June 30, 1997 [and ].

      All of the opinions rendered herein are as of the date hereof. I assume no obligation to update such opinions to reflect any facts or circumstances that hereafter may come to our attention or any changes in the law that hereafter may occur. This opinion is being rendered solely for your benefit and is not to be referred to or used for any other purpose, or relied upon by any third party, without my express prior written consent.

                               Very truly yours,



                               ERIC R. FISCHER
                               Executive Vice President, General
                                 Counsel and Clerk